As filed with the Securities and Exchange Commission on December 27, 2006

                                                     Registration No. 333-128314
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 10549

                               AMENDMENT NO. 1 TO

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Commission file number 000-49971


                                 ASKMENOW, INC.
                              (formerly known as
                         OCEAN WEST HOLDING CORPORATION)
                 (Name of Small Business Issuer in its charter)


               Delaware                                  6162                                71-087-6952
    (State or other jurisdiction of           Primary Standard Industrial                 (I.R.S. Employer
    incorporation or organization)            Classification Code Number                 Identification No.)

                          26 Executive Park, Suite 250
                            Irvine, California 92614
                                 (949) 861-2590
          (Address and telephone number of principal executive offices)

                          26 Executive Park, Suite 250
                            Irvine, California 92614
                                 (949) 861-2590
                    (Address of principal place of business)

      Copies of all communications to agent for service should be sent to:

                             Elliot H. Lutzker, Esq.
                               Phillips Nizer LLP
                                666 Fifth Avenue
                             New York, NY 10103-0084
                            Telephone: (212) 977-9700
                            Facsimile: (212) 262-5152

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

================================================================================

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                       Proposed maximum      Proposed maximum
Title of each class of             Amount to be       offering price per    aggregate offering        Amount of
securities to be registered         registered              share                 price            registration fee
---------------------------        ------------       ------------------    ------------------     -----------------
Common stock, par value,
$.01 per share                    18,647,276                  $1.70(1)        $31,700,369(1)         $3,731.13
Common stock, par value,
$.01 per share                       300,000(2)               $ .36(3)        $   108,000(3)         $   11.56(4)
Total


(1) Estimated solely for purposes of calculating the registration fee pursuant to Securities Act Rule 457(c), based on the last sale price of $1.70 of the Registrant's common stock on September 9, 2005 on the Over-the-Counter Bulletin Board.

(2) These shares are issuable upon exercise of a warrant that was allegedly issued to a consultant of the Registrant on September 11, 2003. The Registrant is registering these shares notwithstanding the fact that this matter is still being litigated and has not been resolved as of the date of the filing of this registration statement. See "Business-Legal Proceedings" section for more information concerning this lawsuit.


(3) Estimated solely for purposes of calculating the registration fee pursuant to Securities Act Rule 457(c), based on the last sale price of $.36 of the Registrant's common stock on December 22, 2006 on the Over-the-Counter Bulletin Board.

(4) This amount is being paid with the filing of Amendment No. 1 to this Registration Statement, as the $3,731.13 was previously paid on September 14, 2005, upon the initial filing of the Registration Statement.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                 SUBJECT TO COMPLETION - DATED DECEMBER 27, 2006

                                 ASKMENOW, INC.
                               (formerly known as
                         Ocean West Holding Corporation)


                        16,677,899 Shares of Common Stock

This prospectus relates to the public offering ("Offering") of up to 10,666,670 shares of our common stock sold to accredited investors and institutional investors in a private equity offering; 4,797,333 shares issued pursuant to the Company's Securities Exchange Agreement with InfoByPhone; an additional 413,896 shares issued to six persons for services rendered, 500,000 shares issued to Vertical Capital Partners, Inc. as a finder's fee under the Exchange Agreement, 300,000 shares issuable upon exercise of a warrant held by a prior consultant; or an aggregate of 16,677,899 shares of Common Stock. The Shares will be offered from time to time for the account of the stockholders identified in the "Selling Stockholders" section of this prospectus.

The shares may be offered in transactions conducted on the Over-The-Counter Bulletin Board ("OTCBB"), which is maintained by the NASD, in privately negotiated transactions or through a combination of such methods. The shares may be sold at prices relating to the prevailing market prices, at privately negotiated prices or at other prices, which may change from time to time and from offer to offer.


Our common stock is currently traded on the OTCBB, under the symbol "AKMN."
On December 22, 2006, the closing price of our common stock, as reported by the OTCBB, was $.36 per share.


The shares being offered pursuant to this prospectus involve a high degree of risk. Persons should not invest unless they can afford to lose their entire investment. You should carefully read and consider the "Risk Factors" commencing on page 7 for information that should be considered in determining whether to purchase any of the shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is January __, 2007

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

Government filings. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, we file annual, quarterly and special reports, proxy statements and other documents with the SEC. These reports, proxy statements and other documents may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. You may also obtain copies of such material by mail from the public reference facilities of the SEC's Washington, D.C. offices, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on their public reference facilities. In addition, the SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding companies, including us, that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

                                TABLE OF CONTENTS

INTRODUCTORY COMMENTS.......................................................3
SUMMARY.....................................................................3
WHERE YOU CAN FIND MORE INFORMATION.........................................6
STATE SUITABILITY STANDARDS.................................................7
RISK FACTORS................................................................7
CHANGES IN ACCOUNTANTS.....................................................16
USE OF PROCEEDS............................................................16
PRICE RANGE OF COMMON STOCK................................................16
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS.................17
BUSINESS...................................................................22
MANAGEMENT.................................................................34
PRINCIPAL STOCKHOLDERS.....................................................38
SELLING STOCKHOLDERS.......................................................39
DESCRIPTION OF SECURITIES..................................................43
PLAN OF DISTRIBUTION.......................................................45
EXPERTS....................................................................46
LEGAL MATTERS..............................................................46
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS.................................47

                              INTRODUCTORY COMMENTS

Use of Names


Throughout this prospectus, the terms "we," "us," "our" and "our Company" refer to AskMeNow, Inc. and, unless the context indicates otherwise, includes our wholly-owned subsidiaries, InfoByPhone, Inc., InfoByPhone, LLC and AskMeNow, Inc. (Philippines) (collectively, "IBP"). On December 18, 2006, we amended our certificate of incorporation to change our name from Ocean West Holding Corporation to AskMeNow, Inc.


                                     SUMMARY

Business


         AskMeNow(TM) is a communications technology company, dedicated to optimizing the use of mobile cellular devices to improve individual productivity and efficiency, providing users with easier access to information regardless of location.


         AskMeNow(TM) is a new mobile information content service (the "Service") that provides the answer to virtually any question one can ask from anywhere and at any time. AskMeNow(TM) presently enables users of any mobile device with text messaging/SMS or email capability, to, email, or text message
(SMS) in questions. The accurate, detailed answer is text messaged or e-mailed back to the consumer's mobile device, usually within a matter of minutes. Unlike similar existing services, AskMeNow(TM) provides users a nearly effortless means to getting one concise answer to almost any question they can ask from anywhere and at anytime.

         Using proprietary software and proprietary methods, that are patent pending, the Service has the research capability to answer virtually any information-based question, including current news and events, sports scores, historical statistics, weather, entertainment, real time stock quotes and market data, driving directions, travel schedules and availabilities, emergency disaster information, comparison shopping, restaurant information and reservations, directory assistance, and random trivia (literature, history, science, etc.), provided the information is available on the Internet at no fee to access, unless we are already licensed to access the data. All information is researched on the Internet. Once information is accessed from third party strategic partners or Internet Search Engines, it is refined to a format suitable for easy reading on the screen of a user's mobile device and quickly emailed or text messaged back to the user. These strategic partners include leading content providers such as Cinema-source.com, Flytecomm.com, W3 Data for 411information, Hotels.com, Comtex, Maps.com, Shopping.com, SportsNetwork, Astrology.com, Stub Hub.com, Custom Weather, Alpha Trade, Distributive Networks, and Baseball - Reference .com

         We currently provide two platforms for asking questions, SMS (text messaging) and through a downloaded application. In the United States we are charging $.25 per question answered or a basic monthly fee of between $1.99 and $4.99 for unlimited use. We also expect to generate revenue from our customers purchasing ring tones, wallpaper, games and other items. We also provide the same question answering service in Canada through a licensed relationship with Roger's Cellular whereby they are currently charging $.75 per question. Depending upon the country where our service is offered, charges may vary.

         We have been notified by ESPN of their intention to discontinue the ESPN Mobile phone as of December 31, 2006. However, we are working with ESPN to continue offering AskMeNow on a new mobile ESPN platform, as well as other possible channels of distribution of their content.

         The Company has entered into an exclusive worldwide (exclusive of Italy) License Agreement with Expert System S.p.A. (d/b/a Cogito Italia), a leading company in the market of semantic (having different meanings) intelligence. The technology license is for the mobile communications industry, to enable us to access through a natural language query information that comes from structured and unstructured sources. Cogito leverages advanced linguistic analysis and semantics to facilitate the understanding of text. It provides an effective answer to problems encountered during research, filtering, classification, mining and discovery. Expert System has developed partnerships with known companies seeking to provide their services with technological added value.

         We have relocated our corporate offices to Irvine, California and are in the process of staffing the office. We anticipate increasing our office space as our growth dictates.

         We have built our own facility in Manila, Philippines to accommodate our staffing needs for researchers. The offices officially opened at the end of October 2005 and are currently staffed with approximately 150 researchers and management. The space can accommodate up to 600 employees during 3 shifts, with 180 seats for researchers.

Our Company


         AskMeNow, Inc. was originally formed in Delaware on August 15, 2000, under the name Ocean West Holding Corporation, as the holding company of Ocean West Enterprises, Inc. ("OWE"), a California corporation. The holding company received all of the shares of OWE in exchange for shares of its stock effective March 11, 2002. OWE was incorporated in November 1988 in the State of California and is engaged in the business of mortgage banking/brokering, operating under the name of Ocean West Funding. As of May 23, 2005, OWE assumed and the Company assigned to OWE all liabilities of the Company. Consumer Direct of America ("CDA"), then the Company's principal shareholder, jointly indemnified and held harmless the Company from all of such liabilities. Pursuant to the terms and conditions of the Securities Exchange Agreement and Plan of Reorganization dated as of April 4, 2005 (the "Exchange Agreement"), the Company agreed to spin-off or otherwise dispose of OWE and for InfoByPhone ("IBP") to become the sole operating business of the Company. Pursuant to a Stock Purchase Agreement dated as of December 30, 2005, Container/ITW, Inc. (the "Buyer") a recently formed unaffiliated Delaware corporation with no substantial assets, purchased 100% of the capital stock of OWE (the "Purchased Shares"). The Buyer paid $1.00 for the Purchased Shares, and acknowledged that pursuant to the Exchange Agreement, OWE had previously assumed all liabilities and obligations of the Company pursuant to an Assignment and Assumption of Liabilities Agreement dated as of May 23, 2005. IBP was originally organized as an Ohio limited liability company on January 7, 2004. On June 10, 2004, IBP merged with and into a Delaware corporation.


         Please see the "Risk Factors" section commencing on page 7 for more information concerning the risks of investing in our Company.

The Reverse Merger Transaction

         The closing of the Exchange Agreement occurred on June 6, 2005 (the "Closing"). Effective at the Closing, or shortly thereafter, the Company acquired IBP, a Delaware corporation, in a reverse merger pursuant to which IBP became a wholly-owned subsidiary of the Company, as (i) the Company acquired all of the issued and outstanding shares of IBP in exchange for 6,000,000 shares of authorized, but unissued, shares of common stock of the Company, par value $.01, which together with 500,000 shares issued to Vertical as a finder's fee constituted approximately 56% of the capital stock of the Company, (ii) the existing directors of the Company, Marshall Stewart and Daryl Meddings, agreed to resign 10 days after the mailing of the Company's Schedule 14f-1, on July 18, 2005, and the two director designees of IBP joined the Company (the "Designated Directors"), (iii) the existing officers of the Company resigned and were replaced by the officers of IBP, (iv) neither IBP nor the Company had any debt or liability, and IBP had no less than $750,000 cash or cash equivalents and (v) the Company agreed to dispose of OWE.

         Notwithstanding the above-described representation and warranty in the Exchange Agreement that the Company had no debt or liability as of the Closing and the assumption of all liabilities by OWE and the indemnity from CDA, the Company is aware of the following undisclosed claims and potential liabilities.

         As disclosed under "Business-Legal Proceedings," the Company has been advised by Pioneer Credit Recovery, Inc. that the U.S. Department of Treasury has placed with Pioneer an account owed to it by the Company's former wholly-owned subsidiary OWE. The former principals of OWE and the Company did not disclose to InfoByPhone or current management that they and OWE had guaranteed three HUD loans in the aggregate amount of $151,980 and any other unpaid loans.

         The Company has been advised that there are at least 448,420 outstanding warrants to purchase common stock of the Company, a portion of which may still be exercisable despite former management's representation and warranty that there were no outstanding warrants at the time of the Closing. Included in these warrants are 300,000 claimed to be exercisable at $0.25 per share through August 15, 2007. The holder of these alleged warrants, a former consultant of the Company, has filed a lawsuit against us in the United States District Court for the Southern District of New York seeking specific performance of an agreement which provided for "piggyback" registration rights and seeks to have the Company include the 300,000 shares underlying the warrants in this registration statement. Notwithstanding the fact that the subject matter of the lawsuit is still in dispute, the Company has agreed to register the shares in this registration statement.

         The Company has received a claim from an attorney for Marshall Stewart, the former CEO of the Company. Mr. Stewart was employed by the Company under an employment agreement dated September 1, 2004. Mr. Stewart was to be compensated $180,000 per year in base salary plus bonuses through August 31, 2007. Mr. Stewart's claim is for a breach of contract alleged to have occurred in late 2004 under the control of CDA and for CDA's failure to advise the Company's shareholders of the sale of OWHC until after the Closing.

         The Company will pursue all avenues to make sure it is made whole for the above misrepresentations and omissions; however, there can be no assurance the Company will not be adversely affected by such breaches. In the event a claim is made against the Company by any of the above-mentioned parties, or by any others, the Company will seek indemnification from the former principals of OWE, CDA, and their affiliates under both the Exchange Agreement, and the Assignment and Assumption of Liabilities Agreement dated May 23, 2005.

         In addition, the Company completed an equity offering (described in greater detail below), on a best efforts basis for the aggregate maximum purchase amount of 10,666,666 shares at $.30 per share of common stock, or an aggregate maximum purchase price of $3,200,000, as amended (the "Offering"), all of which was raised as of July 31, 2005. Thus, combining the 10,666,666 shares from the Offering and the 6,000,000 shares from the Exchange, ultimately, 16,666,666 restricted shares of Common Stock were issued and the Company has agreed to register them all (see "Disclosure Regarding Blank Check Company Shares" below). All of the foregoing is hereinafter referred to as the "Transaction."


         We currently have authorized capital of 115,600,000 shares, of which 100,000,000 shares have been designated as common stock, par value $.01 per share,5,000,000 shares have been designated as Class B common stock, 600,000 shares have been designated as Class D common stock and 10,000,000 shares as preferred stock, par value $.01 per share. As of November 17, 2006, there were 28,947,387 shares of Common Stock and 372,500 shares of Series A Preferred Stock, 175,000 shares of Series B Preferred Stock and 400,000 shares of Series C Preferred Stock issued and outstanding. The outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be convertible into 3,725,000 (7,450,000 shares if exchanged for Series B Preferred Stock), 3,500,000 and 4,000,000 shares of Common Stock.


                          Summary Financial Information

         The summary financial information set forth below is derived from the more detailed audited and unaudited financial statements of the Company appearing elsewhere in this prospectus. This information should be read in conjunction with such financial statements, including the notes to such financial statements.

Statement of Operations Data:


                                                                                                  For the       For the period
                                                                                                 Year Ended     January 7, 2004
                                                                                                December 31,    (Inception) to
                                            For the Three Months        For the Nine Months         2005         December 31,
                                             Ended September 30,        Ended September 30,      (Restated)          2004
                                            ----------------------      ---------------------   ------------   ----------------
                                                           2005                       2005
                                              2006      (Restated)        2006     (Restated)
                                            ---------   ----------      --------   ----------
                                                 (Unaudited)                (Unaudited)
Revenues.................................   $   8,058   $    3,356     $  17,087    $   9,674     $  10,838       $  2,848
Total operating expenses.................   3,475,863    1,437,438     9,085,342    3,051,066     4,782,105        797,693
Operating loss from continuing
   operations............................  (3,467,805)  (1,434,082)   (9,068,255)  (3,041,392)   (4,775,453)      (794,845)
Derivative Expense.......................  (4,245,397)          --    (4,245,397)          --            --             --
Net loss.................................  (7,723,377)  (1,602,377)  (13,517,270)  (9,849,015)   (8,819,720)      (794,845)
Weighted average number of common
   shares outstanding....................  27,574,679   22,082,894    26,651,546   11,365,236    15,028,793      1,796,882


Balance Sheet Data:

                                            September 30, 2006           December 31, 2005
                                            ------------------           -----------------
                                               (Unaudited)
Current assets...........................        $471,498                       $207,214

Total assets.............................         875,360                        486,591

Current liabilities......................       7,698,298                        281,445

Stockholders' equity (deficit)...........      (6,822,938)                       205,146

                       WHERE YOU CAN FIND MORE INFORMATION


         Our common stock is traded on the OTCBB under the symbol AKMN. Material filed by us can also be inspected and copied at the offices of the NASD, located at 9509 Key West Avenue, Rockville, MD 20850-3329.

         We will distribute annual reports to our stockholders, including financial statements examined and reported on by independent certified public accountants. We also will provide you without charge, upon your request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement we filed with the SEC registering for resale the shares of our comment stock being offered pursuant to this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Darryl Cohen, the Company's Chief Executive Officer at AskMeNow, Inc., 26 Executive Park, Suite 250, Irvine, California 92614; telephone: (949) 861-2590; fax: (949) 861-2591; URL: www.askmenow.com.


         We have filed a Registration Statement on Form SB-2 with the SEC registering under the Securities Act the common stock that may be distributed under this prospectus. This prospectus, which is a part of such registration statement, does not include all the information contained in the registration statement and its exhibits. For further information regarding us and our common stock, you should consult the registration statement and its exhibits.

         Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the documents filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

                           STATE SUITABILITY STANDARDS

Notice to California Residents:

         Sales in the State of California are limited to investors with a combined annual income of $65,000 and a net worth of $250,000 or a minimum net worth of $500,000, exclusive of homes, furnishings and automobiles or accredited investors as such term is defined in Rule 501 of Regulation D.

                                  RISK FACTORS

         The securities offered hereby are speculative, involve a high degree of risk and should only be purchased by persons who can afford to lose their entire investment. Prospective purchasers should carefully consider, among other things, the following risk factors relating to the business of the Company and this Offering prior to making any investment. These risk factors are summary in nature and are not intended to be exhaustive or set forth all the possible risks and uncertainties that may be associated with purchasing or owning this investment. You are strongly urged to consult with professional financial advisors, accountants, and lawyers in evaluating this investment and making an independent and informed decision about whether or not to invest your money in this Offering.

                          RISKS RELATING TO THE COMPANY

Qualified financial statements question the Company's ability to continue in business.

         The Company's accountants issued a qualified report on the Company's last audited financial statements as of and for the year ended December 31, 2005. Their report raised substantial doubt about the Company's ability to continue as a going concern. In addition, Note 10 of our Notes to Consolidated Financial Statements, for the year ended December 31, 2005 states that the Company's continued existence is dependent upon its ability to raise capital and successfully market and sell its products. See "Report of Independent Registered Public Accounting Firm" and Note 10 of Notes to Consolidated Financial Statements."


AskMeNow has only limited revenue to date and is dependent on a single product.

         AskMeNow currently offers only one product, the AskMeNow(TM) service, and anticipates that this product will account for substantially all of the Company's revenues, if any, for the foreseeable future. All of the proceeds of our July 2005 offering were used to launch and commercialize our AskMeNow service and the proceeds of our 2006 preferred stock offering are likewise being used to commercialize our product. Therefore, the prospects for our initial services are entirely dependent upon the future performance of a single product and a single business. We do not have the resources to re-introduce our product or to diversify our business if our initial product launch is unsuccessful.


We were recently organized and have a limited operating history upon which you can base an investment decision.


         AskMeNow organized our first operating company in January 2004, completed our reverse merger and became a public reporting company in June 2005, and has a limited operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to all of the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new and unproven business.

If we cannot establish sufficient usage of the AskMeNow service among cell phone and hand-held device users, our business will fail.

         We will be successful only if a significant number of cell phone and hand-held device users adopt our services as a method of making inquiries over their cell phones and hand-held devices. Cell phone and hand-held device users have a variety of other search techniques, including other search engines and subject-matter directories, available to them to find information over their cell phones and hand-held devices. It is difficult to predict the rate at which users will sample our services and the extent to which they will adopt them as their search technology. Even in the case of repeat users, it is difficult to know whether they return to our service because they are satisfied with our offerings or because they are dissatisfied with the alternatives. At any time, users of our services might revert to prior search techniques or choose new search techniques altogether. We cannot assure you that sufficient acceptance of our search technologies and services will occur in order to maintain our viability.

Our growth will depend on our ability to attract and retain new users through effective promotional campaigns.

         We believe that favorable consumer and business community perceptions of the Company's brands are essential to our future success. Accordingly, we intend to continue pursuing brand-enhancement strategies, which may include mass market and multimedia advertising, promotional programs and public relations activities. As with any public awareness campaign, we face the risk that our expenditures might not lead to the desired result; that is we might experience no net increase in our brand recognition or brand loyalty or our number of new users. Furthermore, even if such increases occur, they might not be sufficiently large to justify the expenditures. If we are unable to promote brand awareness and loyalty in a cost-effective manner, we are unlikely to attract new users and our existing user base might shrink through attrition.

Our success is dependent on our ability to develop and expand our customer base and expand into new markets and industries.

         Our success will depend on our ability to market the AskMeNow service, and to continue to develop and introduce new products and professional services that keep pace with competitive introductions and technological developments, satisfy diverse and evolving customer requirements, and otherwise achieve market acceptance. Any failure by us to anticipate or respond adequately to changes in technology, or any significant delays in our development efforts, could make our services unmarketable or obsolete. We may not be successful in developing and marketing quickly and effectively. In addition, we may not be able to offer future versions or upgrades of our products that respond to technological advances or new market requirements.

         Our future success depends on our ability to continue to improve our existing products and to develop new products using the latest technology that can satisfy customer requirements. We cannot be certain that we will successfully complete these enhancements within the necessary time period or that customers will accept our new products, or any future products. Our failure to complete the enhancement of these products or the failure of our current or future products to gain or maintain market acceptance could have a material adverse effect on our business, financial condition and results of operations.

Our future success will depend on our ability to respond to the rapid technological change in the markets in which we compete.

         The market for the AskMeNow service is characterized by rapid technological developments and frequent new product introductions, enhancements and modifications. Our success will depend in large part on our ability to develop new technologies that anticipate changing customer requirements. We may need to make substantial capital expenditures and incur significant research and development costs to develop and introduce new products and enhancements. If we fail to timely develop and introduce new technologies, our business, financial condition and results of operations would be adversely affected.

Need for proceeds of current offering.

         As of January 1, 2006, the Company had limited cash on hand. Since then, additional financing has been needed to ensure our ability to fund our operations. The Company has received interim loans aggregating approximately $865,000, of which, all but approximately $100,000 of which has been repaid as of November 24, 2006.

         On July 20, 2006, the Company's board of directors amended its private offering, which had commenced on March 21, 2006 and pursuant to which the Company had raised $5,225,000. Under the terms of the revised offering, (i) the Company's offering of up to $11,000,000 of Units was increased to $16,000,000;
(ii) each Unit now consists of: (x) 5,000 shares of 10% (PIK) Series B Preferred Stock of the Company (with terms otherwise identical to the Series A Preferred Stock, but for a conversion price of $0.50 per share) and (y) warrants to purchase 100,000 shares of the Company's common stock (rather than 50,000 shares) with terms otherwise identical to the warrants previously issued in the private offering; (iii) the placement agent would continue to receive a 11% sales commission, a 3% non-accountable expense allowance and 10% stock coverage in shares of Common Stock, but would now receive up to 2 million (rather than 1 million) common stock cashless exercise warrants, exercisable at $.50 per share for five years. In addition, all of the subscribers who previously purchased Units were given the opportunity to exchange their Series A Preferred Stock for Series B Preferred Stock and will be entitled to receive warrants to purchase an additional 50,000 shares of the Company's common stock per Unit purchased in the private offering. As of November 24, 2006, there were 372,500 shares of Series A Preferred Stock and 175,000 shares of Series B Preferred Stock issued and outstanding and if all Series A Shares are exchanged for Series B Shares, the 547,500 shares of Series B Preferred Stock would be convertible into 10,950,000 shares of Common Stock.

         If we are to fully implement our business plan, we anticipate that our use of cash will be substantial for the foreseeable future, and will exceed our cash flow from operations during the next 12 months and thereafter, absent a significant increase in sales. To fully implement our business plan, over the next 12 months we anticipate that we will require additional working capital for increasing our infrastructure, for salaries and wages, and for increased marketing and advertising. Unless sales significantly increase over the next 12 months, we will not have significant working capital to hire additional employees, marketing or otherwise pursue our business plan.

         There can be no assurance that adequate funds for the Company's operations, whether from the Company's revenues, financial markets, collaborative or other arrangements with corporate partners or from other sources, will be available when needed or on terms attractive to the Company. Any additional equity financing may be dilutive to stockholders, and any debt financing, if available, may involve restrictions on the Company's ability to pay dividends on its capital stock or the manner in which the Company conducts its business. The inability to obtain sufficient funds may require the Company to delay or curtail its operations.

The Company is dependent on third-party providers and consultants.

         The Company relies on a number of third-party providers to obtain information necessary to answer queries posed by users of the AskMeNow service. The Company has not obtained agreements from each of these parties which it is required to obtain, and may therefore be denied access to certain providers. The Company will also rely on third-party wireless providers to expand the market and platforms for the AskMeNow service. Should the Company be unable to enter into satisfactory arrangements with these parties or in the event of the failure of any third-party supplier, consultant, or other provider to timely perform their obligations or commitments, the AskMeNow service would be unable to operate in an efficient manner which could result in the loss of customers or a curtailment of its operations.

The operating performance of computer systems and cell phone provider infrastructure is critical to our business and reputation.

         Any system failure, including network, software or hardware failure due to a computer virus or otherwise, that causes an interruption in our service or a decrease in our responsiveness could result in reduced cell phone and hand-held user traffic and reduced revenues for our business. In addition, any disruption to our customers' use of our service due to problems with cell-phone or hand-held networks may result in a reduction in the use of our service which will decrease our revenues.

Our international operations expose us to additional risks and additional international expansion efforts might lose money.

         Our main facility for the AskMeNow service is located in the Philippine Islands. We employ several of our full time employees in the Philippines and we intend to increase the size of that staff to handle increased volume of inquiries.

         o Our foreign operations are subject to various risks associated with international operations, including:

         o the impact of business cycles and downturns in foreign economies;

         o     political and economic instability and armed conflicts;

         o longer payment cycles and greater difficulty in accounts receivable collections;

         o time and resources required to comply with foreign regulatory requirements;

         o     unexpected changes in regulatory requirements;

         o difficulties and costs of staffing and managing foreign operations;

         o potential tax liabilities if our transfer-pricing practices are successfully challenged by the tax authorities of the nations in which we operate;

         o reduced protection for intellectual property rights in some countries;

         o unanticipated tax costs associated with the cross-border use of intangible assets;

         o     fluctuations in currency exchange rates;

         o difficulty in maintaining effective communications with employees and customers due to distance, language and cultural barriers; and

         o competition in international markets from a broad range of competitors.

Existing or new competitors may develop competing or superior technologies.


         We have developed and are continuing to develop our AskMeNow service. The Company is aware of several similar products which will likely compete with the AskMeNow service. Larger companies have the capital, technology, personnel, and marketing strength to support their existing products and develop new products to compete with the AskMeNow service. There can be no assurance that competing services will not emerge that may be superior and/or cheaper than the Company's AskMeNow service, or that similar technologies which may render the AskMeNow service obsolete or uncompetitive and prevent the Company from achieving or sustaining profitable operations.


         All of these factors result in greater challenges from our existing competitors as well as increasing competition from new competitors and require us to continue to invest in, and focus on, research and development and new product innovation. No assurance can be given that we will be able to compete effectively in the future, which would have a material adverse effect on our business, financial condition and results of operations

If the protection of our intellectual property is inadequate, our competitors may gain access to our content and technology.

         We seek to develop and maintain the proprietary aspects of our products and technology. To protect our proprietary content and technology, we rely primarily on a combination of contractual provisions, confidentiality procedures, trade secrets, and patent, copyright, and trademark laws. We will seek to avoid disclosure of our trade secrets through a number of means including, but not limited to, requiring those persons with access to our proprietary information to execute work for hire agreements and restricting access to our source codes. We seek to protect our software, documentation, and other written materials under trade secret and copyright laws, which afford only limited protection. We do not currently have proprietary products or technologies that are patented and other parties may have dominating patent claims.

         Other parties may have patent rights relating to the same subject matter covered by our products or technologies, enabling them to prevent us from operating without obtaining a license and paying royalties. The validity and enforceability of our proprietary technology, if any, may also be affected by future legislative actions or judicial decisions. We have received no trademark registrations, and may not receive any. Potential trademarks may not provide us with any competitive advantages. None of our trademarks may be registrable, and other parties may have priority of use of such trademarks or variants thereof. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products and intellectual property or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and while we are unable to determine the extent to which piracy of our intellectual property exits, piracy can be expected to be a persistent problem. In addition, the laws and enforcement mechanisms of some foreign countries do not protect our proprietary rights as much as do the laws of the United States. Our means of protecting our proprietary rights may not be adequate and our competitors may independently develop similar technology, duplicate our products or design around patents issued to us or our content or other intellectual property.

         Any claims, with or without merit, could be time-consuming, result in costly litigation, cause delays in implementation of our services or require us to enter into license agreements. Licenses, if required, may not be available on terms acceptable to us, the absence of which could seriously harm our business.

We may need to change our AskMeNow name if we are infringing upon a prior trademark.

         The trademark of our AskMeNow name may not be registrable, as two other parties, to date, have asserted a priority of use of their marks. In this regard, the Company has been advised by two different companies that its AskMeNow name is infringing upon their service mark and trademark. Although the Company believes that the names are different and the services provided are readily distinguishable, it may be forced to change its AskMeNow name. In such event, the Company will incur significant time and expense to change its name.

A breach of our security could damage our reputation and deter customers from using our services.

         We attempt to protect our computer systems and network from physical break-ins, security breaches and other disruptive problems caused by the Internet or other users. Computer break-ins could jeopardize the security of information stored in and transmitted through our computer systems and network, which could reduce our ability to retain or attract customers, damage our reputation or subject us to litigation. We could be subject to denial of service, vandalism and other attacks on our systems by cell phone hackers. Although we intend to continue to implement security technology and establish operational procedures to prevent break-ins, damage and failures, these security measures might fail. Our insurance coverage might be insufficient to cover losses that result from such events.

In order to obtain market acceptance, we will need to expand our operations and we may not effectively manage any future growth.


         As of December 22, 2006, we employed 12 persons in the U.S., including members of management, and approximately 150 in the Philippines. In the event our products and services obtain market acceptance, we will need to increase staffing and effectively train, motivate and manage our employees. We will need to scale up our operations in the Philippines in order to service our customers, however, there can be no assurance as to when, if ever, we will operate profitably. In order to achieve and manage growth effectively, we must continue to improve and expand our operational and financial management capabilities. Failure to manage growth effectively could harm the Company's business, financial condition, or results of operations.

         A key part of our strategy is to grow, which may strain our resources. We cannot assure you that we will be able to manage our growth effectively. To manage future growth, we will be required to expand our management team and hire additional technical and skilled personnel, which we may not be able to do effectively. Our anticipated future growth in our operations will place a significant strain on our management systems and resources. We plan to add to our sales and marketing, customer support, and product development personnel. If we grow, we also will be required to continue to improve our operational and financial systems, procedures, and controls and expand, train, retain, and manage our employee base. Our future performance may also depend on the effective integration of acquired businesses. This integration, even if successful, may take a significant period of time and expense, and may place a significant strain on our resources.

         If our systems, procedures, and controls are inadequate to support our operations, our expansion would be halted, and we could lose our opportunity to gain significant market share. Any inability to manage growth effectively would have a material adverse effect on our business, results of operations, and financial condition.

The departure of or failure to recruit key personnel could have a detrimental effect on the Company.

         Our success depends on identifying, hiring, training, and retaining professionals. If a significant number of our current employees or any of our senior managers resign, we may be unable to complete or retain existing projects or bid for new projects of similar scope and revenue. We cannot be assured that our key personnel will not leave us. We require work for hire agreements with substantially all of our technical and professional employees. There is no guarantee that the invention and confidentiality provisions contained in the work for hire agreements would be enforced by a court if the Company were to seek to enforce its rights under these provisions. Even if we retain our current employees, our management must continually recruit talented professionals for our business to grow. These professionals must have skills in software development, business strategy, marketing, branding, technology, and creative design. We compete intensely for qualified personnel with other companies. If we cannot attract, motivate, and retain qualified professionals, our business and results of operations will be materially and adversely affected.

         The Company's success is highly dependent on the retention of existing management and technical personnel, particularly Darryl Cohen, the Company's President and Chief Executive Officer. Although the Company has entered into a three-year Employment Agreement with Mr. Cohen, at this stage in the Company's history, the loss or unavailability of any member from the senior management team or technical staff could seriously impede its ability to complete the development of the AskMeNow service. The Company also risks being unable to timely attract the highly skilled, experienced and motivated employees necessary to execute its business strategy.

Government regulation and legal uncertainties could harm our business.

         Any new law or regulation pertaining to the cell phone usage and cell phone add on services or the application or interpretation of existing laws, could decrease the demand for our services, increase our cost of doing business or otherwise seriously harm our business. There is, and will likely continue to be, an increasing number of laws and regulations pertaining to the usage and cell phone add on services. These laws or regulations may relate to liability for information retrieved from or transmitted over the cell phone, online content regulation, user privacy, taxation and the quality of products and services. Furthermore, the growth and development of electronic commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on electronic commerce companies as well as companies like us that provide electronic commerce services.

         We file tax returns in such states as required by law based on principles applicable to traditional businesses. However, one or more states could seek to impose additional income tax obligations or sales tax collection obligations on out-of-state companies, such as ours, which engage in or facilitate electronic commerce. A number of proposals have been made at state and local levels that could impose such taxes on the sale of products and services through the cell phone or the income derived from such sales. Such proposals, if adopted, could substantially impair the growth of electronic commerce and seriously harm our profitability.

         Legislation limiting the ability of the states to impose taxes on cell phone-based transactions was enacted by the United States Congress. Legislation imposing a three-year moratorium on certain state taxes on electronic commerce transactions, known as the Internet Tax Freedom Act, was enacted by the United States Congress in 1998, and subsequently extended to October 31, 2007. The moratorium applies to multiple or discriminatory taxes on electronic commerce, except for those in effect on the date of legislative enactment in 1998. It is unclear what action, if any, Congress might take next with respect to state taxation of electronic and its failure to renew the current moratorium would allow states to impose new taxes on electronic and cell-phone based commerce. The imposition of such taxes on services such as ours could impair the growth the growth of the electronic commerce marketplace and impair our ability to remain profitable.

         In addition, we are not certain how our business might be affected by the application to cell phone commerce of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the cell phone. As a result, they do not contemplate or address the unique issues of the cell phone and related technologies. Changes in laws intended to address such issues could create uncertainty in the cell phone market. Such uncertainty could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

         Due to the nature of the cell phone, it is possible that the governments of other states and foreign countries might attempt to regulate cell phone transmissions or prosecute us for violations of their laws. We might unintentionally violate such laws, such laws might be modified and new laws might be enacted in the future. Any such developments (or developments stemming from enactment or modification of other laws) could increase the costs of regulatory compliance for us or force us to change our business practices.

We may not be successful in our expansion efforts.

         We have a strategy to expand our operations through strategic acquisitions. In the case of debt funding, there can be no assurance that we will have sufficient income from operations of such acquired companies to satisfy the interest payment, in which case, we will be required to pay them out of our operations which may then be adversely affected. Furthermore, there can be no assurance we will be able to successfully complete the integration of any future acquired business nor that such acquisition will be profitable and enable us to grow our business.

Undisclosed Liabilities Associated with Reverse Merger.

         As disclosed under "Business - Legal Proceedings" below, there were significant undisclosed liabilities that were either misrepresented to us or that we were unable to discover prior to the Reverse Merger. The indemnities and warranties which InfoByPhone received are not expected to fully cover such liabilities due to, among other things, the financial condition of OWE and the unresponsiveness of its principals to our demands. While we intend to fully pursue all legal recourse against such persons, there can be no assurance we will be held harmless, in which case our operations may be adversely affected.

We may not be able to successfully integrate with any potential acquisition and achieve the benefits expected to result from the acquisition.

         In the event that we are able to complete an acquisition, such an acquisition would present numerous challenges to us. These include the integration of the operations, technologies and management of the Company and such acquisition and special risks, including possible unanticipated liabilities, unanticipated costs, diversion of management attention and loss of personnel.

         We cannot assure you that we will successfully integrate or profitably manage any acquired business. In addition, we cannot assure you that, following the acquisition, our continued business will achieve sales levels, profitability, efficiencies or synergies that justify the acquisition or that the acquisition will result in increased earnings for us in any future period.

                         RISKS RELATING TO THIS OFFERING

There is not now, and there may not ever be an active market for our Common
Stock.


         Although our Common Stock is quoted on the OTCBB, trading of our common stock is limited. There can be no assurance a more active market for such common stock will develop. Accordingly, investors must therefore bear the economic risk of an investment in the Shares for an indefinite period of time. Even if an active market develops for our shares, Rule 144 promulgated under the Securities Act ("Rule 144"), which provides for an exemption from the registration requirements under the Securities Act under certain conditions, requires, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. There can be no assurance that we will fulfill our reporting requirements in the future under the Exchange Act or disseminate to the public any current financial or other information concerning us, as is required by Rule 144 as part of the conditions of its availability.


Associated Persons and other persons affiliated with the placement agent own in the aggregate more than 10% of our outstanding shares.

         As of November 27, 2006, our placement agent and its Chairman, the Co-Chairman, the President and CEO, and the executive vice president and a registered representative with the Placement Agent and their officer, owned in the aggregate more than 10% of our Common Stock. The ownership of these shares may create conflicts of interest between the placement agent and the Company.

The offering price of the Common Stock was determined at our sole discretion and may be higher than the value of the Common Stock after the offering.

         The offering price of the Common Stock offered hereby may be higher then the value of our assets. The shares offered hereby will be sold on a delayed or continuous basis by Selling Stockholders other then the registrant or affiliates of the registrant. The price at which the Common Stock may be offered in the market place and does not necessarily bear any relationship to our value or our assets.

Our Common Stock may be considered "a penny stock" and be difficult to sell.

         The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our Common Stock and may affect the ability of investors to sell their shares. In addition, since our Common Stock is currently traded on the OTCBB, investors may find it difficult to obtain accurate quotations of our Common Stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

A significant number of our shares are eligible for sale, and their sale could depress the market price of its stock.


         Sales of a significant number of shares of the Ocean West Common Stock in the public market following this Offering could harm the market price of our Common Stock. As additional shares of our Common Stock become available for resale in the public market pursuant to the registration of the sale of the shares issued in this Offering, and otherwise, the supply of the Ocean West Common Stock will increase, which could decrease its price. We have registered 16,677,899 shares of Common Stock for sale in this Offering. Some or all of the shares of our Common Stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of our Common Stock. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144, sell into the market our Common Stock in an amount equal to the greater of 1% of the outstanding shares or, if listed on Nasdaq or a national securities exchange, the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

Authorized Share Capital as an Anti-Takeover device.


         Our certificate of incorporation provides for 115,600,000 shares of authorized capital stock consisting of 100 million authorized shares of Common Stock, 5 million shares of Class B Common Stock, 600,000 shares of Class D Common Stock and 10 million shares of serial preferred stock. The preferred stock may be issued in series from time to time with such designation, voting and other rights, performances and limitations as the Board of Directors may determine by resolutions. The Board of Directors will have the authority to issue a significant number of shares of both Common Stock and preferred stock without further shareholder approval. This may have an anti-takeover effect of delaying or preventing a change of control without further action by shareholders. Although the preferred stock is not designed to prevent a change in control, it could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company and therefore protect the continuity of the Company's Management. See "Description of Securities."


We do not anticipate paying dividends in the foreseeable future, and the lack of dividends may have a negative effect on the stock price.

         We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain its future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

We are subject to critical accounting policies, and we may interpret or implement required policies incorrectly.

         We follow generally accepted accounting principles for the United States in preparing our financial statements. As part of this work, we must make many estimates and judgments about future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses that we report in our financial statements. We believe these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in future periods.

Forward-Looking Statements

         Statements contained in this Prospectus include "forward-looking statements" within the meaning of such term in Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by the forward-looking statements not to occur or be realized. Forward-looking statements generally are based on our best estimates of future results, performances or achievements, based upon current conditions and the most recent results of the companies involved and their respective industries. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "could," "project," "expect," "believe," "estimate," "anticipate," "intend," "continue," "potential," "opportunity" or similar terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions.

         Potential risks and uncertainties include, among other things, such factors as:

         o     our business strategies and future plans of operations,

         o general economic conditions in the United States and elsewhere, as well as the economic conditions affecting the industries in which we operate,

         o the market acceptance and amount of sales of our products and services,

         o     our current operating losses,

         o the competitive environment within the industries in which we compete,

         o our ability to raise additional capital, when needed for expansion,

         o the other factors and information discussed in other sections of this prospectus and in the documents incorporated by reference in this prospectus.

         Persons reading this prospectus should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                             CHANGES IN ACCOUNTANTS

         On July 28, 2005, the Company engaged Webb & Company, PA ("Webb") to act as the independent public accountant to audit Ocean West's financial statements for the year ending December 31, 2005, replacing De Joya & Company ("De Joya"). The Registrant made this change in independent public accountant because IBP has become the sole operating company of the Registrant and IBP decided to continue to use its existing auditors, Webb. On July 28, 2005, De Joya was dismissed as the Registrant's independent registered public accountant for the year ending September 30, 2005. Registrant's change in independent public accountant was approved by the full Board of Directors of the Registrant on July 28, 2005. De Joya did not audit the Registrant's financial statements. They were engaged on January 31, 2005 to replace Chavez & Koch, CPA's ("Chavez & Koch") who resigned because they decided to no longer represent public companies and did not renew its certificate with the Public Company Accounting Oversight Board ("PCAOB"). Chavez and Koch was the Company's independent auditor and examined the financial statements of the Company for the fiscal year ending September 30, 2004.

         The audit reports of Chavez & Koch and Hein on the financial statements of the Registrant as of and for the fiscal year ended September 30, 2004, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than to contain an explanatory paragraph as to the Registrant's ability to continue as a going concern.

         During the period from October 1, 2003 through July 28, 2005, there were no disagreements between the Company and De Joya, or the Company and Chavez, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to De Joya or Chavez's satisfaction would have caused De Joya or Chavez to make reference to the subject matter of the disagreement(s) in connection with our reports.

         During the period from October 1, 2003 through July 28, 2005, the Company did not consult with Webb with respect to any matters or reportable events listed in Item 304(a)(2)(i) and (ii) of Regulation S-B.

                                 USE OF PROCEEDS

         We will not receive proceeds from the sale of shares offered hereby by the Selling Stockholders, except upon the exercise of 300,000 warrants and the payment of the $75,000 exercise price. See "Business -- Legal Proceedings."

                           PRICE RANGE OF COMMON STOCK


         AskMeNow Common Stock has traded on the OTCBB under the symbol "AKMN" since December 18, 2006 and from August 12, 2002 traded under the symbol "OWHC.OB." The following table sets forth the high and low closing bid prices for the Common Stock, as reported by Pink Sheets, LLC for the periods indicated below. The following quotations represent prices between dealers and do not include retail markups, markdowns or commissions. They do not represent actual transactions and have not been adjusted for stock dividends or splits.

           2006                         High                  Low

       Third Quarter
(Ended September 30, 2006)             $ .97                 $ .23

      Second Quarter
   (Ended June 30, 2006)               $1.39                 $0.77

       First Quarter
  (Ended March 31, 2006)               $2.28                 $0.96

           2005

      Fourth Quarter
 (Ended December 31, 2005)             $5.00                 $1.91

       Third Quarter
(Ended September 30, 2005)             $3.67                 $0.66

      Second Quarter
   (Ended June 30, 2005)               $1.40                 $ .18

       First Quarter
  (Ended March 31, 2005)               $ .21                 $ .10

           2004

      Fourth Quarter
 (Ended December 31, 2004)             $ .25                 $ .15

       Third Quarter
   (Ended June 30, 2004)               $ .27                 $ .11

      Second Quarter
  (Ended March 31, 2004)               $ .45                 $ .09

       First Quarter
 (Ended December 31, 2003)             $ .35                 $ .15



         As of November 30, 2006, there were 1,183 holders of record of our Common Stock. On December 22, 2006, the closing price of our Common Stock was $.36 per share.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Critical Accounting Policies

         We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout this Management's Discussion and Analysis or Plan of Operations where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

         There have been no material changes in our critical accounting policies or critical accounting estimates since December 31, 2005, nor have we adopted any accounting policy that has or will have a material impact on our consolidated financial statements. For further discussion of our accounting policies see Note 2 Summary of Significant Accounting Policies in the Notes to Condensed Consolidated Financial Statements included in this prospectus for the period ended September 30, 2006, as well as for the fiscal year ended December 31, 2005.

Revenue Recognition

         During 2005, revenue was recognized over the service period. The Company billed for its services one year in advance. All prepaid annual service revenue was deferred and recognized over the service period. During 2006, the Company changed its billing method. For all submitted questions, the Company recognizes revenue at the time of the inquiry. For advertising space sold, the Company recognizes revenue over the period the advertisement is displayed.

Research and Development

         Research and development expenses include payroll, employee benefits, and costs associated with product development. The Company has determined that technological feasibility for its software products is reached shortly before the products are released. Costs incurred after technological feasibility is established are not material, and accordingly, all research and development costs are expensed when incurred.

Foreign Currency Translation

         The functional currency of the Company is the United States dollar. The financial statements of the Company's Philippines subsidiary arc translated to the United States dollar using the period exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. As of September 30, 2006, the translation adjustment was ($4,283).

Recent Accounting Pronouncements

         SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" and SPAS No. 156, "Accounting for Servicing of Financial Assets" were recently issued. SFAS Nos. 155 and 156 have no current applicability to the Company and have no current effect on its financial statements.

Material Changes in Results of Operations

         The following discussion and analysis should be read in conjunction with our unaudited consolidated financial statements for the period ended September 30, 2006 and notes thereto and our audited consolidated financial statements and notes thereto, for the year ended December 31, 2005 appearing elsewhere in this prospectus.

General

         As described elsewhere herein, on June 5, 2006, we acquired 100% of the capital stock of InfoByPhone, Inc. in a private transaction. InfoByPhone, Inc. was an early stage company which provides information services and content to mobile devices through its AskMeNow service.

         The Transaction has been accounted for as a reverse acquisition under the purchase method for business combinations. Under this basis of accounting, InfoByPhone is the acquirer and, accordingly, the consolidated entity is considered to be a continuation of InfoByPhone with the net assets of the Company deemed to have been acquired and recorded at its fair market value. Accordingly, pending our disposition of Ocean West Enterprises on December 30, 2005, we operated with two business segments that are organized internally based primarily upon the type of service performed. Until the closing of such disposition we continued to report revenues from our mortgage banking division.

         Our two operating segments include our mobile devices division (InfoByPhone) and our mortgage banking division (Ocean West Holding Enterprises). Because the transaction with InfoByPhone, Inc. was accounted for as a reverse acquisition, our results of operations for the three months and six months ended June 30, 2005 include the results of operations of our mobile devices division for the entire respective periods and the results of operations of our mortgage banking division for the period of June 5, 2005 through June 30, 2005.

MATERIAL CHANGES IN RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 AS COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2005

Revenue

         Revenues for the three months ended September 30, 2006 was $8,058, an increase of $4,702, or 140%, over revenues of $3,356 for the three months ended September 30, 2005.

         The increase in our sales was due to the Company rolling out its service on a per use basis to new subscribers of SMS service (text messaging). During the three and nine month periods ended September 30, 2006, the Company began to generate revenue from ESPN cellular and other customers on a per use basis, although the Company has recently learned that ESPN has decided to terminate their mobile service as of December 31, 2006. Despite this development the Company expects sales to increase as the service is deployed with Rogers Wireless and a rollout of our SMS product (text messaging) occurs on a national scale. In addition, the Company anticipates an increase in sales in the United States as it expands its current marketing program within the next six months.

Research and Development

         For the quarter ended September 30, 2006, our research and development expenditures were $53,541, a decrease of $12,710, or 19%, over expenses of $66,251 for the quarter ended September 30, 2005. The decrease was the result of a related reduction in payroll costs incurred by the Company. Our research and development costs primarily relate to product development as the Company adds new features and upgrades to its mobile services technology. The Company expects to incur additional research and development expenses as it enhances its services and features.

Cost of Revenue

         Cost of revenue for the quarter ended September 30, 2006 amounted to $384,660, an increase of $93,571, or 32%, over cost of revenue of $291,089 for the quarter ended September 30, 2005. The increase relates primarily to an increase in payroll costs incurred by the Company as it implements its mobile services. The Company expects to continue to incur significant costs in its mobile services division as it continues to expand its services offering. Most of the costs are derived from its call center in the Philippines and fixed amounts paid to third-party content providers.

General and Administrative

         General and administrative expenses for the quarter ended September 30, 2006 amounted to $524,957, an increase of $253,467, or 93%, over general and administrative expenses of $271,490 for the quarter ended September 30, 2005. The Company added additional employees, increased rent, travel, and office expenses during the period as it continued to implement its business plan. The Company's significant general and administrative costs are for travel costs, consulting fees, insurance premiums, facilities and office expenses, public and/or investor relations services, marketing-related costs, and amortization/depreciation charges.

Professional Fees

         Professional fees for the three months ended September 30, 2006 were $179,956, a decrease of $120,277, or 40%, over professional fees of $300,233 for the three month period ended September 30, 2005. The decrease is related to a reduction in legal costs during the period. Professional fees consist of legal and accounting fees associated with the Company's SEC reporting obligations and attorney fees associated with various contracts and agreements prepared on behalf of the Company.

Payroll Expenses

         Payroll expense during the current quarter decreased $10,940 to $259,068, or 4%, over the period ended September 30, 2005 due to a streamlining of personnel.

Stock Compensation

         Stock compensation for the three months ended September 30, 2006 was $2,073,681, an increase of $1,835,314 or approximately nine times greater than stock compensation for the three month period ended September 30, 2005. During the three months ended September 30, 2006, the Company repriced and extended certain employee, officer, and director common stock options which provided a net increase of $103,740, In addition, the Company issued 1,000,000 shares of Common Stock and 400,000 shares of Series C Preferred Stock convertible into 4,000,000 shares of common stock to designees of its financial advisor involved in advising the Company on the Expert System Cogito license transaction, which shares of common stock and preferred stock were valued at $1,450,000 at September 30, 2006. A stock dividend of 5% was also given as compensation to shareholders electing to enter into a lockup agreement and was valued at $371,596 at September 30, 2006. Additional shares and warrants valued at $146,825 were issued to professional service firms for services rendered during the quarter.


      MATERIAL CHANGES IN RESULTS OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 2005, AS COMPARED TO THE PERIOD FROM JANUARY 7, 2004 (INCEPTION) TO DECEMBER 31, 2004

      We reported sales of $10,838 for the year ended December 31, 2005, as compared to $2,848 for the period January 7, 2004 (Inception) to December 31, 2004. The increase in our sales was due to the Company rolling out its service on a subscription basis in its mobile services division.

      Research and Development expenses have increased to $338,998 for the year ended December 31, 2005, as compared to $33,032 for the period January 7, 2004 (Inception) to December 31, 2004. This increase was a result of the Company's continued development of its services and products in its mobile services division.

      Cost of revenue have increased to $683,774 for the year ended December 31, 2005, as compared to $74,934 for the period January 7, 2004 (Inception) to December 31, 2004. The Company has incurred significant costs in its mobile services division as it implements its services. Most of the costs are derived from its call center in the Philippines and amounts paid to third party content providers.

      General and administrative costs have increased to $953,705 for the year ended December 31, 2005 as compared to $279,927 for the period January 7, 2004 (Inception) to December 31, 2004. The Company is incurring additional expenses as it implements its business plan in its mobile services division.

      Professional fees have increased to $650,767 for the year ended December 31, 2005, as compared to $127,845 for the period January 7, 2004 (Inception) to December 31, 2004. Most of these costs are legal and accounting associated with the Company's merger and SEC reporting obligations.

      Payroll expense has increased to $303,995 for the year ended December 31, 2005, as compared to $198,865 for the period January 7, 2004 (Inception) to December 31, 2004. The Company has begun to staff up its operations in anticipation of increased operations in its mobile services division.

      Interest expense has increased to $4,186 for the year ended December 31, 2005, as compared to $0 for the period January 7, 2004 (Inception) to December 31, 2004.

      Interest expense is primarily a result of the debt associated with the bridge loan which was repaid.

      Stock Compensation has increased to $1,582,275 for the year ended December 31, 2005, as compared to $46,875 for the period January 7, 2004 (Inception) to December 31,2004. During 2005, the Company issued 4,765,773 shares of common stock for services and consulting fees valued at $1,267,823. The Company recorded the fair market on the date of issuance based on recent cash offering prices.

      We incurred a net loss from discontinued operations in the year ended December 31, 2005 of $4,044,267 primarily from impairment of goodwill of $6,338,357, a loss of $906,787 from June 6, 2005 to December 30, 2005, offset, in part, from a gain of $3,200,877.

      All of the foregoing increases are directly related to increases in our marketing efforts, including preparation for our fall 2005 launch.

      We anticipate that our total operating expenses will continue to increase in future periods as our sales increase. Included in these anticipated increases are salaries and benefits for additional employees, increased marketing and advertising expenses. We also anticipate that our professional fees will continue to increase as we seek to raise additional capital. We cannot, however, at this time predict the amount of any of these increases.

      We reported a net loss of to $8,819,720 for the year ended December 31, 2005, as compared to $794,845 for the period January 7, 2004 (Inception) to December 31, 2004. Our revenues are not sufficient to fund our operations and we anticipate that we will incur losses for the foreseeable future until such time as we can significantly increase our revenues. Because of the early stage of our business, the highly competitive nature of our industry and our lack of sufficient working capital, it is unlikely that we will be able to increase our revenues in the near future to a level which will sustain our operations and enable us to report a profit.


Liquidity and Capital Resources at September 30, 2006

         Product development, the national rollout of our SMS product (text messaging), initial sales, financial advisors, expansion of service offerings, call center operational staffing in the Philippines, and administrative and executive personnel are and will continue to be the principal basis for our cash requirements. We have provided operating funds for the business since its inception through private offerings of debt and equity to U.S. accredited and foreign investors. We will be required to make additional offerings in the future to support the operations of the business until our products and services reach profitability and are fully introduced into the market. We used $4,274,369 and $1,790,930 for the nine months ended September 30, 2006 and 2005, respectively, in operating activities.

         We were able to raise $4,525,000 in net proceeds from the sale of convertible preferred stock during the nine months ended September 30, 2006, compared to $3,102,033 from the sale of common stock for the same period in 2005. The proceeds of the preferred stock and common stock offerings were used to continue product development, introduce the product into the market, and pay current operational expenses. At September 30, 2006, the Company had $377,056 cash on hand compared to $159,622 as of December 31, 2005.

         Our operations have been, and will continue to be, dependent upon management's ability to raise operating capital in the form of equity. We have incurred significant operating losses since inception of the business. We expect that on-going operating expenditures will be necessary to successfully implement our business plan and develop, and market our products and services. Specifically, we anticipate that our total operating expenses will continue to increase in future periods as our sales increase. Included in these anticipated increases are salaries and benefits for additional employees, and increased marketing and advertising expenses. We also anticipate that our professional fees will continue to increase as we seek to raise additional capital. We cannot, however, at this time predict the amount of any of these increases. Our revenues are not sufficient to fund our operations for the next twelve months and we anticipate that we will incur losses for the foreseeable future until such time as we can significantly increase our revenues. Because of the early stage of our business, the highly competitive nature of our industry and our lack of sufficient working capital, it is unlikely that we will be able to increase our revenues in the near future to a level which will sustain our operations and enable us to report a profit. There can be no assurance that we will be able to obtain additional capital to meet our current operating needs or to complete licenses of technologies. If we are unable to raise sufficient adequate additional capital or generate profitable sales revenues, we may be forced to substantially curtail product development and other activities, and may be forced to cease operations. These factors, as well as our net loss to date and net cash used in operations, raise substantial doubt about our ability to continue as a going concern. (See
Note 13 of Notes to Consolidated Financial Statements for the period ended September 30, 2006).

         The report of our independent registered public accounting firm on our consolidated financial statements as of December 31, 2005, contains an explanatory paragraph expressing uncertainty with respect to our ability to continue as a going concern as a result of our net losses, working capital deficiency, stockholders' deficiency and cash used in operations.

Liquidity and Capital Resources at December 31, 2005

         Net cash used in operating activities increased to $2,042,741 for the year ended December 31, 2005 as compared to $618,827 for the period January 7, 2004 (Inception) to December 31, 2004. Included in this increase was:

         o     an increase of $8,024,875 in our net loss,

         o an increase of $1,535,400 in stock compensation issued for services and consulting, and

         o     an increase of $5,101,451 for discontinued operations.

         Net cash provided by (used in), investing activities were $478,339 for the year ended December 31, 2005 and $(26,269) for the period January 7, 2004 (Inception) to December 31, 2004. The Company purchased computer equipment and furniture. Net cash provided by financing activities were $1,722,422 for the year ended December 31, 2005 compared to $645,096 for the period January 7, 2004 (Inception) to December 31, 2004. During the year ended December 31, 2005 the Company issued 13,011,712 shares of common stock to individuals for cash of $3,502,033. In addition, the Company received $100,000 under a secured promissory note dated March 15, 2005. The note bore interest at 16% per annum and was repaid in July 2005.

         In July 2005, the Company raised $3,200,000 in a private placement of its securities, on a best efforts, minimum-maximum basis (the "Offering"). As of July 31, 2005, the Company had sold 10,666,669 shares of the Company's Common Stock for total gross proceeds of $3,200,000. The Company received net proceeds of approximately $2,784,000, after deducting fees payable to the placement agent. These fees included a 10% commission equal to $320,000, payable in cash, plus the placement agent also received shares of Common Stock equal to 10% of all shares sold for a total of 1,066,710 shares of Common Stock, a 3% non-accountable expense allowance of $96,000, as well as other transaction expenses payable by the Company. It should also be noted that the placement agent paid other selected dealers a fee equal to 10% cash commission and 10% of all shares placed by each respective selected dealer. The proceeds received in this Offering were first used to repay approximately $100,000 of outstanding principal and accrued interest owed to an unaffiliated third party. The remaining proceeds from this Offering were used for research and development, marketing and for working capital and general corporate uses.

         We had a working capital deficit of $74,231 at December 31, 2005 and cash on hand of $159,622. At December 31, 2004, we had a stockholders' deficit of $105,311.

         At December 31, 2005, the Company had a net loss of $8,819,720, a working capital deficiency of $74,231, and net cash used in operations of $2,042,741.

         In addition to the need for capital to cover ongoing operating expenses, the Company estimates that it may require up to $500,000 per month to launch our product through 2006. These factors raise substantial doubt about the Company's ability to continue as a going concern.

         Commencing in November 2005, the Company raised an additional $400,000 through December 31, 2005, from the exercise of outstanding warrants held by six investors in IBP's private placement prior to its acquisition by the Company.

         In January 2006, the Company completed a $350,000 bridge loan from two lenders, one of whom is Sandro Sordi ($100,000), a director of the Company and the second ($250,000) an unaffiliated entity. The loan is evidenced by 10% subordinated promissory notes due 60 days from the date of issuance. An aggregate of 35,000 warrants were issued to the lenders plus 17,500 warrants to the selling agent for the bridge loan. The warrants are all exercisable at $2.00 per share through January 31, 2011.

         As of March 1, 2006, the Company executed loan documents for a $200,000 bridge loan from two lenders, one of whom is Darryl Cohen, the Company's Chief Executive Officer and the second is Allied International Fund, Inc. both of whom are accredited investors. The Bridge Loan was completed on March 8, 2006 and is evidenced by secured promissory notes due on the earliest to occur of the closing of one million ($1,000,000) Dollars in debt, equity or other infusion of capital or June 30, 2006.

         On April 3, 2006, the Company completed a $300,000 bridge loan from an unaffiliated lender. The loan was evidenced by a 10% subordinated promissory note due July 2, 2006. All of this loan has been repaid. The lender also received 60,000 shares of restricted stock which the Company agreed to register with the current private placement described below, but no later than 120 days from the completion of the bridge loan.

         The Company maintains offices in the Philippines. Approximately 69% of the Company's total assets are maintained in the Philippines. Those operations are subject to foreign currency risk. As December 31, 2005, the Company recorded a foreign currency translation gain of $1,602.

         If we are to fully implement our business plan, we anticipate that our use of cash will be substantial for the foreseeable future, and will exceed our cash flow from operations during the next 12 months and thereafter, absent a significant increase in sales. To fully implement our business plan, over the next 12 months we anticipate that we will require additional working capital for increasing our infrastructure, for salaries and wages, and for increased marketing and advertising. Unless sales significantly increase over the next 12 months, we will not have significant working capital to hire additional employees, marketing or otherwise pursue our business plan.

         The report of our independent registered public accounting firm on our consolidated financial statements as of December 31, 2005, contains an explanatory paragraph expressing uncertainty with respect to our ability to continue as a going concern as a result of our net losses, working capital deficiency, stockholders' equity and cash used in operations.

                                    BUSINESS

General


         AskMeNow(TM) is a communications technology company, dedicated to optimizing the use of mobile cellular devices to improve individual productivity and efficiency, providing users with easier access to information regardless of location.


         AskMeNow(TM) is a new mobile information content service (the "Service") that provides the answer to virtually any question one can ask from anywhere and at any time. AskMeNow(TM) presently enables users of any mobile device with text messaging/SMS or email capability, to, email, or text message
(SMS) in questions. The accurate, detailed answer is text messaged or e-mailed back to the consumer's mobile device, usually within a matter of minutes. Unlike similar existing services, AskMeNow(TM) provides users a nearly effortless means to getting one concise answer to almost any question they can ask from anywhere and at anytime.

         Using proprietary software and proprietary methods, that are patent pending, the Service has the research capability to answer virtually any information-based question, including current news and events, sports scores, historical statistics, weather, entertainment, real time stock quotes and market data, driving directions, travel schedules and availabilities, emergency disaster information, comparison shopping, restaurant information and reservations, directory assistance, and random trivia (literature, history, science, etc.), provided the information is available on the Internet at no fee to access, unless we are already licensed to access the data. All information is researched on the Internet. Once information is accessed from third party strategic partners or Internet Search Engines, it is refined to a format suitable for easy reading on the screen of a user's mobile device and quickly emailed or text messaged back to the user. These strategic partners include leading content providers such as Cinema-source.com, Flytecomm.com, W3 Data for 411information, Hotels.com, Comtex, Maps.com, Shopping.com, SportsNetwork, Astrology.com, Stub Hub.com, Custom Weather, Alpha Trade, Distributive Networks, and Baseball - Reference .com

         We currently provide two platforms for asking questions, SMS (text messaging) and through a downloaded application. In the United States we are charging $.25 per question answered or a basic monthly fee of between $1.99 and $4.99 for unlimited use. We also expect to generate revenue from our customers purchasing ring tones, wallpaper, games and other items. We also provide the same question answering service in Canada through a licensed relationship with Roger's Cellular whereby they are currently charging $.75 per question. Depending upon the country where our service is offered, charges may vary.

         We have been notified by ESPN of their intention to discontinue the ESPN Mobile phone as of December 31, 2006. However, we are working with ESPN to continue offering AskMeNow on a new mobile ESPN platform, as well as other possible channels of distribution of their content.

         The Company has entered into an exclusive worldwide (exclusive of Italy) License Agreement with Expert System S.p.A. (d/b/a Cogito Italia), a leading company in the market of semantic (having different meanings) intelligence. The technology license is for the mobile communications industry, to enable us to access through a natural language query information that comes from structured and unstructured sources. Cogito leverages advanced linguistic analysis and semantics to facilitate the understanding of text. It provides an effective answer to problems encountered during research, filtering, classification, mining and discovery. Expert System has developed partnerships with known companies seeking to provide their services with technological added value.

         We are beginning to drive demand for our service from the consumer side utilizing media, including a television advertising campaign as well as 3rd party distributors including cellular resellers, ISP's, Content Partners. We are currently in discussions with Cellular phone manufacturers and Cellular Carriers in North America and elsewhere to provide distribution of our service. Efforts are underway to expose the AskMeNow(TM) product via a strong public relations and marketing campaign that will launch in unison with the TV campaign. We have completed a Co-Marketing campaign with Avis Car Rental and anticipate many more opportunities to distribute our service through Co-Marketing and Affiliate Programs. We have been running 30 second spots on cable stations across the United States during the months of October and November, 2006. Our customer base has been growing with as many as 300-400 new users per day.

         We have announced a formalized relationship with Kyocera, a handset manufacturer, that will provide a co-marketing effort to distribute the AskMeNow product through Kyocera's Carrier relationships and to make available the AskMeNow product on Kyocera handsets. There is a revenue share provision in the contract.

         The industry of information and technology is rapidly expanding and AskMeNow(TM) seeks to use its management's resources and know-how, coupled with superior ideas and technology, to become a leader in its field and a highly profitable service used by millions of people.

Industry

         The growth of new technologies in recent years has resulted in a shift in our rapidly changing society as the need and desire for accessibility to information expands. It is no longer acceptable to make an airline reservation from 9am-5pm by calling a travel agent; nowadays we expect to have access 24/7 to multiple mediums (e.g. -Internet, 800#, etc.) that will provide us with all of the necessary info for booking a flight. This is a trend that is not limited to the travel industry. Sports fans do not wait for their local news to broadcast the score of their favorite teams' game, they see it scrolling across the bottom of the television screen, or posted on their favorite websites, or have the score alerts sent to their mobile device. Investors do not wait for the morning paper to check stock quotes, they see them streaming across CNBC or showing up in real time on their computer screens.

         Fueled by technology's impact on the hunger for information, the Internet is now being surfed by millions of people at any given time, with over 51% of Americans signing on daily(1). Millions of people perform searches each hour and millions more send emails each day, and these numbers continue to grow, as nearly 3/4 of American households now have Internet access at home, a 7% growth since October 2003(2). To be able to stay in constant contact, over 200 million American's now own cell phones, with nearly four out of five American households now having a wireless phone, an 8% growth over the last 17 months. Wireless users are expected to send almost 50 billion text messages in 2005, making mobile SMS an estimated $2 billion industry, with thousands more purchasing new phones daily(3).

         The move from the television screen to the computer screen is taking the obvious progression to the Third Screen, and AskMeNow(TM) seeks to be at the forefront of this shift. The competition among cellular carriers has resulted in a near saturation and a bottom line for offerings and pricing of mobile phone calling, which is highly evident in the heightened carrier concentration experienced in recent months. The newest trend for mobile device makers and distributors is data and content. Ring tones, wallpaper, email, and mobile web browsers, have all seen great rises in users and monetary value in recent times as the market sees a shift from simple cell phones to fully portable multi-media mobile devices. Over 58% of mobile subscribers use their device for something other than making phone calls, with users utilizing their device to play games, take and share pictures, download ring-tones, and enter web browsers. Of those who used their device to go online 57% sought weather info, 41% accessed maps and directions, 44% looked up news and sports scores, and 40% checked movie and entertainment listings. A large percentage of users are communicating through text messages - 52% subscribers age 25-34, 37% of subscribers age 35-44 and 68% of subscribers age 18-24 sent or received text messages regularly(4).

         As a cutting edge technology that has become common place, mobile phones reach an audience that crosses all demographics and age groups, although early adoption of new mobile applications and devices is heaviest amongst the younger, more tech savvy age groups that are highly sought after by marketers. Nearly half of 12-14 year olds own a cell phone, up almost 300% since February 2002, and almost 3/4 of 15-18 year olds carry a mobile device. A majority of these younger users are interested in multifunction cell phones that offer greater access to different types of media, including cameras, MP3 players, etc.(5) Americans in general are searching for more ways to access more information at all times, as consumers' spending for online content grew by 14% to $1.8 billion in FY2004.(6)

         Forward thinking marketers are already starting to see the potential for getting their message out in highly targeted ways through new emerging mediums. As total US ad spending rose 9.8% in 2004 to $141.1 billion(7), online advertising saw its highest ever yearly spend of $9.6 billion, and an unparalleled 32% increase year-to-year.(8) The strongest growth amongst the online advertising sector has been in advertiser paid-search, which now makes up 36% of all US online advertising, and is expected to grow by 24% per year over the next five years.(9) Prices for a Paid Search(10) have also seen a significant rise, up approximately 20%. Where only a few years ago advertisers would have paid an average of $.50 to $2.00 for top of the page listings for key search terms, prices have escalated to approximately $25.00 per click.(11) Marketers are beginning to realize the value of contextually supplying messages and furthering it with the ability to reach their highly targeted users anywhere and anytime via their mobile devices. One out of four college students has reported receiving an ad on their mobile device(12), which is a number that will grow exponentially in the coming months and years.

--------------------------------------
(1)  2005 Media Comparison Study. MediaCenter, 22 March 2005.
(2)  Kelsey Group - Constat Inc Research Study, 23 March 2005.
(3)  Local Mobile Search - Hold the Phone. C-Net, 10 March 2005.
(4) "Mobile phones are for more than phoning" (M:Metrics Benchmark Report) - Center For Media Research, 23 March 2005.
(5)  NOP MKids Study. NOP World Technology, 10 March 2005.
(6)  Online Publishers Association / ComScore Media Metrix, 10 March 2005.
(7)  TNS Media Intelligence Report, 8 March 2005.
(8)  Interactive Advertising Bureau Report, 22 February 2005.
(9)  Merrill Lynch Equity Research, 21 March 2005
(10) A "paid search" refers to the method of buying and selling advertising space that is sold as an attachment to Internet searching.
(11) Search Advertising's Success Finds Rates Rising Rapidly. Yahoo! News, 24 March 2005.

         The industry of technology and information is on the rise and at a point where medium convergence and shifts in thought paradigm necessitate individuals' ability to access vast arrays of information with the simple push of a button while on the move in a matter of moments. We believe that the convergence of increasingly sophisticated, data-enabled cellular phones, the demand for useful content and the absence of any direct competitor will be a unique opportunity to create our niche within the market and establish our company as the industry standard.

Products & Services

         This societal paradigm shift and reliance on technology to make greater amounts of information more readily accessible opens the door for a mobile application like AskMeNow(TM). We are a services based company, focused on increasing the productivity of individuals by enhancing the functionality of mobile devices. Our AskMeNow(TM) product is a service that allows consumers to easily use their mobile device to access a world of information by email or text message. In today's world, there is a direct correlation between access to information and productivity, and AskMeNow(TM) seeks to provide more information to the mobile user making them more productive than ever before.

         AskMeNow(TM) is the only service that combines the basic products and services already offered by online search engines, mobile carriers, and wireless applications, into one concise product. We believe AskMeNow(TM) surpasses each of the other offerings by creating a synergy that empowers the consumer with the ability to access a world of information through a text message or email, thus providing one of the most effective and comprehensive resources available today for the busy mobile individual.

         AskMeNow(TM) is able to process these requests quickly, painlessly, and accurately for the consumer, leaving them free to perform other tasks - such as conducting a meeting, driving, making phone calls, or running through terminals.

AskMeNow(TM) Basic

         AskMeNow(TM) provides two ways to access our service, text message or through a downloaded application. We currently offer applications for most Blackberry devices and will soon be offering applications for many popular phones, including models by Motorola, Kyocera, Palm, Nokia, and others. The applications provide templates to ask basic questions and offer an opportunity for the user to pose an AskMeAnything question in natural language. The template creates a framework for questions in the most commonly asked information verticals(13) - Directory Assistance, Weather, Stock Quotes, Directions, Sports Scores, Movie Times, Dictionary, Flight Information, shopping, restaurants, horoscopes and news. Under each category the user is prompted to enter the exact information needed to give them an accurate response. For example, weather requires a zip code or city & state, stock quotes requires a ticker symbol and the traded market, and sports scores require the league and the team name. Once the correct information is entered into the template, the user simply pushes send and an email or text message (depends on users device) is sent in to our research queue The answers to these AskMeNow(TM) Basic questions will be automatically culled from our content partner's databases through the unique XML feeds we have established. The answers are correctly formatted, then automatically paired with an appropriate contextually based paid advertisement or marketing message and sent directly back to the end user's device. We are currently expanding our template to offer as many categories as possible.


------------------------------------
(12) Ball State University Study on Wireless Messaging. Michael Hanley, February 2005.
(13) "Verticals" are companies who are partners because they offer extensions of similar products. A vertical partner would be someone that distributed a similar product into a particular market segment.

AskMeNow(TM) Alerts

         We are also developing an information alert service that will enable users to customize content that they would like to receive without having to submit a question to AskMeNow(TM). Users could select from a range of information based on their personal interests and preferences, and have content sent directly to their device at pre-arranged times. For example, users could sign up and be alerted at certain pre-set times each day with quotes from the stocks they are following closest. Or users can sign up their favorite sports teams and get alerts every time they play, or users could have a pre-set morning message sent everyday with the weather, their horoscope, and the news. The content possibilities are wide ranging and will offer information for all types of people and interests.

AskMeNow(TM) Additional Premium Services

         AskMeNow(TM) Premium will also offer users the following:

         o Real-Time Stock Quotes directly on to their mobile devices (stock quotes from AskMeNow(TM) Basic carry a 20 minute delay) for a flat monthly rate.

         o AskMeNow(TM) Premium will also offer users access to a full suite of concierge services, ranging from booking travel plans, to making restaurant reservations, to purchasing gifts, and more. Users will simply text message, email, or phone in their requests and a live operator will fulfill their desires and let them know once it has been completed to their exact specifications.

         o With our ability to facilitate customer's requests through our unique natural language query system and templated formats, we anticipate selling products and services, ranging from ringtones, games, and wallpaper.

AskMeNow(TM) Enterprise

         Utilizing the Licensed software from Cogito, we anticipate offering an Enterprise solution in 20076 that enables any business with a database of information to easily incorporate their information into our servers, without an advanced technologist and for very little expense. We will provide a secure environment, from original database to end user, to permit controlled access to information. Enterprises will be able to create their own Icon in AskMeNow(TM) that is accessible by either their own employees or customers at large. For a small monthly fee, companies can provide their own database to employees in the field for real time access to vital information. Further, we will provide an Enterprise with an ability to share their database of information with the AskMeNow customer base through a simple text message request or through an application. We are currently in a beta test with a handset manufacturer to utilize our technology to deliver customer service and product help information to end users.

AskMeNow(TM) Content Portal

         Our ability to create stickiness with our customers will depend in great part on the selection of content we provide. We are creating a technology that will enable "easy to integrate" tools for any content. Our goal is to offer any preexisting content provider on the Internet the ability to share their realm of information to our end user's at a minimal charge. By satisfying the end user's demand for information, we will generate far more queries into the AskMeNow(TM) system, helping to generate more and better advertising placements. We will share in revenue with all content providers for queries made to their content.

Revenue Model

         AskMeNow(TM) has been created with a revenue model designed to generate revenue from end users of the product, as well as marketers who are trying to reach our end users. The AskMeNow(TM) service is offered to users on a per transaction basis and expects to also offer monthly packages that includes unlimited question capability, enabling the acquisition of a large user-base, providing us an endless array of intimate data about their lifestyle, making access to our users highly attractive to marketers and advertisers. We anticipate generating revenue through contextually referenced advertisements, based upon Cost Per Click, Cost Per Acquisition, or Cost Per Thousand Views. We also expect to generate revenue through the sale of Premium products such as Ringtones, Wallpaper, Games, etc.

         Additionally, revenue is anticipated from partnerships utilizing our technology to access data from their own content, whether under private label or as a distributor of our brand name.

ConTEXTual Marketing / Ad Services

         AskMeNow(TM) Ad Services offers marketers and advertisers an exciting and innovative platform for messaging potential customers. Taking advantage of our unique relationship with our customers, we are able to extend the reach of an advertiser directly to the end consumer. Our customers are mobile; our messages are highly targeted and reach our users while on the go, meaning there is no better way to advertise a company's products or services.

         The goal of every advertiser is to provide their specific offering at the moment a potential user is ready to use a product or service. Cellular phone messaging is the wave of the future, and AskMeNow(TM) answers all of its questions via text messaging or e-mail, allowing for an intimate communication between our company and our users. Our customer base is developed with personal demographic information, interests and location depending upon the phone. All questions are categorized, enabling delivery of an end consumer that has been decoded for subject matter, past inquiries, sex, age, occupation, personal interests, and location. This means an advertiser or marketer who places a ConTEXTual Marketing Message through our service is reaching a large audience of only their most targeted and desired potential customers at the exact moment when their message means the most. No longer will advertisers pay for unnecessary impressions at inopportune times amongst individuals with a low chance of ever using their product or service.

         For example, we are able to take the message an advertiser of fast food has for its new menu item and pair it with the answers sent back to questions in the dining and eating category that come from users who fit the advertisers targeted demographic of male 18-34, living in the Midwest.

         Since every company and product/service is different, we offer advertisers and marketers a variety of ways to ConTEXTually Market through the AskMeNow(TM) Ad Services:

         o Brand Texting - Corporate or Product brand names can be positioned for awareness on a cost per message basis and sent to targeted users.

         o Vertical Texting - Advertisers can bid on keywords and information categories (verticals) so that their product or service can be marketed exclusively to users who ask questions that concern their desired vertical, use particular keywords, etc. Vertical Texting is the 3rd Screen Equivalent (this refers to the mobile phone, the first is the TV, and the second is the computer) of Paid Search and allows marketers to relay their brand's message directly to those interested in their vertical.

         o Performance Texting - Pay per performance (inquiry) based program - text messaging targeted users with message to contact advertiser. Based on cost per call to unique 800#, cost per click (not available on all consumer devices), cost per request for additional info, cost per use of coupon code at website, etc.

         o Coupon Texting - Electronic coupons text messaged back to users and redeemable at a given location. Sent to highly individualized users at time of decision and point of purchase.

         The richness of the media impression delivery differs depending upon the end users device. With BlackBerry's and other smart-phones that receive email we have the ability to make marketers message(s) theoretically infinite in size, and it can include graphics, text, pictures, click-through links, etc. On newer cell phones we also have the ability to send media impressions via MMS (meta-messages) or a WAP gateway (a mini website link), which give us almost the same freedom as E-mail enabled devices, just on a smaller format. On older cell phones we have the ability to stay within the 160 text only character limit of the SMS (short messages) format. As current and new mobile users adopt more modern, improved devices, AskMeNow(TM)'s ability to deliver marketer's media impressions in increasingly rich format will continue to grow.

         As technology progresses and greater numbers of new, more sophisticated devices are adopted by the cell phone using public, we will be able to take advantage of our content partners existing relationships to allow for much greater targeting and local advertising. New avenues of potential advertisers and marketers will help allow us to evolve our Ad Services offerings and garner depth amongst users, making our service exponentially more valuable to marketers.

Premium Services; Enterprise Fees

         We anticipate recurring revenue to be generated from Enterprise Fees as we establish relationships with companies positioned to share access to their database with either employees or the general public. Cellular carriers have shown enormous interest in sampling this product for their own internal needs, in the United States and abroad. It is of vital interest to carriers to provide easy data integration for businesses of all sizes, potentially creating a strategy for reducing churn.

Local Yellow Pages: Smart Ads

         As part of our ability to provide users simple access to information without having to search the web on their phone, we will be introducing an innovative process for every business to provide basic information, as well as advertisements directly to our end user. For the millions of businesses in the United States that have no means to advertise on the Internet, we will be offering a free listing in the AskMeNow(TM) Smart Ads directory. Businesses can create their own message that can be changed 24/7, the fees for messages created beyond the free listing will range from $3.00 per month to $25.00 per month. Customers will have easy access to a listing of all businesses in their area by category.

Billing

         While we believe that our pricing structure is attractive, to maximize our revenues the use of our services must be seamless, including the payment methods. We are currently integrated with Simple Wire, an SMS Code Integrator, this provides us the ability to seamlessly bill customers of the major carriers in the United States. In Canada, we are integrated with Rogers Wireless and can bill directly through Rogers for all of their customers. Over time, we anticipate relationships direct with cellular carriers that will provide retention of a greater percentage of our revenue.

Sales & Marketing

         Like the introduction of any new product or service, the success of our marketing is preeminent to our success as a company. Our business model provides for the marketing of our AskMeNow(TM) service through two overlapping but distinct channels. Retail channels involve using our own resources to directly target end-users and create avenues for them to become AskMeNow(TM) customers. Wholesale channels include leveraging our relationships and co-marketing efforts directed at handset makers, third party distributors, wireless carriers, content providers and advertisers.

Retail Marketing - Direct to the end user

         For AskMeNow(TM) to become a viable business and a major player in the mobile content and information world, its initial service launch to the general public of over 200 million mobile device users nationwide will have to be supported by a substantial direct to consumer marketing push. To coincide with the launch and to garner a sizeable user base in America and Canada AskMeNow(TM) plans a large national television advertising campaign, supplemented by strategic media placements and publicity/promotional support. All retail marketing, directed at the end user, will be intended to increase sign up at www.askmenow.com or through our 1-800 # and to strengthen brand awareness.

         The television campaign will include 30 second spots designed to display the product and brand as easy to use, informative, and available for free to all mobile device users. The ads will be positioned towards our heaviest users - young adults, business professionals, and technology early adopters. The campaign will run in heavy rotation on the leading cable television networks in the top 100+ markets nationwide. Our current television spot is available for viewing on our website in our Press Room and appeared in the top 100 markets in the United States on local cable channels for the months of October and November, 2006.

         To support the television campaign AskMeNow(TM) will also feature highly specialized media placements in a variety of other traditional media, including broadcast television, print, outdoor, radio and online. All supplemental media will be very targeted and defined by users/adopters and specific markets/regions. AskMeNow(TM)'s campaign will also include some guerilla marketing efforts through untraditional mediums, to help a grassroots push utilizing word of mouth in the digital age.

         Promotional and publicity efforts are already underway and will continue to co-exist with ASKMENOW(TM)'s planned media campaigns. We will have in-store promotions and POP displays in many cellular carrier and independent mobile device retail locations nationwide. Promotional events will be staged in high traffic areas at ideal locations (i.e., college campuses) to garner greater brand awareness and an increased user base. Publicity, including dissemination of press releases, media kits, news bulletins, etc. will target the technology and content and general media. We have enjoyed substantial press in the Wall Street Journal, Today Show, USA Today, The Weather Channel and countless other articles in many local newspapers and online sites.

         Vendor booths and appearances at trade shows, coupled with placements in media and mobile information industry publications and events will help to draw a user base amongst early adopters, while more importantly gaining recognition of AskMeNow(TM) amongst the advertisers we seek to use our Ad Services and the carriers and resellers we seek to aide in our Wholesale Marketing.

Wholesale Marketing - Through distributor relationships

         While AskMeNow(TM) plans to increase its brand awareness and sizeable user base greatly through traditional retail/direct marketing to consumers, we also recognize the importance of utilizing other channels to reach potential users. The plan is to establish relationships with manufacturers, carriers and resellers in the mobile device industry who will help to market and sell the AskMeNow(TM) service.

Manufacturers

         o Research in Motion -[UPDATE] Research In Motion Ltd. ("RIM") (NASDAQ: RIMM; TSX: RIMM) is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Founded in 1984, RIM's revenue for FY 2004 was $594.6 million (+93.9% from FY
               2003)(14). RIM has agreed to promote the AskMeNow(TM) product with us, and in April 2004 we were accepted as a BlackBerry ISV Alliance Program Member. The initial term of this agreement is one year, with automatic one-year renewals unless earlier terminated. Being a BlackBerry Alliance Program Member affords us the following:

               o AskMeNow(TM) will be featured within the BlackBerry(TM) Partner Newsletter that is accessed by RIM's reseller community and the BlackBerry Connection(TM) email newsletter that is distributed to BlackBerry(TM) customers.

               o AskMeNow(TM) will be included in the BlackBerry(TM) Downloads web site that is accessible by BlackBerry(TM) customers through the BlackBerry(TM) Desktop Manager.

               o AskMeNow(TM) will be featured in the 2005 Enterprise Solution Guide sent to every BlackBerry(TM) user and available for download on the BlackBerry(TM) web site.

-------------------------------
(14) Hoovers Inc, February 2005.

               o     Participation at tradeshows with RIM.

               o RIM will also assist us in gaining entree into the wireless carriers. RIM has teams, usually of 20 members, for each of the major wireless carriers throughout the U.S. and Canada. RIM is now marketing AskMeNow(TM) to those carriers.

               o Potential availability of marketing development funds to be used towards jointly planned and RIM approved marketing activities aimed at increasing awareness and sales of the Alliance Program Member's solution in conjunction with BlackBerry(TM). Marketing activities may include:

                        .   Advertising

                        .   Direct mail programs

                        .   Point of sale materials

                        .   Telemarketing programs

                        .   Seminars

         RIM has recently announced a new product for their Enterprise customers called MDS Studio, AskMeNow(TM) has been announced as one of the featured services of this program. We are currently attracting new Blackberry customers every day as a result of this relationship.

         Finally, RIM has begun multiple Media Seeding programs of their new handheld devices and has installed the AskMeNow(TM) application on these phones prior to their release. We are receiving recognition in the press since this program began.

Mobile Carriers

         o Canadian Carriers - We are currently under contract with the largest Canadian carrier, Rogers Wireless and in the proposal stage with two of the next largest carriers in Canada.. Rogers Wireless has launched our product as an application for Blackberry devices and will soon be releasing new applications for many more of their handsets. We anticipate co-marketing our service with Rogers in the coming months as more applications become available

         o U.S. Carriers - Currently], we are working closely with a number of Carriers on projects ranging from private label opportunities to utilizing current retail distribution points to offer the AskMeNow(TM) service. We believe we will be announcing new relationships in the coming year that will enable AskMeNow to reach a wider audience with the direct support of the carriers.

Resellers

         o Handango - We have a distributor relationship with Handango, a large online reseller of applications for mobile devices. Handango began selling our application in the fourth quarter of 2004, and has already sold over 500 new customers the AskMeNow(TM) downloadable application for BlackBerry users for a price of $5.99 a month.

         o Cellular Only - They have just launched a program whereby all of their customers that purchase phones will be signed up for the AskMeNow(TM) service at the time of purchase. The ASKMEANYTHING feature, which is normally charged $.49 per question, will be provided free for all CellularOnly customers for 90 days.

Content Providers/Advertisers

         We are in discussions with many of our advertisers to begin affiliate programs whereby customer generation will create an opportunity for revenue share. As we move forward, we anticipate growing our customer base through programs like Daily Comedy, which couples our asset of easy access to information on the go with nationally recognized brands on the Internet.

Development & Production

         During 2005 we created AskMeNow(TM), Philippines, our wholly owned operation with over 150 employees, providing our back end research for queries, engineering to help develop and manage our software and hardware, and an accounting department to manage both our American and offshore operations.

Technology

         We have filed for a provisional patent for our proprietary systems and software and have currently developed/implemented the following technology:

         o The current hardware configuration is comprised of seven servers that house the Microsoft 2000 Web Service and we operate on two Linux Servers that house our Java Applications.

         o The AskMeNow(TM) Call Center Application has been developed in .Net framework. The backend or relational database management system that is currently being utilized is Microsoft's SQL Server. The combination of .Net and SQL Server affords the company the luxury to extend the functionality of the application efficiently and rapidly. The application's life cycle consists of over 10,000 programming and testing hours.

         o The AskMeNow(TM) Call Center Application is used by our web-researchers, the graphical user-friendly interface allows for all researchers to answer questions accurately as well as efficiently.

         o We have developed a high quality, highly functional website (http://www.askmenow.com), that offers users insight into the AskMeNow(TM) service, giving valuable information about the products we offer, how to use them, benefits and features, answers to FAQ's, contact information, and the ability to sign up for the service.

         We have developed all software codes, which are used in the AskMeNow(TM) service. To protect our proprietary rights, we currently rely on copyright, trademark and trade secret laws, confidentiality agreements with employees and third parties, and agreements with consultants, vendors and customers, although we have not signed such agreements in every case. Despite such protections, a third party could, without authorization, copy or otherwise obtain and use our intellectual property. We can give no assurance that our agreements with employees, consultants and others who participate in development activities will not be breached, or that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or independently developed by competitors. We have filed for a provisional process patent for our software and the registration of certain of our trademarks and service marks in the United States. In general, there can be no assurance that our efforts to protect our intellectual property rights through copyright, trademark and trade secret laws will be effective to prevent misappropriation of our intellectual property. Our failure or inability to protect our proprietary rights could materially adversely affect our business, financial condition and results of operations.

Content

         We have established relationships with leading content providers in a variety of information verticals that our integral to AskMeNow(TM)'s success.

         Currently we have the following structured deals:

         o     Custom Weather

         o     Sportsnetwork.

         o     Maps.com

         o     W3Data for 411 information

         o     Hotels.com

         o     Alpha Trade

         o     StubbHub

         o     FlyteComm.com

         o     Cinema Source

         o     Shopping.com

         o     Astrology.com

         o     Distributive Networks

         AskMeNow(TM)'s ability to access already existing, quality content in major information verticals is critical to our success as it greatly reduces the time and costs associated with researching and answering users questions. The content strategy is to acquire the most widespread amount of data and information feeds from industry leaders, beginning in the verticals that are most frequently the subjects of questions. The more content in different areas that we have to offer, the more attractive we become as a service. Eventually we aim to have content on direct feeds that covers anyone who carries a mobile device, providing content specific to their interests, gender, age, location, and more. While content deals are not a necessity for answering all of our user's questions, we feel that as we move forward and garner a larger customer base, AskMeNow(TM)'s ability to quickly and effectively access a vast array of information will greatly enhance the service and make AskMeNow(TM) far more desirable to the end user.

Competition

         To our knowledge AskMeNow(TM) will be the first product of its kind to be offered and downloaded to cell phone users. The only companies that could be considered in `like' businesses are OnStar, Carrier supported 411, and the new GOOGLE SMS. There are a number of startup companies offering automated content, some for a fee and some for free, none of these services offer the ability to answer any question, AskMeNow(TM) stands out as the only source for answers to any question on a cell phone without getting links.

OnStar:

         o     2.5 million subscriptions

         o     Majority owned by General Motors

         o     Target audience is exclusively in-vehicle systems

         o Single Button press on Vehicle Console connects driver to OnStar operator

         o Monthly fees range from $16.95 for minimum service to $69.95 for full service including concierge service that provides Driving Directions, Restaurant Reservations and Movie Times lookup

         o Of the top seven categories of inquiries, all are related to the automobile and driving directions.

         o They do not service the breadth of categories of queries that AskMeNow(TM) receives.

Carrier Supported 411:

         o Limited to simple directory assistance for phone number and address look-up, and simple directions.

         o Studies show that up to 40% of the time the information they provide is incorrect or not what the customer was seeking.

Online

         Google(TM) also offers Google-Answers, a fee-based, question-answering service. If you have a question, you can post it, set a price for it and await a response. An answer can currently cost from $2.50 to $200, with the researcher receiving 75% of the amount bid once the question is answered to the asker's satisfaction. The interface also allows for comments, so that people not approved as researchers or who may not have the entire answer to the question, can chime in with additional information. Google(TM) owns the answers that researchers and commentators provide. This process of knowledge accumulation and storage has been likened to a paid version of Usenet without the span. Google(TM) presently has approximately 500 researchers working for them. Google has just released its new SMS service that receives questions via text messaging and responds via text messaging. It is extremely limited in its range of categories answered, does not provide live operators and appears to be relatively inaccurate and slow.

         In 2002 former executives of Symbian and Psion PLC, two U.K. telecom companies, formed Issue Bits (www.issuebits.com), an Internet-based question-answer service which operates only in a text messaging format and is currently available only to selected U.K. mobile phone users.

Legal Proceedings

         In the ordinary course of business, the Company may be involved in legal proceedings from time to time. As of the date of this prospectus, except as set forth herein, there are no legal proceedings against the Company. No governmental agency has instituted any proceedings or served the Company with any complaints. However, the Company has been advised by Pioneer Credit Recovery, Inc. ("Pioneer") that the U.S. Department of Treasury has placed with Pioneer an account owed to it by the Company's former wholly-owned subsidiary Ocean West Enterprises ("OWE"). The former principals of OWE and the Company did not disclose to InfoByPhone or current management that they and OWE had guaranteed three HUD loans in the aggregate amount of $151,980. In the event a claim is made against the Company by Pioneer, the U.S. Government, or any other party, the Company will seek indemnification from the former principals of OWE, Consumer Direct of America, the Company's principal shareholder, and their affiliates under both the Exchange Agreement, as well as an Assignment and Assumption of Liabilities Agreement dated May 23, 2005. As of September 30, 2006, the Company had not accrued any amount for this guarantee.

         The Company has been advised that there are 448,420 outstanding warrants to purchase common stock of the Company, a portion of which may still be exercisable despite former management's representation and warranty that there were no outstanding warrants at the time of the Reverse Merger. Included in these warrants are 300,000 claimed to be exercisable at $0.25 per share through August 15, 2007. The alleged holder of these warrants, a former consultant of the Company, has filed a lawsuit against us in the United States District Court for the Southern District of New York seeking specific performance of an agreement which provided for "piggyback" registration rights and seeks to have the Company include the 300,000 shares underlying the warrants in its pending registration statement on Form SB-2. Notwithstanding the fact that the subject matter of the lawsuit is still in dispute, the Company has agreed to register the shares in this registration statement.

         The Company has received a claim from an attorney for Marshall Stewart, the former CEO of the Company. Mr. Stewart was employed by the Company under an employment agreement dated September 1, 2004. Mr. Stewart was to be compensated $180,000 per year in base salary plus bonuses through August 31, 2007. Mr. Stewart's claim is for a breach of contract alleged to have occurred in late 2004 when the Company was under the control of Consumer Direct of America ("CDA") and for CDA's failure to advise the Company's shareholders of the sale of OWHC until after the Reverse Merger. As of August 18, 2006 the Company has not accrued any expense related to the claim and no further developments have occurred with this claim.

Employees


         As of December 22, 2006, we employed 12 employees in the U.S., including 9 members of management. The Company's Philippines subsidiary employs approximately 150 persons.


Properties

         The Company's principal operating offices are located at 26 Executive Park, Suite 250, Irvine, California 92614. The lease is for approximately 2,641 square feet under a 3-year lease ending in 2008. We lease approximately 32,600 square feet of office space under a month-to-month lease in Deerfield Township, Ohio at a monthly rent of $2,415.00 from an unaffiliated third party. We also lease approximately 1100 square meters of office space under a one-year lease in Makati City, Manila, Philippines at a monthly rent of $4,910 from an unaffiliated third party. There is an option for a second year on this lease at a rent that is increased by ten percent.

                                   MANAGEMENT

Executive Officers and Directors

         None of our existing officers, directors of employees continued as such following the Closing of the Transaction. Following the Closing of the Transaction, the IBP executive officers, directors and director nominees became the executive officers, directors and director nominees as listed below. The election of Mr. Cohen and Mr. Smith as directors became effective immediately. The election of Mr. Sordi became effective on July 18, 2005, the eleventh day after mailing of a separate Information Statement in accordance with Section 14(f) and Rule 14f-1 of the Exchange Act. The following are our current executive officers and directors and their respective ages and positions as of the date of this Prospectus:

Names                    Ages  Position
-----------------------  ----  ----------------------------------------------
Darryl Cohen              53   Chairman, Chief Executive Officer and Director
Alan Smith                52   Director
Sandro Sordi              45   Director


         Darryl Cohen (53) Mr. Cohen has been chairman, chief executive officer and a Director of the Company since June 2005 and of IBP since September 2004. Prior to that, Darryl Cohen served as chairman and chief executive officer of Ramp Corp. (RCO-Amex), a company that through its wholly-owned subsidiaries provides Internet-based communication, data integration, and transaction processing technologies designed to provide access to safer and better healthcare from September 2002 through April 2004. On June 2, 2005, Ramp Corporation filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (Bankruptcy Petition #: 05-14006-alg).

         Prior to becoming Ramp's chairman and chief executive officer in September 2002, Cohen invested in public and private companies, frequently working with management in the areas of marketing strategy and financing. Before that, he was president of DCNL Incorporated, a privately held beauty supply manufacturer and distributor he founded in 1988 and sold to Helen of Troy in 1998. During his tenure as president of DCNL, Cohen was also co-owner and president of Basics Beauty Supply Stores, a chain of retail stores in California, from 1985-1999. He has also owned businesses in the food-services and gift industries, and holds a BA in Political Science from the University of California at Berkeley.

         Alan Smith (52) Mr. Smith has been a director of the Company since June 2005 and of IBP since April 2005. During 2004 and 2005, Mr. Smith has been involved in personal investments and new investment opportunities. Prior thereto, from 1979, he was the owner/president of Aaron Kamhi Inc., an apparel manufacturing company specializing in private label products for chain and department stores, at which he worked for 25 years. He was involved in all aspects of the business. Mr. Smith has been actively involved in community programs working with youth for the past 20 years.

         Sandro Sordi (45) Mr. Sordi became a director of the Company on July 18, 2005. He currently serves as the General Counsel for the RS Group of Companies, Inc., a holding company for a group of insurance and finance related businesses and affinity program managers. Mr. Sordi joined the RS Group in 2003 where, as its General Counsel and a Director, he has taken a leading role in developing the company's growth strategy and engaging in negotiations of all types. Prior thereto, from 1990 Mr. Sordi was engaged in the private practice of law as a sole practitioner in addition to being involved in certain investment projects. Mr. Sordi has been a member of the Florida Bar since 1990, having earned his Juris Doctor from the University of Miami, Florida and his B.A. (Honors) from York University in Toronto, Canada.

         Board of Directors Committees and Meetings

         Currently, our entire Board of Directors acts as audit, nominating, corporate governance and compensation committees. Mr. Alan Smith is the Chairman of the audit committee and compensation committee, and Mr. Sordi is the Chairman of the nominating and corporate governance committee.

         In compliance with Item 7(h) of Schedule 14A, security holder communications will be initially screened by the Company's nominating and corporate governance committee (the "Committee") to determine whether they will be relayed to Board members. This Committee will also determine whether to seek the approval of such Item 7(h) policy by the independent Board members or not, as described in the instructions to Item 7(h)(2)(ii) of Schedule 14A, or any successor provision thereto. Once the decision has been made to relay such communications to Board members, the Committee will release the communication to the Board on the next business day.

         During the year ended December 31, 2005, our Board of Directors held four meetings and took action by written consent on 8 occasions since the change in control of the Company on June 6, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act, as amended, requires our directors, officers and persons who beneficially own more than 10% of the shares of our common stock (each, a "Reporting Person") to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to Ocean West pursuant to the Exchange Act. Based solely upon a review of the forms and amendments thereto furnished to Ocean West during the year ended December 31, 2005, we believe that each Reporting Person complied with all applicable filing requirements during such fiscal year, however, current management has no knowledge of late filings by prior management.

Certain Relationships and Related Transactions

         On July 15, 2004, Marshall L. Stewart, Daryl S. Meddings, Enfo Loan Corporation, Kingsley and Nancy Cannon and Dale and Suzanne Delmege agreed to sell 4,921,930 of their shares of common stock of Ocean West to Consumer Direct of America, a Nevada corporation ("CDA") in exchange for 622,388 shares of CDA (the "Transfer") for an approximate value of $1,178,802, based on the average trading prices of the respective stocks for the month of June 2004. The Transfer constituted a change in control of Ocean West.

         In January 2006, the Company completed a $350,000 bridge loan (the "Bridge Loan") from two lenders, one of whom is Sandro Sordi, a director of the Company who loaned $100,000 and the second an unaffiliated entity which has been repaid with penalties of $52,425. The remaining $100,000 of the Bridge Loan is evidenced by a 10% subordinated promissory note due in March 2006 and is currently in default. An aggregate of 35,000 warrants were issued to the lenders, as well as 17,500 warrants to the selling agent for the Bridge Loan. The warrants are all exercisable through January 31, 2011 at $2.00 per share (the closing bid price of the Company on January 12, 2006).

         As of March 1, 2006, the Company completed a $200,000 secured bridge loan from two lenders, for $100,000 each, one of whom is Darryl Cohen, the Company's Chief Executive Officer, and the second, an affiliate of the Placement Agent who has been repaid. The remaining $100,000 bridge loan is evidenced by a 16% secured promissory note due upon the earlier to occur of June 30, 2006 or the Closing of at least a $1 million financing which due date has been extended. As of November 24, 2006 $2,137 remained owed to Mr. Cohen. The notes are secured by the assets of the Company and are accompanied by a Confession of Judgment with a three day notice provision.

         See "Executive Compensation" - below for information on stock options and an employment agreement entered into by the Company.

Executive Compensation

         Summary Compensation Table

         The following table shows information concerning all compensation paid for services to the Company in all capacities during the year ended December 31, 2005 and the period from January 7, 2004 (Inception) to December 31, 2004 or accrued within the current fiscal year as to the Chief Executive Officer and each of the other two most highly compensated executive officers of the Company who served in such capacity at the end of the last fiscal year (the "Named Executive Officers") whose total annual salary and bonus exceeded $100,000:

                                                                                        Long-Term Compensation
                                                                                ----------------------------------------
                                                                                Restricted  Shares        Other Annual
                                                                                Stock       Underlying                  )
Name                                     Year          Salary ($)   Bonus($)    Awards      Options       Compensation($
---------------------------------------- ------------- ------------ ----------- ----------- ------------- --------------
Darryl Cohen, President,                 12/31/2005    $110,000(1)  *           *           *             *
Chief Executive Officer

Marshall L. Stewart                      12/31/2005        None     0           0           0             0
President, Chief Executive Officer       9/30/2004     $180,000     0           0           0             0
                                         9/30/2003      170,000     0           0           0             24,988

Daryl S. Meddings                        12/31/2005        None     0           0           0             0
Executive Vice President and             9/30/2004     $180,000     0           0           0             0
Chief Financial Officer                  9/30/2003      170,000     0           0           0             44,779

Wayne K. Bailey                          12/31/2005        None     0           0           0             0
Chief Financial Officer                  9/30/2004            0     0           0           0             0
of Parent Ocean West Holding Corp.       9/30/2003            0     0           0           0             0

---------------
         (1) Commencing on April 28, 2006, Mr. Cohen's salary was increased to $250,000 per annum.

Stock Options

Options/SAR Grants In Last Fiscal Year

         On July 20, 2005, the Board of Directors granted Darryl Cohen an option under his employment contract to purchase 200,000 shares of Common stock exercisable for up to 10 years at $.70 per share. Fifty (50,000) thousand shares vested immediately and 50,000 shares vested every 90 days thereafter for 9 months.

Ocean West Holding Corporation 2006 Employee Stock Incentive Plan

         The Company has adopted the 2006 Employee Stock Incentive Plan (the "2006 Plan") in order to motivate participants by means of stock options and restricted shares to achieve the Company's long-term performance goals and enable our employees, officers, directors and consultants to participate in our long term growth and financial success. The 2006 Plan provides for the grant of any combination of stock options to purchase shares of Common Stock or restricted stock to our directors, officers, employees and consultants and those of our subsidiaries. The 2006 Plan which is administered by our Board of Directors, authorizes the issuance of a maximum of 3,000,000 shares of Common Stock, which may be authorized and unissued shares or treasury shares. The stock options granted under the 2005 Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code ("ISO's"), or non-qualified stock options ("NQSO's"). Both incentive stock options and non-qualified stock options must be granted at an exercise price of not less than the fair market value of shares of Common Stock at the time the option is granted and incentive stock options granted to 10% or greater stockholders must be granted at an exercise price of not less than 110% of the fair market value of the shares on the date of grant. If any award under the 2006 Plan terminates, expires unexercised, or is cancelled, the shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards. The 2006 Plan is subject to shareholder approval, however, will terminate on August 4, 2016. Options to purchase an aggregate of 1,200,000 shares of Common Stock have been granted to 7 non-officer employees as of August 4, 2006.

2005 Management and Director Equity Incentive and Compensation Plan

         The Company has adopted the 2005 Management and Director Equity Incentive and Compensation Plan (the "2005 Plan") in order to motivate participants by means of stock options and restricted shares to achieve the Company's long-term performance goals and enable our employees, officers, directors and consultants to participate in our long term growth and financial success. The 2005 Plan provides for the grant of any combination of stock options to purchase shares of Common Stock or restricted stock to our directors, officers, employees and consultants and those of our subsidiaries. The 2005 Plan which is administered by our Board of Directors, authorizes the issuance of a maximum of 2,000,000 shares of Common Stock, which may be authorized and unissued shares or treasury shares. The stock options granted under the 2005 Plan shall be either incentive stock options, within the meaning of Section 422 of the Internal Revenue Code ("ISO's"), or non-qualified stock options ("NQSO's"). Both incentive stock options and non-qualified stock options must be granted at an exercise price of not less than the fair market value of shares of Common Stock at the time the option is granted and incentive stock options granted to 10% or greater stockholders must be granted at an exercise price of not less than 110% of the fair market value of the shares on the date of grant. If any award under the 2005 Plan terminates, expires unexercised, or is cancelled, the shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance pursuant to the grant of new awards. The 2005 Plan will terminate on June 6, 2015.

         On July 19, 2005, the Board of Directors granted Alan Smith and Sandro Sordi, the two independent members of the Board of Directors, options to each purchase 40,000 shares of Common Stock. These non-qualified stock options are exercisable for 10 years commencing on July 20, 2005 at $.70 per share, with 25,000 shares vested immediately for prior services and an additional 5,000 shares vested each four months from July 19, 2005 until fully vested 12 months later.

         On December 20, 2005, the Board of Directors authorized amendments to the above-described options granted to Darryl Cohen, Alan Smith and Sandro Sordi, to provide upon a change of control (as defined) for (i) acceleration of all unvested options and (ii) the grant of a NQSO at the then fair market value equal in amount to their existing options of 200,000, 40,000 and 40,000 shares, respectively.

         In addition, options to purchase an aggregate of 1,914,000 shares of Common Stock have been granted to 26 non-officer employees and non-directors as of September 30, 2006.

Additional Options

         On April 28, 2006, the Board of Directors granted Alan Smith and Sandro Sordi, the two independent members of the Board of Directors, options outside of any plan to each purchase 100,000 shares of Common Stock. These non-qualified stock options which were exercisable at $1.01 per share were cancelled and replaced in September 2006. The replacement options are exercisable for 10 years commencing on September 20, 2006 at $.50 per share, with 50,000 shares vested immediately for prior services and an additional 50,000 shares vested 6 months from September 20, 2006.

         On April 28, 2006, the Board of Directors granted Darryl Cohen options outside of any plan, to purchase an aggregate of 2,000,000 shares of Common Stock. He was also awarded 200,000 restricted shares of Common Stock in recognition of the Company entering into the Agreement with Rogers Wireless. The 2,000,000 options which were exercisable at $1.04 per share were cancelled and replaced in September 2006. The replacement options are exercisable for 10 years commencing on September 20, 2006 at $.50 per share. The initial 1 million share option was fully vested, as it was granted in connection with the Company's initial closing of its private placement, with VC Argent Ltd. The second 1 million share option was originally issued in connection with the proposed acquisition of Intelligate Ltd. upon the termination of the Intelligate transaction the option was regranted in consideration of the Company entering into a letter of intent to acquire an exclusive license from Expert System S.p.A and vested upon the execution of a definitive license.


         On December 22, 2006, the Board of Directors granted Darryl Cohen, Alan Smith and Sandro Sordi, options outside of any plan to purchase 1,500,000, 200,000 and 200,000 shares of Common Stock. These non-qualified options are exercisable for 10 years at $.50 per share, with 25% of each option vesting each three months from December 22, 2006 until fully vested in 12 months.


Employment Agreements

         On July 19, 2005, IBP, our wholly-owned subsidiary, entered into a three-year employment contract with Darryl Cohen as President and Chief Executive Officer. Mr. Cohen is being compensated at the rate of not less than $110,000. Effective April 28, 2006, Mr. Cohen's salary was increased to $250,000 per annum. Mr. Cohen was granted options to purchase 200,000 shares of Common Stock at $.70 per share under his employment agreement. Mr. Cohen is entitled to an annual incentive bonus at each anniversary date of his agreement equal to (i) up to one-half of his then salary, plus (ii) up to 50,000 options and at the end of each 90 day period of employment (except that period coinciding with an anniversary date) up to 25,000 options.

         In the event Mr. Cohen's employment is terminated for death, disability or for Good Reason (as defined) Mr. Cohen or his estate shall be entitled to severance of 50% of his base salary plus bonuses for the prior year. During the term of his Agreement, or if terminated for cause (as defined) for the balance of the term and for a period of 12 months after termination of employment Mr. Cohen agreed not to compete with the Company's current business or at any time during the term concluded by the Company. For a two-year period following termination of Mr. Cohen's employment, he agreed not to solicit clients to discontinue their relationship with the Company or solicit any employee to discontinue employment with the Company.

         The Company entered into substantially similar employment agreements with Jeffrey Mahl and Donald Stern, as Chief Revenue and Content Officer and Chief Technology Officer, respectively, neither of which is an executive officer. These Agreements were terminated in September and April 2006, respectively. Each was paid at the rate of $110,000 per annum for a one-year term which commenced in July 2005 and each officer was eligible for a discretionary bonus of up to one-half of his then salary.

         Messrs. Mahl and Stern were each granted options to purchase 200,000 shares of common stock vesting 50,000 shares immediately and 50,000 shares every 90 days thereafter for the next 9 months.

         No amounts are accrued for the deferred compensation as Ocean West has had no pre-tax profits.

                             PRINCIPAL STOCKHOLDERS

         On November 17, 2006, there were 28,849,387 shares of our Common Stock issued and outstanding. As of that date, (i) 1,500,000 shares of our common stock were reserved for issuance pursuant to option grants to consultants; 2,200,000 shares of the Company's Chief Executive Officer and 140,000 shares to each of its two independent directors; (ii) 2,000,000 shares of Common Stock were reserved for issuance under the Company's 2005 Management and Director Equity Incentive and Compensation Plan of which 1,914,000 options had been granted as of September 30, 2006; (iii) 3,000,000 shares of Common Stock were reserved for issuance under the Company's 2006 Employee Stock Incentive Plan of which 1,200,000 options had been granted as of September 30, 2006; and (iv) approximately 9,674,000 shares of our Common Stock were reserved for issuance pursuant to other securities exercisable for, or convertible into or exchangeable for, shares of our Common Stock as of September 30, 2006. Each holder of our Common Stock is entitled to cast one vote, in person or by proxy, for each share of our Common Stock held by such holder. Because of the surrender of our outstanding preferred stock and Class B common stock to the Company upon the Closing of the Transaction, our Common Stock is the only capital stock outstanding.

         The following table sets forth information with respect to our Class A common stock, par value $0.01 per share, owned on the date hereof by each person who beneficially owns more than five percent (5%) of our outstanding Class A common stock, by each of our executive officers and directors and by all of our executive officers and directors as a group.

-------------------------------------------------------------------------------------------------------------
                                                                          Total Number of
                                                                         Securities Owned       Percent of
Name of Beneficial Owner                        Title of Class             Beneficially(5)       Class (1)
-------------------------------------------------------------------------------------------------------------
Darryl Cohen(3)                                  Common Stock                 3,345,667(2)          10.7%
-------------------------------------------------------------------------------------------------------------
Alan Smith(3)                                    Common Stock                   140,000(4)           *
-------------------------------------------------------------------------------------------------------------
Sandro Sordi(3)                                  Common Stock                    90,000(4)(5)        *
-------------------------------------------------------------------------------------------------------------
Yvon Cormier(6)                                  Common Stock                 2,050,000              7.2%
-------------------------------------------------------------------------------------------------------------
Total number of shares owned by directors and
executive officers as a group(3 persons)         Common Stock                 3,575,667             11.4%
-------------------------------------------------------------------------------------------------------------

* Less than 1% of the issued and outstanding.
----------------------
(1) Except as otherwise noted in the footnotes to this table, the named person owns directly and exercises sole voting and investment power over the shares listed as beneficially owned by such person. Includes any securities that such person has the right to acquire within sixty days pursuant to options, warrants, conversion privileges or other rights.


(2) Of this amount, 1,125,667 shares are held in the name of "Darryl Cohen & Nini Cohen, TTEE, The Cohen Family Trust." Also includes 2,220,000 shares of Common Stock issuable under currently exercisable options and Warrants, including 1,000,000 shares of Common Stock issuable under options which vested upon the execution of a definitive license agreement with Expert System, SpA. Does not include options to purchase 1,500,000 shares of Common Stock which vest over the 12 month period ending December 22, 2007.


(3) The mailing address of each person shown is c/o Ocean West Holding Corporation, 26 Executive Park, Suite 250, Irvine, California 92614.


(4) Includes 90,000 shares of Common Stock issuable under currently exercisable options, but does not include 50,000 shares of Common Stock issuable under options that become exercisable on March 20, 2007 and 200,000 shares of Common Stock which vest over the 12 month period ending December 22, 2007.


(5) Does not include 733,334 shares beneficially owned by Mr. Sordi's wife, of which shares he disclaims beneficial ownership.

(6) The mailing address of this person is 59 Chandler Circle, Andover, MA 01810 based on information provided in a Schedule 13D filed on December 22, 2005.

                              SELLING STOCKHOLDERS

         An aggregate of 16,677,899 shares of Common Stock may be offered for sale and sold pursuant to this prospectus by the selling stockholders. The shares are to be offered by and for the respective accounts of the selling stockholders. We have agreed to register all of the shares under the Securities Act for resale by the selling stockholders and to pay all of the expenses in connection with such registration and sale of the shares, other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the selling stockholders. We will not receive any proceeds from the sale of the shares by the selling stockholders.

         o We issued an aggregate of 10,666,670 shares of our Common Stock to 37 investors in our Offering ("Offering Shares").

         o We issued 4,797,333 shares of Common Stocks ("Exchange Shares") pursuant to the Stock Exchange Agreement to the former non-affiliated shareholders of IBP (exclusive of 1,202,667 shares issued to current management); 413,896 shares issued for expenses incurred in connection with the Exchange Agreement and the Transaction; an additional 500,000 shares issued as a finder's fee for the Transaction (which has been distributed between the placement agent, Livingston Ventures and Allan Diamond) ("Finder's Shares"); and a warrant exercisable for 300,000 shares issued to a consultant for services allegedly rendered to the Company. See "Business - Legal Proceedings."

         Information with respect to the selling stockholders and the shares of our common stock held by them and those shares being offered for sale pursuant to this prospectus is set forth in the following table. None of the selling stockholders has had any material relationship with us within the past three years, except as noted above or in the notes to the following table.

                                                                                             Amount and Nature of
                                                                                             Beneficial Ownership
                                                                                             After the Sale of the
                                                                                             Shares Being Offered
                                              Number of Shares          Number of Shares        Percentage (1)
Selling Stockholder                          Owned Prior to Sale    Being Offered for Sale    Before       After
-------------------                          -------------------    ----------------------    ------       -----
William J. and Gail Alcott                  166,667                 166,667 (2)               *            -
Arthur P. Bergeron                          250,000                 250,000 (2)               *            -
Michael Bird                                100,000                 100,000 (2)               *            -
Boston Financial Partners                   415,107                 415,107 (2)(19)           1.4%         -
Gerard Caviston                              66,667                  66,667 (2)               *            -
John F. and Rayna A. Cipollini              200,000                 200,000 (2)               *            -
Angela Chen Sabella                         166,667                 166,667 (2)               *            -
Yvon Cormier                              2,050,000               2,050,000 (2)               7.1%         -
Vito A. DeMarco                             166,667                 166,667 (2)               *            -
Sandra Einck                                 60,000                  60,000 (2)               *            -
Everest Ltd.                              1,000,000               1,000,000 (2)(20)           3.5%         -
Henry Fong                                  166,667                 166,667 (2)               *            -
Charles A. Gargano                          166,667                 166,667 (2)               *            -
Gordon Gregoretti                           133,333                 133,333 (2)(30)           *            -
Michael Hamblett                            358,271                 358,271 (2)(31)           1.2%         -
Glenn Hartman                               166,667                 166,667 (2)               *            -
Haywood Securities, Inc.                    166,667                 166,667 (2)(21)           *            -
Richard S. Hemrick                          166,667                 166,667 (2)               *            -
Thomas Iovino                               166,667                 166,667 (2)               *            -
Julie King                                   83,333                  83,333 (2)               *            -
Gregg Layton                                170,000                 170,000 (2)               *            -
Allan R. Lyons                              100,000                 100,000 (2)               *            -
Ed Mastoloni                                 25,000                  25,000 (32)              *            -
Raymond Mikulich                            175,000                 175,000 (2)               *            -
Richard Neslund                           1,000,000               1,000,000 (2)               3.5%         -
Nobel Consultants LTD                     1,000,000               1,000,000 (3)(22)           3.5%         -
Nobel Securities Holdings Ltd             1,000,000               1,000,000 (3)(23)           3.5%         -
Bruce D. Reichert                            30,000                  30,000 (2)               *            -
Randall Reid                                166,667                 166,667 (2)               *            -
Republic Aggressive Growth                  166,667                 166,667 (2)(24)           *            -
Edward M. Rotter                            166,667                 166,667 (2)               *            -
Anthony J. Spatacco, Jr.                     83,333                  83,333 (2)               *            -
Kenneth A. Steel, Jr.                       100,000                 100,000 (2)               *            -
*                                           -
Elvira Stinghi                               66,600                  66,600 (2)               *            -
Strassburg & Co.                             83,333                  83,333 (2)(25)           *            -
Morris Tenaglia                             166,627                 166,627 (2)               *            -

                                                                                             Amount and Nature of
                                                                                             Beneficial Ownership
                                                                                             After the Sale of the
                                                                                             Shares Being Offered
                                              Number of Shares          Number of Shares          Percentage (1)
Selling Stockholder                          Owned Prior to Sale    Being Offered for Sale    Before       After
-------------------                          -------------------    ----------------------    ------       -----
Lawrence R. and Lori R. Turel                83,333                  83,333 (2)               *            -
Michael Ullman                              100,000                 100,000 (2)               *            -
Robert DePalo                               198,948                  98,948 (3)(29)           *            -
Robert Fallah                                98,948                  98,948 (3)               *            -
Giosue LLC                                   75,000                  75,000 (3)(26)           *            -
Verity SanSouci                              16,000                  16,000 (3)               *            -
Gary Schonwald                              380,000                  50,000 (3)               *            -
Bruce Shalett                                75,000                  75,000 (3)               *            -
Adorno & Yoss LLP                           599,740                 599,740 (3)(27)           2.1%         -
Jeff Blatnner                                20,000                  20,000 (3)               *            -
Max E. & Patricia H. Bobbitt                 20,000                  20,000 (3)               *            -
Thaddeus Bort                                32,000                  32,000 (3)               *            -
Charles J. Bradshaw                          32,500                  32,500 (3)(4)            *            -
Michael Brown                               100,000                 100,000 (3)               *            -
James K. Buck                                22,833                  22,833 (3)(5)            *            -
Steve Burns                                 432,600                 432,600 (3)(6)            1.5%         -
CA Lawyers Group                             10,000                  10,000 (3)(28)           *            -
William W. Caldwell                          32,500                  32,500 (3)(7)            *            -
Theodore/Beverly Catino                      31,000                  31,000 (3)               *            -
Ella Chesnutt                                88,750                  88,750 (3)               *            -
Gino Ciardella                               60,000                  60,000 (3)               *            -
Grant Cohen                                  25,000                  25,000 (3)               *            -
Mark Cohen                                   25,000                  25,000 (3)               *            -
John J. Cummins                              23,200                  23,200 (3)               *            -
Michael Gates                                32,000                  32,000 (3)               *            -
Baruch Halpern                               65,000                  65,000 (3)(8)            *            -
Christopher D. Hession                       16,800                  16,800 (3)               *            -
Idlewyld                                    715,910                 715,910 (3)(9)            2.5%         -
Colleen Kent                                 20,000                  20,000 (3)               *            -
Keith D. Kite                                32,500                  32,500 (3)(10)           *            -
John Kostiuk                                535,500                 535,500 (3)(11)           1.9%         -
Steven McLaren                               39,833                  39,833 (3)(12)           *            -
Jack Miller                                  34,500                  34,500 (3)(13)           *            -
Kenneth G. Puttick                          430,000                 430,000 (3)(14)           1.5%         -
Adam Rentzer                                325,000                  75,000 (3)                *           -
Nine K. Sourcing                             75,000                  75,000 (3)                *           -
Walter Sackville                             98,333                  98,333 (3)(15)           *            -
Daniel Smith                                 20,000                  20,000 (3)               *            -
Kelly Smith                                  26,000                  26,000 (3)(16)           *            -
Anna Sordi                                  733,334                 733,334 (3)               2.5%         -
JD Staley                                    40,000                  40,000 (3)               *            -
Daniel Trennepohl                            32,500                  32,500 (3)(17)           *            -
Edward Walters                               25,000                  25,000 (3)               *            -
Gerald L. Wolken                             85,000                  85,000 (3)(18)           *            -
Remsen Funding Corporation                  300,000                 300,000 (33)              1.0%         -

* Less than 1% of the issued and outstanding shares

(1) As of November 17, 2006, we had 28,849,387 shares of Common Stock issued and unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is: (a) deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date and (b) assumed to have sold all shares registered hereby in this offering. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)  These are Offering Shares.

(3)  These are Exchange Shares.

(4) These include 25,000 shares issuable upon exercise of the warrants exercisable at $2.00 per share issued in the InfoByPhone, Inc. Private Placement dated October 14, 2004 ("InfoByPhone Private Placement").

(5) These include 15,000 shares issuable upon exercise of the warrants exercisable at $2.00 per share issued in the InfoByPhone Private Placement.

(6) These include 2,000 shares issuable upon exercise of the warrants exercisable at $2.00 per share issued in the InfoByPhone Private Placement.

(7) These include 25,000 shares issuable upon exercise of the warrants exercisable at $2.00 per share issued in the InfoByPhone Private Placement.

(8) These include 50,000 shares issuable upon exercise of the warrants exercisable at $2.00 per share issued in the InfoByPhone Private Placement.

(9) These include 21,123 shares issuable upon exercise of the warrants exercisable at $2.00 per share issued in the InfoByPhone Private Placement.

(10) These include 25,000 shares issuable upon exercise of the warrants exercisable at $2.00 per share issued in the InfoByPhone Private Placement.

(11) These include 35,000 shares issuable upon exercise of the warrants exercisable at $2.00 per share issued in the InfoByPhone Private Placement.

(12) These include 5,000 shares issuable upon exercise of the warrants exercisable at $2.00 per share issued in the InfoByPhone Private Placement.

(13) These include 15,000 shares issuable upon exercise of the warrants exercisable at $2.00 per share issued in the InfoByPhone Private Placement.

(14) These include 100,000 shares issuable upon exercise of the warrants exercisable at $2.00 per share issued in the InfoByPhone Private Placement.

(15) These include 10,000 shares issuable upon exercise of the warrants exercisable at $2.00 per share issued in the InfoByPhone Private Placement.

(16) These include 20,000 shares issuable upon exercise of the warrants exercisable at $2.00 per share issued in the InfoByPhone Private Placement.

(17) These include 25,000 shares issuable upon exercise of the warrants exercisable at $2.00 per share issued in the InfoByPhone Private Placement.

(18) These include 50,000 shares issuable upon exercise of the warrants exercisable at $2.00 per share issued in the InfoByPhone Private Placement.

(19) Voting and disposition power with respect to the Shares offered hereby for resale is held by Thomas Brazil, President, at 601 Edgewater Drive, Suite 195, Wakefield, MA 01880,

(20) Voting and disposition power with respect to the Shares offered hereby for resale is held by Ron Kidd, Director, at Chancery Court; First Floor; P.O. Box 756; Providenciales, Turks & Caicos Islands.

(21) Voting and disposition power with respect to the Shares offered hereby for resale is held by Maria Pedrosa, ITF, at 19855 8th Ave., Langley, BC V2Z 1W1.

(22) Voting and disposition power with respect to the Shares offered hereby for resale is held by Mary Scholar, Director, at Chancery Court; P.O. Box 756; Providenciales; Turks & Caicos Islands.

(23) Voting and disposition power with respect to the Shares offered hereby for resale is held by Don Scholar, Director, at Chancery Court; First Floor; P.O. Box 756; Providenciales, Turks & Caicos Islands.

(24) Voting and disposition power with respect to the Shares offered hereby for resale is held by Jose E. Silva, Authorized Signatory, c/o Jason Lyons, 7239 San Salvadore Dr. Boca Raton, FL 33433.

(25) Voting and disposition power with respect to the Shares offered hereby for resale is held by Randy C. Strassburg, President, at Suite J 100, 1223 N. Rock Road, Wichita, KS 67206.

(26) Voting and disposition power with respect to the Shares offered hereby for resale is held by George DeVanco,

at 103 Barnegut, Pound Ridge, NY 10576.

(27) Voting and disposition power with respect to the Shares offered hereby for resale is held by Charles Pearlman, at 350 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, FL 33301.

(28) Voting and disposition power with respect to the Shares offered hereby for resale is held by Michael Brown, Esq. at 16601 Ventura Blvd., Suite 204, Encino, CA 91436.

(29) These do not include the 751,000 shares once held by Global Assets Management, LLC of which Mr. Fallah is Manager, that are now held in street name by Cede & Co.

(30) These include 50,000 shares that were transferred from Steve Burns pursuant to a stock power dated December 16, 2005.

(31) These include 35,000 shares that were transferred from Steve Burns pursuant to a stock power dated December 16, 2005.

(32) These include 25,000 shares that were transferred from Steve Burns pursuant to a stock power dated December 16, 2005.

(33) These 300,000 shares, underlying a warrant that was allegedly issued to a consultant of the Company on September 11, 2003, are being registered pursuant to a lawsuit that was filed on January 24, 2006, in the United States District Court for the Southern District of New York. The Company is registering these shares notwithstanding the fact that this matter is still being litigated and has not been resolved as of the date of the filing of this registration statement. See "Business-Legal Proceedings" section for more information concerning this lawsuit.

                            DESCRIPTION OF SECURITIES


General


         We currently have authorized capital of 115,600,000 shares, of which 100,000,000 shares have been designated as common stock, par value $.01 per share, 5,000,000 shares have been designated as Class B Common Stock, 600,000 shares have been designated as Class D Common Stock and 10,000,000 shares as preferred stock, par value $.01 per share. As of November 17, 2006, there were 28,943,387 shares of Common Stock, 372,500 shares of Series A Preferred Stock, 175,000 shares of Series B Preferred Stock and 400,000 shares of Series C Preferred Stock issued and outstanding. The outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be convertible into 3,725,000 shares (or 7,450,000 shares upon exchange for Series B Preferred Stock), 3,500,000 and 4,000,000 shares of Common Stock, respectively.


Common Stock

         The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of Common Stock are entitled to receive ratably such dividends when, as and if declared by the Board of Directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby are validly issued, fully paid and non-assessable.

Preferred Stock

         The Board of Directors has the authority to designate one or more series of Preferred Stock. Such provisions are referred to as "blank check" provisions, as they give the Board of Directors the flexibility, from time to time, without further stockholder approval, to create Preferred Stock and to determine the descriptions, preferences and limitations of each such series, including, but not limited to, (i) the number of shares, (ii) dividend rights,
(iii) voting rights, (iv) conversion privileges, (v) redemption provisions, (vi) sinking fund provisions, (vii) rights upon liquidation, dissolution or winding up of the company and (viii) other relative rights, preferences and limitations of such series.

         If any series of Preferred Stock authorized by the Board provides for dividends, such dividends, when and as declared by the Board of Directors out of any funds legally available therefore, may be cumulative and may have a preference over the Common Stock as to the payment of such dividends. On the Company's liquidation, dissolution or winding up, the holders of serial preferred stock may be entitled to receive preferential cash distributions fixed by the Board when creating the particular series of preferred stock before the holders of our common stock are entitled to receive anything. Depending upon the consideration paid for Preferred Stock, the liquidation preference of Preferred Stock and other matters, the issuance of Preferred Stock could therefore result in a reduction in the assets available for distribution to the holders of Common Stock in the event of liquidation of the Company. Holders of Common Stock do not have any preemptive rights to acquire Preferred Stock or any other securities of the Company. Preferred stock authorized by the Board could be redeemable or convertible into shares of any other class or series of our capital stock.

         The issuance of serial preferred stock by our board of directors could adversely affect the rights of holders of our common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The preferred stock is not designed to deter or to prevent a change in control; however, under certain circumstances, the Company could use the Preferred Stock to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company and thereby to protect the continuity of the Company's management. In addition, the issuance of additional Common Shares or Preferred Stock at below market rates would dilute the value of the outstanding securities of the Company. The Company could also privately place such shares with purchasers who might favor the Board of Directors in opposing a hostile takeover bid, although the Company has no present intention to do so. The Company is currently not considering the issuance of preferred stock for such financing or transactional purposes and has no agreements or understandings, or any present intention to issue any series of preferred stock.

Dividends

         In the fiscal year ended December 31, 2005, we did not pay any cash dividends on any common stock or preferred stock. We do not intend on paying any dividends on common shares in the foreseeable future. The decision to pay dividends on common shares will depend on our situation with regard to profitability, cash availability and credit line restrictions.

Transfer Agent

         The transfer agent for our Common Stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016.

SEC Position on Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

         Certain Market Information

         Our Common Stock is listed on the OTCBB. There has been limited trading, to date, of our Common Stock. An OTCBB listing does not guarantee that an active trading market for our securities will develop. You will likely not be able to sell your securities if an active trading market for our securities does not develop. Further, we can give no assurance that such a market could be sustained if a trading market for our securities were to develop, nor that our securities offered hereby could be resold at their original offering price or at any other price. Any market for our securities that may develop will very likely be a limited one and, in all likelihood, be highly volatile. In any event, if our securities traded at a low price, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Accordingly, purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral.

         Federal regulations governing "penny stocks" could have a detrimental effect on holders of our securities. Our securities are subject to the SEC rules that impose special sales practice requirements upon broker-dealers that sell such securities to parties other than established customers or accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers of our securities to buy or sell in any market that may develop. In addition, the SEC has adopted a number of rules to regulate "penny stocks." Because our securities currently constitute a "penny stock" within the meaning of these rules, the rules would apply to us and our securities. The rules may further affect the ability of owners of our securities to sell their securities in any market that may develop for them.

Equity Compensation Plan Information

         See "Executive Compensation - 2006 Employee Stock Incentive Plan and 2005 Management and Director Equity Incentive and Compensation Plan" described above.

                              PLAN OF DISTRIBUTION

         The Shares being offered for sale pursuant to this prospectus may be sold by the selling stockholders for their respective own accounts. We will receive none of the proceeds from this offering. The selling stockholders will pay or assume brokerage commissions or other charges and expenses incurred in the sale of the Shares. The distribution of the Shares by the selling stockholders is not currently subject to any underwriting agreement. Each selling stockholder must use a broker-dealer which is registered in the state in which the selling stockholder seeks to sell their Shares.

         The Shares may be sold or transferred for value by the selling stockholders, in one or more transactions, on the OTCBB, in privately negotiated transactions or in a combination of such methods. The Shares may be sold or transferred at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling or transferring the Shares to or through brokers and/or dealers, and such brokers or dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers/transferees of the Shares for whom such brokers or dealers may act as agent. Such broker or dealer compensation may be less than or in excess of customary commissions. However, the maximum compensation to be received by any NASD member or independent broker dealer will not be greater than eight (8%) percent of the gross proceeds of any sale. The selling stockholders and any broker or dealer that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act and under the NASD Corporate Financing Rules.

         Upon our being notified by a selling stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a post-effective amendment will be filed, pursuant to Rule 424(b) under the Securities Act, disclosing:

         o the name of each of such selling stockholder and the participating brokers and/or dealers,

         o     the number of shares involved,

         o     the price at which such shares are being sold,

         o the commissions paid or the discounts or concessions allowed to such brokers and/or dealers,

         o where applicable, that such brokers and/or dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and

         o     other facts material to the transaction.

         Any of the shares of our common stock being offered for sale pursuant to this prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

         VJ Arjent Ltd., an NASD member firm, will not participate in any capacity under this resale prospectus and distribution, other than as a selling stockholder.

         There can be no assurance that the selling stockholders will sell or transfer any of the Shares being offered pursuant to this prospectus.

                                     EXPERTS

         Our consolidated financial statements as of December 31, 2005 and for the year then ended and for the period January 7, 2004 (inception) to December 31, 2004, have been included in this prospectus and in the registration statement in reliance upon the report of Webb & Company, P.A., independent auditors, on their audit of our financial statements given on authority of this firm as an expert in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the shares of our common stock being offered for sale pursuant to this prospectus has been passed upon for us by Phillips Nizer LLP, 666 Fifth Avenue, New York, NY 10103.

         PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY IN ANY JURISDICTION WHERE SUCH OFFER, OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SHARES.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                         OCEAN WEST HOLDING CORPORATION

Consolidated Balance Sheet as of September 30, 2006 (Unaudited) ................................................F-1

Consolidated Statement of Operations for the Three Months and Nine Months
Ended September 30, 2006 and 2005 (Unaudited).................................................................. F-2

Consolidated Statement of Cash Flows for the Nine Months
Ended September 30, 2006 and September 30, 2005 (Unaudited).................................................... F-3

Notes to Condensed Consolidated Financial Statements (Unaudited) as of September 30, 2006............... F-4 - F-16

Report of Independent Registered Public Accounting Firm....................................................... F-17

Consolidated Balance Sheet as of December 31, 2005............................................................ F-18


Consolidated Statement of Operations for the Year Ended December 31, 2005 (Restated) and for the Period from
January 7, 2004 (Inception) to December 31, 2004 ............................................................. F-19


Consolidated Statement of Changes in Stockholders' Equity for the Period from January 7, 2004(Inception)
to December 31, 2005.......................................................................................... F-20

Consolidated Statement of Cash Flows for the Year Ended December 31, 2005 and for Period from
January 7, 2004 (Inception) to December 31, 2004.............................................................. F-21

Notes to Consolidated Financial Statements as of December 31, 2005..................................... F-22 - F-33

                 OCEAN WEST HOLDING CORPORATION AND SUBSIDIARIES
                           Consolidated Balance Sheet
                               September 30, 2006
                                   (Unaudited)

                                     ASSETS
CURRENT ASSETS
     Cash                                                                                    $      377,056
     Accounts receivable                                                                              5,776
     Prepaid expenses and other current assets                                                       88,666
                                                                                             --------------
       Total Currents Assets                                                                        471,498

PROPERTY AND EQUIPMENT, NET
                                                                                                    206,834
OTHER ASSETS
     License                                                                                        150,000
     Deposits                                                                                        47,028
                                                                                             --------------
TOTAL ASSETS                                                                                 $      875,360
                                                                                             ==============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Account payable                                                                         $      601,106
     Accrued expenses                                                                               137,841
     Derivative liabilities                                                                       6,827,214
     Notes payable                                                                                       --
     Notes payable - related party                                                                  132,137
                                                                                             --------------
       Total Current Liabilities                                                                  7,698,298

STOCKHOLDERS' DEFICIT
Preferred stock $0.01 par value, 10,000,000 shares authorized at September 30, 2006
Series A Preferred Stock $0.01 par value, 1,500,000 shares authorized,
     $10 face value, 522,500 shares issued and outstanding at September 30, 2006                  5,225,000
Series B Preferred Stock $0.01 par value, 1,600,000 shares authorized,
     $10 face value, none issued and outstanding at September 30, 2006                                   --
Series C Preferred Stock $0.01 par value, 400,000 shares authorized,
     400,000 shares issued and outstanding at September 30, 2006                                      4,000
Series D Preferred Stock 600,000 shares authorized, none issued and outstanding                          --
Series E Preferred Stock 680 shares authorized, none issued and outstanding                              --
Series F Preferred Stock 1,050 shares authorized, none issued and outstanding                            --
Series G Preferred Stock 2,000 shares authorized, none issued and outstanding                            --
Series I Preferred Stock 125 shares authorized, none issued and outstanding                              --
Series K Preferred Stock no shares authorized, none issued and outstanding                               --
Series L Preferred Stock 1,000 shares authorized, none issued and outstanding                            --
Series M Preferred Stock 5,000 shares authorized, none issued and outstanding                            --
Series N Preferred Stock 10,000 shares authorized, none issued and outstanding                           --
Common stock $0.01 par value, 30,000,000 shares authorized, 28,947,387 shares issued
     and outstanding at September 30, 2006                                                          289,475
Class B common stock $0.01 par value, 5,000,000 authorized, none issued and outstanding                  --
Class D common stock $0.01 par value, 600,000 authorized, none issued and outstanding                    --
Additional paid-in-capital                                                                       10,792,152
Subscription receivable                                                                              (6,013)
Foreign currency translation                                                                          4,283
Accumulated deficit                                                                             (23,131,835)
                                                                                             --------------
       Total Stockholders' Deficit                                                               (6,822,938)
                                                                                             --------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                                  $      875,360
                                                                                             ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                 OCEAN WEST HOLDING CORPORATION AND SUBSIDIARIES
                      Consolidated Statement of Operations
                                   (Unaudited)

                                                              For The Three Months Ended         For The Nine Months Ended
                                                                     September 30,                     September 30,
                                                                 2006             2005             2006             2005
                                                             ------------     ------------     ------------     ------------
                                                                                Restated                          Restated
REVENUE
Revenue from mobile services                                 $      8,058     $      3,356     $     17,087     $      9,674
                                                             ------------     ------------     ------------     ------------
                                                                    8,058            3,356           17,087            9,674
COSTS AND OPERATING EXPENSES

     Research and development                                      53,541           66,251          176,378          108,107
     Cost of revenue                                              384,660          291,089        1,280,720          512,353
     General and administrative                                   524,957          271,490        1,684,022          331,469
     Professional fees                                            179,956          300,233          734,200          442,248
     Payroll                                                      259,068          270,008          775,323          429,908
     Stock compensation                                         2,073,681          238,367        4,434,699        1,226,981
                                                             ------------     ------------     ------------     ------------
       Total Operating Expesnes                                 3,475,863        1,437,438        9,085,342        3,051,066
                                                             ------------     ------------     ------------     ------------

Operating Loss from continuing operations                      (3,467,805)      (1,434,082)      (9,068,255)      (3,041,392)
                                                             ------------     ------------     ------------     ------------

OTHER INCOME (EXPENSES)
  Derivative expense                                           (4,245,397)              --       (4,245,397)              --
     Interest expense                                             (10,175)              --         (203,618)          (4,144)
                                                             ------------     ------------     ------------     ------------
     Total other expense                                       (4,255,572)              --       (4,449,015)          (4,144)
                                                             ------------     ------------     ------------     ------------

Net Loss from Continuing Operations before taxes
and discontinued operations                                    (7,723,377)      (1,434,082)     (13,517,270)      (3,045,536)

DISCONTINUED OPERATIONS, net of taxes
Net Income (Loss) from discontinued operations                         --         (168,295)              --       (6,803,479)
                                                             ------------     ------------     ------------     ------------
                                                                       --         (168,295)              --       (6,803,479)
                                                             ------------     ------------     ------------     ------------

Net loss applicable to common stockholders                   $ (7,723,377)    $ (1,602,377)    $(13,517,270)    $ (9,849,015)
                                                             ============     ============     ============     ============

Basic and diluted net loss from continuing operations per
common share                                                 $      (0.28)    $      (0.06)    $      (0.51)    $      (0.27)
Basic and diluted net loss from discontinued operations
per common share                                                       --            (0.01)              --            (0.60)
                                                             ------------     ------------     ------------     ------------

Basis and diluted net loss per common share                  $      (0.28)    $      (0.07)    $      (0.51)    $      (0.87)
                                                             ============     ============     ============     ============

Basic and diluted weighted average number of
     common shares outstanding                                 27,574,679       22,082,894       26,651,546       11,365,236
                                                             ============     ============     ============     ============

     See accompanying notes to condensed consolidated financial statements.

                 OCEAN WEST HOLDING CORPORATION AND SUBSIDIARIES
                      Consolidated Statement of Cash Flows
                                   (Unaudited)

                                                                   For The Nine Months Ended
                                                                         September 30,
                                                                    2006               2005
                                                               --------------     --------------
OPERATING ACTIVITIES
   Net loss from continuing operations                         $  (13,517,270)    $   (3,045,536)
   Net loss from discontinued operations                                   --         (6,803,479)
                                                               --------------     --------------
                                                                  (13,517,270)        (9,849,015)
                                                               --------------     --------------

   Adjustments to reconcile net loss to net cash used in
   operating activities:
     Depreciation                                                      56,658              3,564
     Amortization of deferred compensation                            235,473                 --
     Amortization of note payable discount                             68,400                 --
     Increase in fair value derivative liability                    4,245,397                 --
     Stock, warrants and options issued for services                3,922,827          1,226,793
     Stock issued to officer for services                             208,000                 ``
     Warrants issued for financing fees                               108,622                 --
   Changes in assets and liabilities
     Accounts receivable                                               (5,776)             1,350
     Prepaid expenses                                                 (41,074)           (48,162)
     Deposits                                                         (13,128)           (33,291)
     Accounts payable                                                 403,738            110,064
     Accrued expenses                                                  53,764                 --
     Deferred revenue                                                      --             (5,712)
     Discontinued operations, net                                          --          6,825,444
                                                               --------------     --------------
                Net Cash Used In Operating Activities              (4,274,369)        (1,768,965)
                                                               --------------     --------------

INVESTING ACTIVITIES
   Purchase of license                                               (150,000)                --
   Purchase of equipment                                              (18,015)          (155,879)
   Discontinued operations, net                                            --            (13,387)
                                                               --------------     --------------
                Net Cash Used In Investing Activities                (168,015)          (169,266)
                                                               --------------     --------------

FINANCING ACTIVITIES
   Cash overdraft                                                          --             (2,437)
   Proceeds from notes payable                                        721,500            100,000
   Proceeds from notes payable - related party                        205,000                 --
   Net proceeds from issuance of common stock                              --          3,102,033
   Net proceeds from issuance of preferred stock                    4,525,000                 --
   Repayment of notes payable                                        (794,363)          (100,000)
   Discontinued operations, net                                            --             (8,578)
                                                               --------------     --------------
                Net Cash Provided By Financing Activities           4,657,137          3,091,018
                                                               --------------     --------------

EXCHANGE RATE LOSS                                                      2,681                 --
                                                               --------------     --------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                             217,434          1,152,787

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                        159,622                 --
                                                               --------------     --------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                       $      377,056     $    1,152,787
                                                               ==============     ==============

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

   CASH PAID DURING THE PERIOD FOR:
   Interest                                                    $       83,758     $        2,140

   NON-CASH TRANSACTIONS DURING THE PERIOD FOR:
   Financing costs                                             $      671,225     $            0
   Reclassification of contracts from equity to liability      $    2,581,817     $            0

     See accompanying notes to condensed consolidated financial statements.

                 OCEAN WEST HOLDING CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF September 30, 2006
                                   (UNAUDITED)

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

(A) Organization

      Ocean West Holding Corporation, a Delaware corporation (the "Company") incorporated in February 2000, is a holding company and the parent company of InfoByPhone, Inc. ("InfoByPhone"). InfoByPhone is a Delaware corporation formed on June 10, 2004. InfoByPhone, Inc. provides information services and content through its AskMeNow(TM) service to mobile devices. This service allows mobile users to ask questions through text messaging/SMS and email, and receive answers via text.

      On June 18, 2004, InfoByPhone consummated an agreement with InfoByPhone, LLC, an Ohio LLC formed on January 7, 2004, pursuant to which InfoByPhone, LLC exchanged 100% of its member units for 1,465,000 shares or approximately 80% of the common stock of InfoByPhone. As a result of the agreement, the transaction was treated for accounting purposes as a recapitalization by the accounting acquirer, InfoByPhone, LLC.

      On June 6, 2005, pursuant to a Securities Exchange Agreement and Plan of Reorganization dated as of April 14, 2005, by and among the Company, InfoByPhone and the shareholders of InfoByPhone, the Company acquired InfoByPhone in a reverse merger (the "Reverse Merger"), pursuant to which InfoByPhone became a wholly-owned subsidiary of the Company. In connection with the Reverse Merger, the Company acquired all of the issued and outstanding shares of common stock of InfoByPhone and issued for an aggregate 6,000,000 shares of authorized but unissued shares of common stock, par value $0.01 of the Company, then constituting approximately 56% of the capital stock of the Company. As a result of the agreement, the transaction was treated for accounting purposes as a recapitalization by the accounting acquirer, InfoByPhone, Inc.

      The Company has incurred significant operating losses since its inception. Management expects that significant on-going operating expenditures will be necessary to successfully implement the Company's business plan and develop and market its services. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Implementation of the Company's plans and its ability to continue as a going concern depend upon its securing substantial additional financing. During the first nine months of 2006, the Company raised net proceeds of $4,525,000 through the private sale of unregistered, convertible preferred stock. In addition, the Company raised $721,500 and $205,000 through the issuance of notes payable to investors and related parties, respectively. Management's plans include efforts to obtain additional capital, although no assurances can be given about the Company's ability to obtain such capital. If the Company is unable to obtain adequate additional financing or generate profitable sales revenues, it may be unable to continue product development and other activities and may be forced to cease operations. The consolidated financial statements presented herein do not include any adjustments that might result from the outcome of this uncertainty.

(B) Basis of Presentation

      The consolidated financial statements as of and for the periods ended September 30, 2006 and 2005 included herein are unaudited. Such consolidated financial statements reflect, in the opinion of management, all adjustments necessary to present fairly the financial position and results of operations as of and for the periods indicated and in order to make the financial statements not misleading. All such adjustments are of a normal recurring nature. These interim results are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2006 or for any other period.

      Certain information in footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto in our Annual Report on Form 10KSB for the year ended December 31, 2005, as filed with the SEC.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Principles of Consolidation

      The condensed consolidated financial statements for the three and nine months ended September 30, 2006 include the accounts of Ocean West Holding Corporation and its wholly-owned subsidiaries, InfoByPhone, Inc., AskMeNow, Inc, and InfoByPhone, LLC.

      The condensed consolidated financial statements for the three and nine months ended September 30, 2005 include the accounts of InfoByPhone, Inc., and its wholly-owned subsidiaries InfoByPhone, LLC and Ocean West Enterprises, Inc.

      All significant inter-company accounts and transactions have been eliminated in consolidation.

(B) Revenue Recognition

      For the three and nine months ended September 30, 2005, revenue was recognized over the service period. The Company billed for its services one year in advance. All prepaid annual service revenue was deferred and recognized over the service period. During 2006, the Company changed its billing method. For all submitted questions, the Company recognizes revenue at the time of the inquiry. For advertising space sold, the Company recognizes revenue over the period the advertisement is displayed.

(C) Cash and Cash Equivalents

      The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. As of September 30, 2006, there were no cash equivalents.

(D) Restricted Cash

      The restricted cash of $1,850,000 that was held in escrow during the quarter ended June 30, 2006 under conditions imposed by the placement agent was released in August 2006. All the placement agent requirements were met and all restricted funds were thereafter released from escrow.

(E) Fair Value of Financial Instruments

      The carrying amounts of the Company's financial instruments including accounts receivable, accounts payable and notes payable approximate fair value due to the relatively short period to maturity for these instruments.

(F) Concentrations of Risk

      During fiscal 2005, the Company formed a subsidiary in the Philippines, AskMeNow, Inc. As of September 30, 2006, approximately 13% of the Company's assets are located in the Philippines.

      The Company at times has cash in banks in excess of FDIC insurance limits. At September 30, 2006 the Company had $223,060 in excess of FDIC insurance limits. At September 30, 2006, the Company had total cash of $72,800 in banks located in the Philippines.

      During the three and nine months ended September 30, 2006, one customer accounted for 84% and 64%, respectively, of the Company's sales. For the three and nine months ended September 30, 2005 one customer accounted for 100% and 100%, respectively of the Company's sales.

(G) Use of Accounting Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(H) Property and Equipment

      Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the individual assets. The estimated useful life of the computer equipment is five years, estimated useful life of the office furniture is seven years and the estimated useful life of leasehold improvements is three years.

(I) Advertising Costs

      Advertising costs are expensed as incurred. Total advertising costs charged to operations for the nine months ended September 30, 2006 and 2005 were $236,995 and $139,851, respectively. Total advertising costs charged to operations for the three months ended September 30, 2006 and 2005 were $102,000 and $134,008, respectively.

(J) Income Taxes

      The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(K) Other Comprehensive Income

      The Company has adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity (Deficit).

(L) Foreign Currency Translation

      The functional currency of the Company is the United States Dollar. The financial statements of the Company's Philippines subsidiary are translated to the United States dollars using the period exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurs. Net gains and losses resulting from foreign exchange translations are included in the statements of operations as other comprehensive income (loss). As of September 30, 2006, the translation adjustment was not material.

(M) Loss Per Share

      The Company has adopted SFAS No. 128, "Earnings per Share" to account for net loss per share. Basic loss per common share is computed by dividing the loss available to common shareholders by the weighted average number of common shares outstanding during the period. Shares issued and shares reacquired during the period are weighted for the portion of the period that they were outstanding. Diluted loss per share is calculated based on the weighted-average number of outstanding common shares plus the effect of dilutive common shares. Potential common shares issuable in connection with warrants, options and convertible preferred stock were not included in the computation of diluted loss per share for the periods presented because their inclusion is anti-dilutive. The total potential shares of common stock issuable upon exercise or conversion of dilutive warrants, stock options and convertible preferred stock at September 30, 2006 and 2005 were 24,014,760 and 2,403,123, respectively.

(N) Business Segments

      The Company operates in one segment, mobile devices.

(O) Stock Based Compensation

      In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005, the SEC issued Staff Accounting Bulletin No. 107. SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the SEC adopted a new rule amending the compliance dates for SFAS No. 123(R). Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS No. 123. Effective January 1, 2006, the Company adopted the provisions of SFAS No. 123(R) and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of grant at fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement using the modified prospective approach.

(P) Research and Development

      Research and development expenses include payroll, employee benefits and costs associated with product development. The Company has determined that technological feasibility for its software products is reached shortly before the products are released. Costs incurred after technological feasibility is established are not material, and accordingly, all research and development costs are expensed when incurred.

(Q) Derivative Liabilities

      The Company accounts for its embedded conversion features and freestanding warrants pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which requires a periodic valuation of their fair value and a corresponding recognition of liabilities associated with such derivatives. The recognition of derivative liabilities related to the issuance of shares of common stock is applied first to the proceeds of such issuance, at the date of issuance, and the excess of derivative liabilities over the proceeds is recognized as other expense in the accompanying consolidated financial statements. The recognition of derivative liabilities related to the issuance of convertible debt is applied first to the proceeds of such issuance as a debt discount, at the date of issuance, and the excess of derivative liabilities over the proceeds is recognized as other expense in the accompanying consolidated financial statements. Any subsequent increase or decrease in the fair value of the derivative liabilities is recognized as other expense or other income, respectively. The reclassification of a contract is reassessed at each balance sheet date. If a contract is reclassified from permanent equity to an asset or a liability, the change in the fair value of the contract during the period the contract was classified as equity is accounted for as an adjustment to equity. If a contract is reclassified from an asset or liability to equity, gains or losses recorded to account for the contract at fair value during the period that contract was classified as an asset or a liability are not reversed and are accounted for as an adjustment to equity.

(R) Recent Accounting Pronouncements

      SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments" and SFAS No. 156, "Accounting for Servicing of Financial Assets" were recently issued. SFAS Nos. 155 and 156 have no current applicability to the Company and have no current effect on its financial statements.

NOTE 3. PROPERTY AND EQUIPMENT

      At September 30, 2006 property and equipment consisted of the following:

Computer equipment                                                    $ 156,226
Office furniture & equip                                                 87,224
Leasehold improvements                                                   29,844
Less accumulated depreciation                                           (66,460)
                                                                      ---------
                                                                      $ 206,834
                                                                      =========

      Depreciation expense for nine months ended September 30, 2006 and 2005 were $56,658 and $48,700, respectively.

NOTE 4. LICENSE

      On November 2, 2006, the Company entered into to a software license and services agreement with Expert System S.p.A. which grants the Company an exclusive worldwide perpetual license (exclusive of Italy) for the mobile communications industry to use the Cogito(R) Contact Mobile Product and the Expert System Technology of Text Mining for structured and unstructured databases, natural language query and answer capability. The Company had previously signed a letter of intent on August 22, 2006 summarizing the scope of the agreement with regard to license, service and payment provisions. At the signing of the letter of intent the Company paid $150,000 as a start-up phase initial payment. Additional payments required include payment upon integration of each content database with a commitment of at least ten databases in the first 150 days after signing the agreement. A license fee per single computer server is due in twelve monthly installments each commencing the month following the installation of the software. The on-going technical support commences upon integration of the tenth database and requires a per month fee for twelve months. Subsequent to completion of the twelve month start-up phase Expert will receive a percentage of the net revenue through year seven. The term of the agreement starts upon the commencement date for installation and continues until the seventh anniversary date of the conclusion of the start-up phase. The Company expects installation to commence on or about December 2006.

NOTE 5.   DERIVATIVE LIABILITY

On August 10, 2006, the Company issued 522,500 shares of common stock. Accordingly, on August 10, 2006, the Company was no longer able to assert that it had a sufficient number of authorized but unissued shares to satisfy its obligations under outstanding options and warrant agreements. Therefore, the Company accounted for all of its outstanding options and warrants as derivative contracts and recorded a corresponding liability based on the fair value of such derivatives at the measurement dates.

The Company computed the fair value of the outstanding freestanding warrants and embedded conversion features, at their measurement date, using the Black Scholes valuation model with the following assumptions:

Freestanding warrants

                                                              At September
                                           At issuance          30, 2006
                                         --------------      --------------
Market price:                                     $0.31               $0.07
Exercise price:                           $0.25 - $2.00      $0.001 - $1.50
Term:                                       1 - 5 years         1 - 5 years
Volatility:                                         219%                219%
Risk-free interest rate:                           4.89%               4.59%
Number of warrants:                           9,225,710           9,225,710

The Company used the following methodology to value the embedded conversion features and liquidated damages:

The Company had 133,000 outstanding warrants issued to non-employees for which performance had not occurred at September 30, 2006. The fair value of such options will be recognized when performance has occurred, pursuant to EITF 00-19.

The aggregate fair value of the warrants and options reclassified during the nine-month period ended September 30, 2006 amounted to approximately $2,582,000 at the date of their issuance or reclassification.

NOTE 6. PROMISSORY NOTES

      As of September 30, 2006, all promissory notes with unaffiliated parties as discussed below had been paid in full by the Company.

      On January 17, 2006, an unrelated third party loaned the Company $250,000. The loan was evidenced by a 10% subordinated promissory note due 60 days from the date of issuance. An aggregate of 25,000 warrants were issued to the lender, as well as 12,500 warrants to the selling agent for the bridge loan. The warrants are all exercisable at $2.00 per share through January 31, 2011. As of June 30, 2006, the Company had paid the note in full. As the note was paid after the due date, the Company paid penalties of $52,425.

      On March 1, 2006, the Company executed loan documents for a $100,000 bridge loan from an unrelated third party. The bridge loan was completed on March 8, 2006 and was evidenced by a secured promissory note due on the earliest of the closing of One Million Dollars ($1,000,000) in debt, equity or other infusion of capital, or June 30, 2006. The note was paid in full in May, 2006.

      On March 22, 2006, an unrelated third party loaned the Company $49,000. The loan was evidenced by a 16% subordinated promissory note due 90 days from the date of issuance. During the nine months ended September 30, 2006, the Company paid the promissory note in full.

      On April 3, 2006, the Company completed a $300,000 bridge loan from an unaffiliated lender. The loan was evidenced by a 10% subordinated promissory note due July 2, 2006. The lender also received 60,000 shares of unregistered restricted common stock, which the Company agreed to register for resale. As of September 30, 2006, the note had been paid in full.

      On April 14, 2006, an unrelated third party loaned the Company $10,000. The loan was evidenced by a 10% subordinated promissory note due on demand. As of September 30, 2006, the note had been paid in full.

NOTE 7. PROMISSORY NOTES - RELATED PARTIES

      On March 1, 2006, the Company's Chief Executive Officer loaned the Company $105,000. The bridge loan was completed on March 8, 2006 and is evidenced by a 16% secured promissory note due on the earliest of the closing of One Million Dollars ($1,000,000) in debt, equity or other infusion of capital, or June 30, 2006. During the nine months ended September 30, 2006, the Company repaid a total of $72,863 with respect to such note. The balance outstanding at September 30, 2006 was $32,137, and the note is currently in default. Subsequent payments in October 2006 totaled $30,000.

      In January 2006, a director of the Company loaned the Company $100,000. The loan is evidenced by a 10% subordinated promissory note due 60 days from the date of issuance. As of September 30, 2006, the entire amount of the note remained outstanding and the note currently is in default.

NOTE 8. DISCONTINUED OPERATIONS

      As of December 30, 2005, the Company sold the operation of its wholly-owned subsidiary Ocean West Enterprises, Inc. for $1.00. Accordingly, all amounts from June 2, 2005 (Date of acquisition) to September 30, 2005 have been reclassified to conform to a discontinued operations presentation.

Discontinued operations for the period June 2, 2005 to June 30, 2005 are as follows:

                                                                 June 2, 2005 to
                                                                  September 30,
                                                                       2005
                                                                   -----------
Sales                                                              $   343,400
Operating expenses                                                  (7,111,906)
Other expense                                                          (34,973)
                                                                   -----------
Income (loss) from discontinued operations                         $(6,803,479)
                                                                   ===========

Discontinued operations for the three months ended September 30, 2005 are as follows:

Sales                                                              $   160,763
Operating expenses                                                    (312,743)
Other expense                                                          (16,315)
                                                                   -----------
Income (loss) from discontinued operations                         $  (168,295)

NOTE 9.   STOCKHOLDERS' DEFICIT

(A) Common Stock

      On July 14, 2006, the Company issued 12,500 shares of unregistered restricted common stock to a vendor in lieu of payment for services provided. The Company determined a value for the shares of $4,500 based on the fair market value of the stock at the time the services were performed. The Company recorded the entire amount as stock compensation expense at September 30, 2006.

      On July 31, 2006, the Company issued 12,500 shares of unregistered restricted common stock to a vendor in lieu of payment for services provided. The Company determined a value for the shares of $4,375 based on the fair market value of the stock at the time the services were performed. The Company recorded the entire amount as stock compensation expense at September 30, 2006.

      On August 10, 2006, the Company sold the placement agent 522,500 shares of unregistered restricted common stock at a price of $.001 per share in connection with the agent's placement of shares of 10% (PIK) Series A Preferred Stock. On July 20, 2006 a supplement to the private placement memorandum provided for among other things a repricing of the investor offering and the compensation in shares to the placement agent. The shares issued to the placement agent were in accordance with the restructured offering. The Company recorded the amount as a subscription receivable of $523 at September 30, 2006.

      On August 19, 2006, the Company issued 150,000 shares of unregistered restricted common stock to a vendor in lieu of payment for services provided. The Company determined a value for the shares of $48,000 based on the fair market value of the stock at the time the services were performed. The Company recorded the entire amount as stock compensation expense at September 30, 2006.

      On August 23, 2006, the Company sold to various financial advisors an aggregate 1,000,000 shares of unregistered restricted common stock at a price of $.001 per share as compensation for services rendered in connection with negotiations with Expert System S.p.A., a leading technology company, providing for an exclusive software license for the mobile communications industry . The Company determined a value for the shares of $300,000, with $299,000 recorded as stock compensation expense and $1,000 recorded as a subscription receivable at September 30, 2006.

      On September 30, 2006, the Company issued 470,375 shares of unregistered restricted common stock to certain stockholders in accordance with a lock-up agreement entered into by such stockholders with the Company. Holders of shares of common stock of the Company who agree not to sell their common shares until three months after the effective date of the registration statement covering the underlying shares of the July 20, 2006 amended private placement memorandum were given a 5% stock dividend as compensation. The Company determined a value for the shares of $371,596 based on the fair market value of the stock upon issuance of the stock dividend. The Company recorded the entire amount as stock compensation expense at September 30, 2006.

(B) Preferred Stock

      The Company's Articles of Incorporation authorize the issuance of 10,000,000 shares of $.01 par value preferred stock. The Board of Directors has the power to designate the rights and preferences of the preferred stock and issue the preferred stock in one or more series.

      Series A

      On April 25, 2006, the Company designated 1,500,000 shares of 10% (PIK) Series A preferred stock, $0.01 par value. Each share has a face value of $10.00 and a 10% dividend rate, or $1.00 per share payable in-kind. The Series A preferred stock ranks senior to the Company's common stock and each share shall have a $10 per share liquidation preference. The Series A preferred stock is convertible into common stock at no less than $1.00 per share and no more than $1.65 per share to be determined following the Company's current private offering. The Series A preferred stock has no voting rights except as provided by the Delaware General Corporation Law. As of September 30, 2006, accrued dividends of $182,958 were due on the Series A preferred stock.

      As of September 30, 2006, the Company had completed the sale of 105 Units for gross proceeds of $5,225,000. Each Unit consists of (i) 5,000 shares of 10%
(PIK) Series A preferred stock of the Company, and (ii) warrants to purchase 50,000 shares of the Company's common stock, exercisable for a period of three years at a price of $1.00 per share. The placement agent in connection with such offering received at the initial closing warrants to purchase, with a cashless exercise feature, 1,000,000 shares of common stock of the Company, exercisable at $1.00 per share, and (1) an aggregate of $550,000 sales commissions paid at the rate of 11%, (2) $150,000 of 3% non-accountable expenses, and (3) 1,012,500 shares of common stock. The investors in such offering and the placement agent have agreed not to convert their shares of Series A preferred stock or exercise their warrants until such time that the Company increases its number of authorized shares of common stock.

      On July 20, 2006, a supplement to the private placement memorandum used in connection with the offering of Units described above was approved, which supplement repriced the offering and modified the preferred stock offered. All investors that had invested in the Series A private placement were offered an opportunity to exchange their shares of Series A preferred stock into shares of Series B preferred stock that were identical in all respects to the Series A shares except for the conversion price, which was reduced to $.50 per share. In addition, the number of warrants issued per unit was increased from 50,000 to 100,000 warrants and the exercise price reduced to $0.50 per share. The number of warrants issued to the placement agent also increased from 1,000,000 to 2,000,000, exercisable at $.50 per share of common stock rather than $1.00 per share (or such proportionately smaller number if less than the maximum offering amount is raised). As of September 30, 2006, there were 522,500 shares of Series A preferred stock issued and outstanding.

      Series B

      On July 20, 2006, the Company designated 1,600,000 shares of Series B preferred stock, $0.01 par value. Each share has a face value of $10.00 and a 10% dividend rate, or $.50 per share payable in-kind. The Series B preferred stock ranks senior to the common stock and on parity with the Series A preferred stock, and each share shall have a $10 per share liquidation preference. The Series B preferred stock is convertible into common stock at a price of $.50 per share. The Series B preferred stock has no voting rights except as provided by the Delaware General Corporation Law. As of September 30, 2006, there were no shares of Series B preferred stock issued and outstanding.

      Series C

      On September 6, 2006, the Company designated 400,000 shares of Series C preferred stock, $0.01 par value. The Series C preferred stock is non-voting and is not entitled to receive dividends. The Series C preferred stock ranks senior to the common stock and each share shall have a $.01 per share liquidation preference. The Series C preferred stock will automatically be converted on a one for ten basis into ten shares of common stock of the Company at such time as the Company's Certificate of Incorporation is amended to increase the number of authorized common shares. The Series C preferred stock has no voting rights except as provided by the Delaware General Corporation Law. As of September 30, 2006, there were 400,000 shares of Series C preferred stock authorized, 400,000 of which were issued and outstanding.

      Series D

      The Series D preferred stock, $0.01 par value, is voting stock and is redeemable by the Company. The Series D preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C preferred stock. The Series D preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 3%, payable on a monthly basis. Redemption took place during fiscal year ended March 31, 2002. As of September 30, 2006, there were 600,000 shares of Series D preferred stock authorized, none of which were issued and outstanding.

      Series E

      The Series E preferred stock, $0.01 par value, is non-voting stock and is redeemable at the Company's option. The redemption price shall equal the issuance price. The Series E preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C and D preferred stock. The Series E preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of $45 per share, payable on a monthly basis. As of September 30, 2006, there were 680 shares of Series E preferred stock authorized, none of which were issued and outstanding.

      Series F

      The Series F preferred stock, $0.01 par value, is voting stock and is redeemable at the Company's option. The redemption price shall equal the issuance price. The Series F preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, and E preferred stock. The Series F preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of $14 per share, payable on a monthly basis. As of September 30, 2006, there were 1,050 shares of Series F preferred stock authorized, none of which were issued and outstanding.

      Series G

      The Series G preferred stock, $0.01 par value, is voting stock and is redeemable at the Company's option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series G preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, and F preferred stock. The Series G preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of $24 per share, payable on a monthly basis. As of September 30, 2006, there were 2,000 shares of Series G preferred stock authorized, none of which were issued and outstanding.

      Series I

      The Series I preferred stock, $0.01 par value, is voting stock and is redeemable at the Company's option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series I preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F and G preferred stock. The Series I preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of $15 per share, payable on a monthly basis. As of September 30, 2006, there were 125 shares of Series I preferred stock authorized, none of which were issued and outstanding.

      Series K

      The Series K preferred stock, $0.01 par value, is voting stock and is redeemable at the Company's option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series K preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F, G, and I preferred stock. The Series K preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 5%, payable on a monthly basis. As of September 30, 2006, there were no shares of Series K preferred stock authorized, none of which were issued and outstanding.

      Series L

      The Series L preferred stock, $0.01 par value, is voting stock and is redeemable at the Company's option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series L preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F, G, I, and K preferred stock. The Series L preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of $120 per share, payable on a monthly basis. As of September 30, 2006, there were 1,000 shares of Series L preferred stock authorized, none of which were issued and outstanding.

      Series M

      The series M preferred stock, $0.01 par value, is voting stock and is redeemable at the Company's option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series M preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F, G, I, K, and L preferred stock. The Series M preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of $120 per share, payable on a monthly basis. As of September 30, 2006, there were 5,000 shares of Series M preferred stock authorized, none of which were issued and outstanding.

      Series N

      The Series N preferred stock, $0.01 par value, is nonvoting stock and is redeemable at the Company's option. The redemption price shall equal the issuance price. The Series N preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F, G, I, and K preferred stock. The Series N preferred stock does not entitle the holder to receive dividends. As of September 30, 2006, there were 10,000 shares of Series N preferred stock authorized, none of which were issued and outstanding.

(C) Option and Warrants issued for consulting fees

      During the nine months ended September 30, 2006, the Company issued a total of 2,470,000 stock options valued at $1,629,336 to employees, officers, and directors. These options have been expensed in accordance with SFAS No. 123(R). The options expire 10 years from the date of issuance and have an exercise price of between $0.50 and $2.00 per share. The officers and directors have agreed not to exercise their options until such time that the Company increases its number of authorized shares of common stock.

      On July 26, 2006, the Company issued 200,000 common stock warrants to a vendor with an exercise price of $0.50 per share for past services rendered. The Company recorded the fair market value of the warrants based on the fair value of each warrant estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2006: dividend yield of zero, expected volatility of 219%, risk-free interest rates of 4.84%, and expected lives of five years. The Company recorded $69,000 in stock compensation expense for the quarter ended September 30, 2006.

      On August 4, 2006, the Company issued warrants to purchase 200,000 shares of common stock to a vendor with an exercise price of $0.50 per share for past services rendered. The warrants vest with respect to 100,000 shares three months after the date of grant and with respect to the second 100,000 shares six months after the date of grant. The Company recorded the fair market value of the 66,667 vested warrants based on the fair value of each warrant estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2006: dividend yield of zero, expected volatility of 219%, risk-free interest rates of 4.84%, and expected lives of five years. The Company recorded $21,000 in stock compensation expense for the quarter ended September 30, 2006.

Warrants outstanding at September 30, 2006 were as follows:

Warrants

Outstanding at beginning of year                                       1,131,543
Granted                                                                8,094,167
Exercised                                                                     --
                                                                       ---------
Warrants at September 30, 2006                                         9,225,710
                                                                       =========

NOTE 10. STOCK OPTIONS

      On August 4, 2006, the 2006 Employee Stock Incentive Plan (the "2006 Plan") was approved and adopted by the Board of Directors. The 2006 Plan is scheduled to become effective upon the approval of the majority of the Company's stockholders either at an annual or special meeting to be held within one year from the date of adoption by the Board of Directors. Under the 2006 Plan, the Company may grant stock options, stock appreciation rights or restricted stock to its employees, officers and other key persons employed or retained by the Company and any non-employee director, consultant, vendor or other individual having a business relationship with the Company to purchase up to 3,000,000 shares of common stock.

      Under the 2005 Management and Director Equity Incentive Stock Option Plan (the "2005 Plan"), the Company may grant incentive and non-qualified stock options to its employees, officers, directors, and consultants of the Company to purchase up to 2,000,000 shares of common stock. Under the 2005 Plan, the exercise price of each option must equal or exceed the market price of the Company's stock on the date of grant, and an option's maximum term is ten years. Options are granted at various times and vest over various periods. As of September 30, 2006, the Company had issued a total of 1,914,000 options pursuant to the 2005 Plan.

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2006: dividend yield of zero, expected volatility of 172%, risk-free interest rates of 4.5%, and expected lives of three to four years.

      On September 20, 2006, the Company cancelled a total of 2,000,000 common stock options previously granted to the Company's Chief Executive Officer at a price of $1.01, and issued in replacement thereof 2,000,000 common stock options at a price of $0.50 per share expiring 10 years from the date of issuance. The Company recorded an expense of $1,179,600 for the nine months ended September 30, 2006 in connection therewith.

      In addition, the Company cancelled a total of 200,000 common stock options previously granted to directors of the Company at a price of $1.01, and issued in replacement thereof 200,000 common stock options at a price of $0.50 per share expiring 10 years from the date of issuance. The Company recorded an expense of $58,980 for the nine months ended September 30, 2006 in connection therewith.

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2006: dividend yield of zero, expected volatility of 219%, risk-free interest rates of 4.73%, and expected lives of ten years.

      A summary of the status of the Company's stock options as of September 30, 2006 and the changes during the period ended is presented below:

Weighted Average
Fixed Options                                    Shares          Exercise Price
                                             --------------      --------------
Outstanding at beginning of period                1,920,000      $          .70
Issued                                            4,670,000                 .98
Cancelled                                        (2,470,000)                .81
                                             --------------      --------------
Outstanding at September 30, 2006                 4,120,000      $          .67
                                             ==============      ==============
Exercisable at September 30, 2006                 4,014,050
                                             ==============
Weighted average exercise price of
   options granted to employees
   at September 30, 2006                     $          .65
                                             ==============

                             Number          Weighted                                                Number
                          Outstanding         Average             Weighted       Exercisable at     Weighted
                        at September 30,     Remaining        Average Exercise    September 30,      Average
   Exercise Price             2006         Contractual Life          Price             2006       Exercise Price
---------------------   ----------------   ----------------   ----------------   --------------   --------------
$.50-$.2.00                4,120,000            7.5                $  .67           4,014,050        $  .65

      Accounting for Employee Awards:

      Effective January 1, 2006, the Company's 2005 and 2006 Plans are accounted for in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards No. 123 (revised), "Share-Based Payment", which replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. SFAS No. 123 (R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company adheres to the guidance set forth within SEC Staff Accounting Bulletin No. 107, which provides the Staff's views regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

      Prior to January 1, 2006, the Company accounted for similar transactions in accordance with APB No. 25, which employed the intrinsic value method of measuring compensation cost. Accordingly, compensation expense was not recognized for fixed stock options if the exercise price of the option equaled or exceeded the fair value of the underlying stock at the grant date.

      While SFAS No. 123 encouraged recognition of the fair value of all stock-based awards on the date of grant as expense over the vesting period, companies were permitted to continue to apply the intrinsic value-based method of accounting prescribed by APB No. 25 and disclose certain pro-forma amounts as if the fair value approach of SFAS No. 123 had been applied. In December 2002, SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FAS No. 123," was issued, which, in addition to providing alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation, required more prominent pro-forma disclosures in both the annual and interim financial statements. The Company complied with these disclosure requirements for all applicable periods prior to January 1, 2006.

      In adopting SFAS No. 123(R), the Company applied the modified prospective approach to transition. Under the modified prospective approach, the provisions of SFAS No. 123 (R) are to be applied to new awards and to awards modified, repurchased, or cancelled after the required effective date. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered that are outstanding as of the required effective date shall be recognized as the requisite service is rendered on or after the required effective date. The compensation costs for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro-forma disclosures under SFAS No. 123.

      As a result of the adoption of SFAS No. 123 (R), the Company's results for the nine months ended September 30, 2006 include share-based compensation expense totaling $3,141,056, which has been included in stock compensation expense. No income tax benefit has been recognized in the income statement for share-based compensation arrangements as the Company has provided 100% valuation allowance on its net deferred tax asset.

      Stock option compensation expense in fiscal 2006 is the estimated fair value of options granted amortized on a straight-line basis over the requisite service period for the entire portion of the award.

      Accounting for Non-employee Awards

      The Company previously accounted for options granted to its non-employee consultants using the fair value cost in accordance with SFAS No. 123. The adoption of SFAS No. 123(R) as of January 1, 2006, had no material impact on the accounting for non-employee awards.

      Pro Forma Information under SFAS No. 123 for Periods Prior to Adoption of SFAS No. 123(R)

      The following table illustrates the effect on net income and earnings per share as if the fair value recognition provisions of SFAS No. 123 had been applied to all outstanding and unvested awards in the prior year comparable period.

                                                                 For the nine
                                                                 months ended
                                                                 September 30,
                                                                      2005
                                                                 --------------
Net loss attributable to common stockholders, as reported        $   (9,849,015)
Deduct: Total stock based compensation expense determined
   under the fair value based method for all awards (no tax
   effect)                                                              (21,869)

Pro forma net loss attributable to common stockholders           $   (9,870,884)

Net loss per share:
Basic and diluted loss per share - as reported                   ($         .87)
Basic and diluted loss per share - pro forma                     ($         .87)

The fair value of options at the date of grant is estimated using the Black-Scholes option pricing model. The assumptions made in calculating the fair values of options are as follows:

                                                                For the nine
                                                                months ended
                                                             September 30, 2005
                                                             ------------------
Expected term (in years)                                                      5
Expected volatility                                                          52%
Expected dividend yield                                                       0%
Risk-free interest rate                                                   4.125%

      There were 4,670,000 and 1,920,000 employee stock options granted in the nine months ended September 30, 2006 and 2005, respectively.

NOTE 11. ACQUISITIONS

      On April 26, 2006, the Company announced the proposed acquisition of Intelligate Ltd., an Israeli corporation with patent-pending information retrieval and natural language search technology. The Company entered into a letter of intent to purchase the assets, but not the liabilities, of Intelligate. The purchase price was $4,850,000 consisting of (a) $1,850,000 in cash, and (b) either $3,000,000 in cash or $3,000,000 of common stock valued at the 30 day volume weighted average price prior to the effective date. This proposed acquisition was subject to completion of due diligence and obtaining various governmental approvals, including that of Israel's Office of Chief Scientist. On August 3, 2006 the Company announced that it had let the Letter of Intent to purchase Intelligate lapse.

      On May 5, 2006, the Company announced it had signed a letter of intent with MGN Technologies, Inc., doing business as Mobile Gaming Now, for a license agreement to jointly pursue mobile Internet gaming applications.

      On May 16, 2006, the Company signed a letter of intent with Mobile Gaming Now, granting Mobile Gaming Now the Company's right to acquire Karrell Pty Limited. Karrell is the holding company for a fully-licensed Australian wagering services company. The letter of intent requires Mobile Gaming Now to issue 2 million shares of its common stock to the Company upon the completion of the acquisition of Karrell. As of September 30, 2006, Mobile Gaming Now had not completed the acquisition of Karrell and we do not anticipate the acquisition to ever be completed.

NOTE 12. COMMITMENTS AND CONTINGENCIES

Content Contracts :

      The Company has entered into various service and content agreements. The agreements are usually effective for a period of one year and require the Company to pay a monthly fee and/or transaction fees based on usage. The content costs associated with these contracts are included in costs of revenues.

         Future minimum payments are approximately as follows:

Year Ended December 31,
-----------------------
         2006                                           $ 10,000
         2007                                             60,000
                                                        --------
                                                        $ 70,000
                                                        ========

Employment Contracts :

      In July 2005, the Company entered into an employment agreement with its President for a term of three years at an annual minimum salary of $110,000, with additional bonuses and fringe benefits as determined by the Board of Directors. In April, 2006 the Company increased the President's base salary to $250,000 per year.

      On October 10, 2006, the Company entered into employment agreements with seven executives, each for a term of one year at an annual average salary of $80,000, with additional bonuses and fringe benefits as determined by the Board of Directors.

Litigation:

      The Company has been advised by Pioneer Credit Recovery, Inc. ("Pioneer") that the U.S. Department of Treasury has placed with Pioneer an account owed to it by Ocean West Enterprises, Inc., a former subsidiary. The former principals of Ocean West Enterprises did not disclose to InfoByPhone or current management that they and Ocean West Enterprises had guaranteed three HUD loans in the aggregate amount of $151,980. In the event a claim is made against the Company by Pioneer, the U.S. government or any other party, the Company will seek indemnification from the former principals of Ocean West Enterprises and their affiliates under both the Exchange Agreement, as well as an Assignment and Assumption of Liabilities Agreement dated May 23, 2005, that the Company entered into with the former principals in connection with the Reverse Merger (See Note 1 above and - Management's Discussion and Analysis or Plan of Operation below). As of September 30, 2006, the Company has not accrued any amount for this guarantee.

      The Company has been advised that there are 448,420 outstanding warrants to purchase common stock of the Company, a portion of which may still be exercisable despite former management's representation and warranty that there were no outstanding warrants at the time of the Reverse Merger. Included in these warrants are 300,000 claimed to be exercisable at $0.25 per share through August 15, 2007. The alleged holder of these warrants has filed a lawsuit against the Company in the U.S. District Court for the Southern District of New York seeking specific performance of an agreement which provided for "piggyback" registration rights, and seeking to have the Company include the 300,000 shares underlying the warrants in its pending registration statement on Form SB-2. The Company has agreed in principle to register the shares in any future registration statement.

      The Company has received a claim from an attorney for Marshall Stewart, the former CEO of the Company. Mr. Stewart was employed by the Company under an employment agreement dated September 1, 2004. Mr. Stewart was to be compensated $180,000 per year in base salary plus bonuses through August 31, 2007. Mr. Stewart's claim is for a breach of contract alleged to have occurred in late 2004 when the Company was under the control of Consumer Direct of America ("CDA") and for CDA's failure to advise the Company's shareholders of the sale of the Company until after the Reverse Merger had been consummated. The Company has not accrued any expense related to the claim as of September 30, 2006, and no further developments have occurred to date.

NOTE 13. GOING CONCERN

      As reflected in the accompanying financial statements, the Company has a net loss of $13,517,270 and net cash used in operations of $4,274,369 as of and for the nine months ended September 30, 2006. In addition to the need for capital to cover ongoing operating expenses, the Company estimates that it may require up to $500,000 per month to continue the launch of its products through 2006. These factors raise substantial doubt about the Company's ability to continue as a going concern.

NOTE 14. SUBSEQUENT EVENTS

      On October 11, 2006, the Company received $150,000 in subscription for 15,000 shares of Series B preferred stock. The Company paid $21,000 in placement fees in connection with such sales of preferred stock.

      On November 2, 2006, the Company entered into to a software license and services agreement with Expert System S.p.A. which grants the Company an exclusive worldwide perpetual license (exclusive of Italy) for the mobile communications industry to use the Cogito(R) Contact Mobile Product and the Expert System Technology of Text Mining for structured and unstructured databases, natural language query and answer capability. The Company had previously signed a letter of intent on August 22, 2006 summarizing the scope of the agreement with regard to license, service and payment provisions. At the signing of the letter of intent the Company paid $150,000 as a start-up phase initial payment. Additional payments required include a $30,000 payment upon integration of each content database with a commitment of at least ten databases in the first 150 days after signing the agreement. A license to use fee of $180,000 per single computer server is due in twelve monthly installments of $15,000 each commencing the month following the installation of the software. The on-going technical support commences upon integration of the tenth database and requires a $60,000 per month fee for twelve months. Subsequent to completion of the twelve month start-up phase Expert will receive a percentage of the net revenue through year seven. The term of the agreement starts upon the commencement date for installation until the seventh anniversary date of the conclusion of the start-up phase. The Company expects installation to commence on or about December 2006.

      In October 2006, the Company learned that ESPN, a major customer of the Company, had decided to terminate their mobile service as of December 31, 2006.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of:
  Ocean West Holding Corporation and Subsidiaries


We have audited the accompanying consolidated balance sheet of Ocean West Holding Corporation and subsidiaries as of December 31, 2005, and the related consolidated statements of operations and comprehensive income, changes in stockholders' equity and cash flows for the year ended December 31, 2005 (Restated) and for the period from January 7, 2004 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Ocean West Holding Corporation and subsidiaries as of December 31, 2005 and the results of its operations (Restated) and its cash flows for the year ended December 31, 2005 and for the period from January 7, 2004 (inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.


The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company has a net loss of $8,819,720, a working capital deficiency of $74,231 and net cash used in operations of $2,042,741. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


As discussed in Note 3, the Company restated its consolidated financial statements for the year ended December 31, 2005.


WEBB & COMPANY, P.A.


Boynton Beach, Florida
April 11, 2006, except for Note 3,
as to which the date is December 21, 2006

                 OCEAN WEST HOLDING CORPORATION AND SUBSIDIARIES
                           Consolidated Balance Sheet
                               December 31, 20005
                                    (Audited)
--------------------------------------------------------------------------------

                                     ASSETS
CURRENT ASSETS
  Cash                                                                                   $   159,622
  Prepaid expenses and other current assets                                                   47,592
                                                                                         -----------
 Total Currents Assets                                                                       207,214

PROPERTY AND EQUIPMENT, NET                                                                  245,477

OTHER ASSETS
Deposits                                                                                      33,900
                                                                                         -----------

  TOTAL ASSETS                                                                           $   486,591
                                                                                         ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Account payable                                                                          $   197,368
Accrued expenses                                                                              84,077
                                                                                         -----------
 Total Current Liabilities                                                                   281,445

COMMITMENTS AND CONTINGENCIES                                                                   --

STOCKHOLDERS' EQUITY
Preferred stock $0.01 par value, authorized 10,000,000 shares
none issued and outstanding                                                                     --
Preferred stock Series C 1,000 shares authorized none issued and outstanding                    --
Preferred stock Series E 680 shares authorized none issued and outstanding                      --
Preferred stock Series F 1,050 shares authorized none issued and outstanding                    --
Preferred stock Series G 2,000 shares authorized none issued and outstanding                    --
Preferred stock Series I 125 shares authorized none issued and outstanding                      --
Preferred stock Series L 1,000 shares authorized none issued and outstanding                    --
Preferred stock Series M 5,000 shares authorized none issued and outstanding                    --
Preferred stock Series N 10,000 shares authorized none issued and outstanding                   --
Class B common stock $0.01 par value, 5,000 000 authorized none issued and outstanding          --
Class D common stock $0.01 par value, 600 000 authorized none issued and outstanding            --
Common stock $0.01 par value, authorized 30,000,000 shares                                      --
25,966,612 shares issued and outstanding                                                     259,667
Additional paid-in capital                                                                 9,793,915
Deferred compensation                                                                       (235,473)
Foreign currency translation                                                                   1,602
Accumulated deficit                                                                       (9,614,565)
                                                                                         -----------
 Total Stockholders' Equity                                                                  205,146
                                                                                         -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                               $   486,591
                                                                                         ===========

          See accompanying notes to consolidated financial statements.

                 OCEAN WEST HOLDING CORPORATION AND SUBSIDIARIES
                      Consolidated Statement of Operations
                                    (Audited)

                                                                  For the period

                                                     For the      January 7, 2004
                                                   year ended     (Inception) to
                                                   December 31,     December 31,
                                                      2005             2004
                                                   ------------    ------------
REVENUE                                            $     10,838    $      2,848
                                                   ------------    ------------
COSTS AND OPERATING EXPENSES

Selling expense                                         268,591          36,215
Research and development                                338,998          33,032
Cost of revenue                                         683,774          74,934
General and administrative expenses                     953,705         279,927
Professional fees                                       650,767         127,845
Payroll expense                                         303,995         198,865
Stock compensation                                    1,582,275          46,875
                                                   ------------    ------------
  Total Operating Expesnes                            4,782,105         797,693
                                                   ------------    ------------

NET LOSS FROM OPERATIONS                             (4,771,267)       (794,845)
                                                   ------------    ------------

OTHER EXPENSES
Interest                                                 (4,186)           --
                                                   ------------    ------------
Loss before income taxes                             (4,775,453)       (794,845)

Income taxes                                               --              --
                                                   ------------    ------------
Loss from continuing operations                      (4,775,453)       (794,845)

DISCONTINUED OPERATIONS, Net of taxes
Loss from discontinued operations                      (906,787)           --
Gain on sale of subsidiary                            3,200,877            --
Impairment of goodwill                               (6,338,357)           --
                                                   ------------    ------------

NET LOSS FROM DISCOUNTINUED OPERATIONS,
 Net of taxes                                        (4,044,267)           --
                                                   ------------    ------------

NET LOSS                                           $ (8,819,720)   $   (794,845)
                                                   ============    ============

Net loss per common share - basic and diluted
   from continued operations                       $      (0.32)   $      (0.44)

Net Loss per common share - basic and
   diluted from discontinued operations                   (0.27)           --
                                                   ------------    ------------
                                                   $      (0.59)   $      (0.44)
                                                   ============    ============

Weighted average number of common shares
  outstanding - basic and diluted                    15,028,793       1,796,882
                                                   ============    ============


          See accompanying notes to consolidated financial statements.

                 OCEAN WEST HOLDING CORPORATION AND SUBSIDIARIES
            Consolidated Statement of Changes in Stockholders' Equity
                         For the Period January 7, 2004
                              to December 31, 2005
                                    (Audited)
--------------------------------------------------------------------------------

                                             Preferred Stock             Common Stock           Additional
                                          -----------------------  --------------------------    Paid-in
                                           Shares       Amount       Shares         Amount       Capitial
                                          ----------   ----------  ------------   -----------   -----------
Common stock issued to founders for cash          -   $        -     1,465,000   $    14,650   $    69,850

Common Stock issued in reverse merger             -            -       355,000         3,550        (3,514)

Sale of common stock and warrants                 -            -       483,123         4,831       478,292

Option expense                                    -            -             -             -       225,000

Proceeds from exercise of stock option            -            -       300,000         3,000        72,000

Net loss (inception) to December 31, 2004         -            -             -             -             -
                                          ----------   ----------  ------------   -----------   -----------

BALANCE, DECEMBER 31, 2004                        -   $        -     2,603,123   $    26,031   $   841,628

Sale of common Stock                              -            -    13,011,712       130,118     3,371,915

Shares issued for services                        -            -     2,662,440        26,625       662,439

Shares issued for consulting                      -            -     2,103,333        21,033       557,726

Shares issued in reverse merger                   -            -     5,586,004        55,860     3,988,407

Warrants issued for consulting fees               -            -             -             -       371,800

Amortizarion of consulting contracts              -            -             -             -             -

Amortization of warrants                          -            -             -             -             -

Net Loss                                          -            -             -             -             -

Other comprehesive income


Total Comprehensive Loss


                                          ----------   ----------  ------------   -----------   -----------

Balance December 31, 2005                         -   $        -    25,966,612   $   259,667   $ 9,793,915
                                          ==========   ==========  ============   ===========   ===========

                                                               Other
                                             Deferred      Comprehensive   Accumulated
                                            Compensation      Income         Deficit         Total
                                           -------------   -------------   ------------   ------------
Common stock issued to founders for cash   $          -    $          -   $          -   $     84,500

Common Stock issued in reverse merger                 -               -              -             36

Sale of common stock and warrants                     -               -              -        483,123

Option expense                                 (178,125)              -              -         46,875

Proceeds from exercise of stock option                -               -              -         75,000

  (inception) to December 31, 2004                    -               -       (794,845)      (794,845)
                                           -------------   -------------   ------------   ------------

BALANCE, DECEMBER 31, 2004                 $   (178,125)   $          -   $   (794,845)  $   (105,311)

Sale of common Stock                                  -               -              -      3,502,033

Shares issued for services                            -               -              -        689,064

Shares issued for consulting                          -               -              -        578,759

Shares issued in reverse merger                       -               -              -      4,044,267

Warrants issued for consulting fees            (371,800)              -              -              -

Amortizarion of consulting contracts            178,125               -              -        178,125

Amortization of warrants                        136,327               -              -        136,327

Net Loss                                              -               -     (8,819,720)    (8,819,720)

Other comprehesive income                                         1,602                         1,602
                                                                                          ------------

Total Comprehensive Loss                                                                   (8,818,118)
                                                                                          ============

                                           -------------   -------------   ------------   ------------

Balance December 31, 2005                  $   (235,473)   $      1,602   $ (9,614,565)  $    205,146
                                           =============   =============   ============   ============

          See accompanying notes to consolidated financial statements.

                 OCEAN WEST HOLDING CORPORATION AND SUBSIDIARIES
                      Consolidated Statement of Cash Flows
       For the Year Ended December 31, 2005 and the Period January 7, 2004
                              to December 31, 2004
                                    (Audited)
--------------------------------------------------------------------------------

                                                                                For the Period
                                                            For the year       Jaunuary 7, 2004
                                                                Ended           (Inception) to
                                                             December 31,        December 31,
                                                                2005                2004
                                                             -----------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss from contining operations                      $(4,775,453)        $  (794,845)
     Net loss from discontinued operations                    (4,044,267)               --
                                                             -----------         -----------
     Net loss                                                 (8,819,720)           (794,845)
     Adjustments to reconcile net loss to net cash used in
      operating activities
       Depreciation                                               18,819               3,624
       Equity issued for services                              1,582,275              46,875
     Changes in operating assets and liabilities
       Decrease / (Increase) in accounts receivable                1,350              (1,350)
       Increase in prepaid expenses                              (47,592)               --
       Decrease / (Increase) in deposits                         (32,400)             (1,500)
       Increase in accounts payable                               94,744             102,624
       Increase in accrued expenses                               64,044              20,033
       Increase / (Decrease) in deferred revenue                  (5,712)              5,712
       Discontinued operations, net                            5,101,451                --
                                                             -----------         -----------
Net Cash  Used In Operating Activities                        (2,042,741)           (618,827)
                                                             -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of equipment                                    (241,651)            (26,269)
       Discontinued operations, net                              719,990                --
                                                             -----------         -----------
Net Cash (Used In) Provided by Investing Activities              478,339             (26,269)
                                                             -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Cash overdraft                                               (2,437)              2,437
     Proceeds from note payable                                  100,000                --
     Repayment of note payable                                  (100,000)               --
     Proceeds from issuance of common stock                    3,502,033             642,659
     Discontinued operations, net                             (1,777,174)               --
                                                             -----------         -----------
Net Cash Provided By Financing Activities                      1,722,422             645,096
                                                             -----------         -----------

EXCHANGE RATE GAIN                                                 1,602                --
                                                             -----------         -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                        159,622                --

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                      --                  --
                                                             -----------         -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                     $   159,622                --
                                                             ===========         ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:

     Interest paid                                           $     2,140         $         -
                                                             ===========         ===========
     Income taxes                                            $         -         $         -
                                                             ===========         ===========

          See accompanying notes to consolidated financial statements.

                 OCEAN WEST HOLDING CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF December 31, 2005
                                     AUDITED

NOTE 1 ORGANIZATION AND BASIS OF PRESENTATION

      (A) Basis of Presentation and Organization

      InfoByPhone, Inc. is a Delaware corporation formed on June 10, 2004. AskMeKnow, Inc. is a Philippine Corpoartion formed on August 11, 2005. InfoByPhone, Inc. provides information services and content through its AskMeNow service to mobile devices. This service allows mobile users to ask questions through text messaging/SMS, email, or voice system and receive answers via text messaging.

      On June 18, 2004, InfoByPhone, Inc. consummated an agreement with InfoByPhone, LLC, an Ohio LLC formed on January 7, 2004, pursuant to which InfoByPhone, LLC exchanged 100% of its member units for 1,465,000 shares or approximately 80% of the common stock of InfoByPhone, Inc. As a result of the agreement, the transaction was treated for accounting purposes as a recapitalization by the accounting acquirer (InfoByPhone, LLC).

      Accordingly, the financial statements include the following:

      (1) The balance sheet consists of the net assets of the acquirer at historical cost and the net assets of the acquiree at historical cost.

      (2) The statement of operations includes the operations of the acquirer for the period presented and the operations of the acquiree from the date of recapitalization.

      Pursuant to a share purchase agreement, dated June 6, 2005, InfoByPhone, Inc., ("IBP") consummated an agreement with Ocean West Holding Corporation (the "Company"), pursuant to which IBP exchanged all of its 6,000,000 then issued and outstanding shares of common stock for 6,000,000 shares or approximately 56% of the common stock of Ocean West Holding Corporation. This transaction has been accounted for as a reverse acquisition . Accounting principles applicable to reverse acquisition has been applied to record the acquisition. Under this basis of accounting, IBP, is the acquirer and, accordingly, the consolidated entity is considered to be a continuation of IBP, with the net assets of the Company deemed to have been acquired and recorded at its fair market value. The Statements of Operations includes the results of IBP for the year ended December 31, 2005 and those of Ocean West Holding Corporation from June 6, 2005 to December 31, 2005 and Ocean West Enterprises, Inc. ("OWE") from June 6, 2005 to December 30, 2005.

      Pursuant to the terms and conditions of the Securities Exchange Agreement and Plan of Reorganization dated as of April 4, 2005 (the "Exchange Agreement"), the Company agreed to spin-off or otherwise dispose of OWE, and for IBP to become the sole operating business of the Company. Pursuant to a Stock Purchase Agreement dated as of December 30, 2005, Container/ITW, Inc. (the "Buyer") a recently formed unaffiliated Delaware corporation, purchased 100% of the capital stock of OWE (the "Purchased Shares"). The Buyer paid $1.00 for the Purchased Shares, and acknowledged that pursuant to the Exchange Agreement, OWE had previously assumed all liabilities and obligations of the Company.

      OWE was a wholesale and retail mortgage banking company primarily engaged in the business of originating and selling loans secured by real property with one to four units. OWE income was generated from loan origination fees and from gains from sales of mortgage loans on the secondary mortgage market and to private investors.

      Ocean West Holding Corporation and its wholly-owned subsidiaries InfoByPhone, Inc., Ocean West Enterprises, Inc. for the period June 6, 2005 to December 30, 2005, AskMeNow, Inc., and InfoByPhone, LLC are hereinafter referred to as (the "Company").



NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (A) Principles of Consolidation

      The consolidated financial statements for the year ended December 31, 2005 include the accounts of Ocean West Holding Corporation and its wholly-owned subsidiaries, InfoByPhone, Inc., Ocean West Enterprises, Inc. for the period June 6, 2005 to December 30, 2005, AskMeNow, Inc, and InfoByPhone, LLC. Intercompany accounts and transactions have been eliminated in consolidation. On May 23, 2005, the Board approved the spin-off of Ocean West Enterprises ("OWE") to stock holders of record on that date, subject to the spin-off being declared effective by the SEC. The Exchange Agreement permitted either the spin-off or sale of OWE. Since the Company could not complete the spin-off as of December 30, 2005, the Company sold OWE for $1.00. The Operations have been included in discontinued operations as of December 31, 2005.

      (B) Revenue Recognition

      During 2004, revenue was recognized over the service period. The Company bills for its services one year in advance. All prepaid annual service revenue is deferred and recognized over the service period. During 2005, the Company changed its billing method. For all submitted questions, the company recognizes revenue at the time of the inquiry. For advertising space sold, the company recognizes revenue over the period the advertisement is displayed.


      (C) Cash and Cash Equivalents

      The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2005 there were no cash equilavents.

      (D) Fair Value of Financial Instruments

      The carrying amounts of the Company's financial instruments including accounts receivable, accounts payable and loans payable approximate fair value due to the relatively short period to maturity for this instrument.

      (E) Concentrations of Risk

      During 2005, the Company's formed a subsidiary in the Philippines. As of December 31, 2005, 69% of the Company's assets are located in the Philippines.

      (F) Concentration of Credit Risk

      The Company at times has cash in banks in excess of FDIC insurance limits. At December 31, 2005 and 2004, the Company had no amounts, in excess of FDIC insurance limits. At December 31, 2005, the Company had total cash of $141,051 in banks located in the Philippines.

      During 2005, two customers accounted for 33% and 54% of the Company's sales. For the period January 7, 2004 (Inception) to December 31, 2004 one customer accounted for 100% of the Company's sales.

      (G) Use of Accounting Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      (H) Property and Equipment

      Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the individual assets. The estimated useful life of the computer equipment is five years, estimated useful life of the office furniture is seven years and the estimated useful life of leasehold improvement is 3 years.

      (I) Advertising Costs

      Advertising costs are expensed as incurred. Total advertising costs charged to operations for the year ended December 31, 2005 and for the period from January 7, 2004 (Inception) to December 31, 2004 were $268,591 and $17,356, respectively.

      (J)  Goodwill

      Goodwill represents the excess of the cost of investments in subsidiaries over the fair value of the net identifiable assets acquired. The Company reviews the goodwill of all of its reporting units on at least an annual basis to ensure its fair value is in excess of its carrying value in the financial statements. Any impairment in the value of goodwill is charged to income in the period such impairment is determined.

      (K) Income Taxes

      The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (L) Other Comprehensive Income

      The Company has adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises a gain on foreign translation.

      (M) Foreign Currency Translation

      The functional currency of the Company is the United States Dollar. The financial statements of the Company's Philippines subsidiary translated to the United States dollars using the period exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Net gains and losses resulting from foreign exchange translations are included in the statements of operations and stockholders' equity as other comprehensive income (loss). As of December 31, 2005, the translation adjustment was $1,602.

      (N) Loss Per Share

      The Company has adopted SFAS 128, "Earnings per Share." Loss per common share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding during the period. Stock warrants were not included in the computation of loss per share for the periods presented because their inclusion is anti-dilutive. The total potential dilutive warrants and stock options outstanding at December 31, 2005 and 2004, were 3,033,543 and 483,123, respectively. There were no dilutive securities outstanding for the period ended December 31, 2004.

      (O) Business Segments

      The Company operates in one segment, mobile devices. The Company's mortgage services Division had been disposed of as of December 30, 2005 and the amounts from its operations have been included in discontinued operations.

      (P) Stock Based Compensation

      The Company accounts for employee stock options in accordance with APB Opinion No. 25, "Accounting For Stock Issued To Employees" and has adopted the disclosure-only option under SFAS No. 123. The Company accounts for non-employee stock transactions in accordance with SFAS No. 123 as amended by SFAS 148 "Accounting for Stock-Based Compensation - Transition and Disclosure" requires that companies, which do not elect to account for stock-based compensation as prescribed by this statement, disclose the pro-forma effects on earnings per share as if SFAS 123 has been adopted.

      (Q) Research and Development

      Research and development expenses include payroll, employee benefits and costs associated with product development. The Company has determined that technological feasibility for its software products is reached shortly before the products are released. Costs incurred after technological feasibility is established are not material, and accordingly, all research and development costs are expensed when incurred.

      (R) Recent Accounting Pronouncements

       In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities (VIE)," (revised December 2003 by FIN No. 46R), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. For variable interests in VIEs created before January 1, 2004, the Interpretation will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN No. 46R that were created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN No. 46R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIE. The adoption of FIN No. 46R did not have a material impact on the Company's financial position, results of operations or cash flows as the Company does not have any VIEs.

       In December 2004, the FASB issued SFAS No. 123R "Share-Based Payment" ("SFAS 123R"), a revision to SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), and superseding APB Opinion No. 25 "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, including obtaining employee services in share-based payment transactions. SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. Adoption of the provisions of SFAS 123R is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. The Company is currently in the process of evaluating the potential impact that the adoption of SFAS 123R will have on its consolidated financial position and results of operations.

       In November 2004, the FASB issued SFAS No. 151, "Inventory Costs -- an amendment of ARB No. 43, Chapter 4"("SFAS 151") This statement clarifies the criteria of "abnormal amounts" of freight, handling costs, and spoilage that are required to be expensed as current period charges rather than deferred in inventory. In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 is effective for the Company July 1, 2005. The Company is currently in the process of determining the impact of this statement on the Company's financial statements.

       In December 2004, the FASB issued SFAS no. 153, Exchanges of Nonmonetary Assets an amendment of APB Opinion No. 29. This Statement addresses the measurement of exchanges of nonmonetary assets. It eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. This Statement specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company is currently evaluating the impact of this statement on the financial statements.

       In December 2004, the FASB issued SFAS No. 152, Accounting for Real Estate Time-Sharing Transactions an amendment of FASB Statements No. 66 and 67. This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and
       (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. The guidelines of this statement are not applicable to the Company.

       SFAS No. 154 ("SFAS 154"), Accounting Changes and Error Corrections, was issued in May 2005 and replaces APB Opinion No. 20 and SFAS No. 3 ("SFAS 3"). SFAS No. 154 requires retrospective application for voluntary changes in accounting principle in most instances and is required to be applied to all accounting changes made in fiscal years beginning after December 15, 2005. The Company's expected April 1, 2006 adoption of SFAS No. 154 is not expected to have a material impact on the Company's consolidated financial condition or results of operations.

NOTE 3 RESTATEMENT OF FINANCIAL STATEMENTS

The financial statements for the year ended December 31, 2005 have been restated to reflect a reclassification of $327,700 from Gain on Disposal to Impairment. This was a result of the Company restating its September 30, 2004 financial statements to reflect the write-off of $327,700 of loans held for Investment.

NOTE 4 PROPERTY AND EQUIPMENT


      At December 31, 2005 property and equipment consisted of the following:

            Computer equipment                            $144,162
            Office furniture                                83,538
            Leasehold improvements                          40,220
            Less accumulated depreciation                  (22,443)
                                                          ---------
                                                          $245,477
                                                          =========

            Depreciation expense for the year ended December 31, 2005 and the Period January 7, 2004 to December 31, 2004 were $18,819 and $3,624, respectively.



NOTE 5 PROMISSORY NOTE


      The Company received $100,000 under a secured promissory note dated March 15, 2005. The note bears interest at 16% per annum. The note was fully paid as of December 31, 2005.


NOTE 6 STOCKHOLDERS' EQUITY

A) Preferred Stock

      The Company's Articles of Incorporation authorize the issuance of 10,000,000 shares of $.01 par value preferred stock. The Board of Directors has the power to designate the rights and preferences of the preferred stock and issue the preferred stock in one or more series. As of December 31, 2005, the Company had no preferred stock outstanding.

      Currently, the Company has established the following series of preferred stock.

      Preferred Stock, Series C

      The Series C preferred stock is non-voting and is redeemable by the Company. The redemption price will include an annual rate of return of 12% on the original issuance price. The Series C preferred stock shall have a preference over the common stock of the Company.

      Preferred Stock, Series D

      The Series D preferred stock is voting and is redeemable by the Company. The Series D preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C preferred stock. The Series D preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 3%, payable on a monthly basis. Redemption took place during fiscal year ended March 31, 2002.

      Preferred Stock, Series E

      In The Series E preferred stock is non-voting and is redeemable at the Company's option. The redemption price shall equal the issuance price. The Series E preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C and D preferred stock. The Series E preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of $45 per share, payable on a monthly basis.

      Preferred Stock, Series F

      The Series F preferred stock is voting and is redeemable at the Company's option. The redemption price shall equal the issuance price. The Series F preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, and E preferred stock. The Series F preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of $14 per share, payable on a monthly basis.

      Preferred Stock, Series G

      The Series G preferred stock is voting and is redeemable at the Company's option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series G preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, and F preferred stock. The Series G preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of $24 per share, payable on a monthly basis.

      Preferred Stock, Series I

      The Series I preferred stock is voting and is redeemable at the Company's option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series I preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F and G preferred stock. The Series I preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of $15 per share, payable on a monthly basis.

      Preferred Stock, Series K

      The Series K preferred stock is voting and is redeemable at the Company's option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series K preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F, G, and I preferred stock. The Series K preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of 5%, payable on a monthly basis.

      Preferred Stock, Series L

      The Series L preferred stock is voting and is redeemable at the Company's option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series L preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F, G, I, and K preferred stock. The Series L preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of $120 per share, payable on a monthly basis.

      Preferred Stock, Series M

      The series M preferred stock is voting and is redeemable at the Company's option. The redemption price shall equal the issuance price plus any unpaid dividends. The Series M preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F, G, I, K, and L preferred stock. The Series M preferred stock entitles the holder to receive, on a cumulative basis, dividends at an annual rate of $120 per share, payable on a monthly basis.

      Preferred Stock, Series N

      The Series N preferred stock is nonvoting and is redeemable at the Company's option. The redemption price shall equal the issuance price. The Series N preferred stock shall have a preference in liquidation over the common stock of the Company but shall be subject to the preference in liquidation of the Series C, D, E, F, G, I, and K preferred stock. The Series N preferred stock does not entitle the holder to receive dividends.

      B) Common Stock

      Common Stock issued for services:

      During 2005, the Company issued 2,662,400 shares of common stock for services valued at $689,064. The Company recorded the fair value on the date of issuance based or current cash offering prices.

      Common Stock issued for consulting fees:

      During 2005, the Company issued a total of 2,103,333 shares of common stock valued at $578,759 to seven consultants for services. The Company recorded the fair market value on the date of issuance based on recent cash offering prices.

      Common Stock Sold, issued for cash:

      During 2004, the Company sold a total of 483,123 units that consist of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $2.00 per share that expires three years from the date of issuance for gross proceeds of $483,123.

      During 2005, the Company issued 1,078,333 shares of common stock to individuals for cash of $323,500.

      In July, 2005, the Company completed a private placement of its securities the Company had sold 10,666,669 shares of the Company's Common Stock (the "Shares") for total gross proceeds of $3,200,000. The Company received net proceeds of approximately $2,778,000, after deducting fees payable to the placement agent. These fees included a 10% commission equal to $320,000, payable in cash plus, the placement agent also received 1,066,710 shares of Common Stock equal to 10%, and a 3% non-accountable expense allowance of $96,000, as well as other transaction expenses payable by the Company. The proceeds received in this Offering were first used to repay approximately $100,000 of outstanding principal and accrued interest owed to Allied International Fund. The remaining proceeds from this Offering were used for research and development, marketing and for working capital and general corporate uses.

      During 2005, seven individuals exercised 200,000 common stock warrants with an exercise price of $2.00. The Company received cash of $400,000. In addition the Company issued these investors 200,000 new warrant at a price of $.90 per share expiring in October 2007. The warrants were treated as direct offering costs and the value was included in additional paid in capital.

      Option and Warrants issued for consulting fees:

      During 2003 OWE issued 448,420 warrants to several consultants for services with an exercise price of $.25 per share. These warrants expire in August 2007.

      The Company recognized expenses of $178,125 and $46,875 for the year ended December 31, 2005 and the period January 7, 2004 to December 31, 2004, respectively. During 2004, the Company issued 300,000 common stock warrants with an exercise price of $.25 to a consultant for services, the warrants expire in June, 2007. The Company recorded the fair market value of the options based on the intrinsic value of $225,000, which was the difference between the exercise price and the fair market value of the common stock on the date of grant. The term of the services was from October 2004 to March 31, 2005.

      During 2005, the Company issued a total of 200,000 common stock warrants with an exercise price of $.90 to a consultant for services expiring in November 2008. The Company recorded the fair market value of the options based on the fair value of each option grant estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2005, dividend yield of zero, expected volatility of 172%; risk-free interest rates of 4.5%, expected lives of five to ten years. The Company recorded $371,800, in accordance with the Black-Scholes pricing model. The term of the services was from November 2005 to February 2006. The Company recorded an expense of $136,327 for the year ended December 31, 2005 and deferred compensation of $235,473.


      Warrants
      ------------------------------------------  -----------

      Outstanding at beginning of year               931,543
      Granted                                        400,000
      Exercised                                     (200,000)
                                                  -----------

      Warrants at December 31, 2005                1,131,543
                                                  ===========



      Reverse Merger:

      On June 2, 2005, Ocean West Holding Corporation shareholders received 5,586,004 shares of common stock in a reverse merger transaction with InfoByPhone (See Note 1). The shareholders received 44% of the voting stock. The shares were valued at the 5 day average of $4,044,267 at a price of $.72 per share.

Cash                                 $   229,312

Prepaid expenses                         343,983

Fixed assets, net                        162,978

Loans held for investments               327,700

Other assets                              67,926
                                     -----------
Total Assets
                                       1,131,899

Less Liabilities and notes payable    (3,098,289)
                                     -----------

Net liabilities acquired             $(1,966,390)
                                     ===========

Value of stock issued                $ 4,044,267

Liabilities acquired                   1,966,390
                                     -----------

Goodwill                             $ 6,010,657
                                     ===========

The Company fully impaired the value of the goodwill on December 30, 2005.

NOTE 7 STOCK OPTION PLAN

      Under the 2005 Management and Director Equity Incentive Stock Option Plan, the Company may grant incentive and non-qualified stock options to its employees, officers, directors, and consultants of the Company to purchase up to 2,000,000 shares of common stock. Under the plan, the exercise price of each option equals or exceeds the market price of the Company's stock on the date of grant, and the options' maximum term is ten years. Options are granted at various times and vest over various periods.

      During year ended December 31, 2005, the Company granted 1,920,000 stock options to certain employees. The Company applies APB Opinion No. 25 and related interpretations in accounting for stock options issued to employees. Accordingly, no compensation cost has been recognized for options issued to employees. Had compensation cost been determined based on the fair market value at the grant date, consistent with SFAS 123, the Company's net loss would have changed to the pro-forma amounts indicated below.

                                                                  2005
                                                               -----------
      Net loss available to common shareholders
                                            As Reported        $ (8,819,720)
                                              Pro Forma          (9,688,477)
      Basic and diluted loss per share
                                            As Reported        $       (.59)
                                              Pro Forma                (.64)

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2005, dividend yield of zero, expected volatility of 172%; risk-free interest rates of 4.5%, expected lives of five to ten years.

      A summary of the status of the Company's fixed stock option plan as of December 31, 2005 and the changes during the year ended is presented below:

                                                                                        Weighted Average
       Fixed Options                                                     Shares          Exercise Price
       -------------------------------------------------------------  -------------     ----------------
      Outstanding at beginning of year                                           --     $           --
      Granted                                                             1,920,000                .70
                                                                      -------------     ----------------

      Outstanding at December 31, 2005                                    1,920,000     $          .70
                                                                      =============     ================

      Options exercisable at December 31, 2005                            1,269,000
                                                                      =============

      Weighted average exercise price of options granted to employees
      during period ended  December 31, 2005                         $         .70
                                                                      =============

                                          Weighted
                           Number          Average          Weighted         Number           Weighted
                        Outstanding       Remaining         Average        Excersiable        Average
        Exercise        at December     Contractual        Exercise        at December        Exercise
          Price           31, 2005          Life             Price          31, 2005           Price
       ------------    -------------    -------------     ------------    -------------     ------------
       $.66-$.85           1,920,000         7.5             .70              1,269,000    $        .70

NOTE 8   DISCONTINUED OPERATIONS
------   -----------------------

      As of December 30, 2005, the Company sold the operation of Ocean West Enterprises, for $1.00. Accordingly, all amounts from June 6, 2005 (Date of acquisition) to December 30, 2005 have been reclassified to conform to this presentation.

      Discontinued operations for the period June 6, 2005 to December 30, 2005 are as follows:

                                                        2005
                                                     ---------

      Sales ....................................   $  402,515
      Cost of goods sold .......................     (217,681)
      Operating expenses .......................   (1,022,932)
      Other income (expense) ...................      (68,689)
                                                     ---------
      Income (loss) from discontinued operations   $ (906,787)
                                                     =========

NOTE 9 COMMITMENTS AND CONTINGENCIES


      Content Contracts:

      The Company has entered into various service and content agreements. The agreements are usually effective for a period of one year and require the Company to pay a monthly fee and/or transaction fees based on usage. The costs associated with these contracts are included in costs of revenues.


      Future minimum payments are approximately as follows:

      Year Ended December 31,

                   2006         $ 141,627
                   2007            33,850
                                  --------
                                $ 175,477
                                 =========

      LEASE COMMITMENTS

      The Company currently leases its primary office space pursuant to a lease expiring November 2008. That requires monthly payment of $5,514, with an annual increase of 1%. In addition, the Company leases additional space pursuant to a lease expiring November 2007. The Company also leases space in the Philippines, the lease agreement is for 12 months and has an annual renewal at the option of the lessee, with an annual increase of 10% maximum. Rent expense for the years ended December 31, 2005 and 2004 was $86,660 and $19,293, respectively.

      Future minimum lease payments are approximately as follows:

      Year Ended December 31,

                   2008         130,811
                   2009          91,955
                   2010          59,554
                                -------
                               $282,320
                                =======

      Employment Contacts:

      In July 2005 , the Company entered into an employment agreement with its President for a term of three years at an annual minimum salary of $110,000 with additional bonuses and fringe benefits as determined by the Board of Directors. The Company also issued the President 200,000 common stock options.

      Between July 1 and September 30, 2005 , the Company entered into employment agreements with four executives each for a term of one year at an annual minimum salary of $110,000 with additional bonuses and fringe benefits as determined by the Board of Directors.


      Litigation:

      The Company has been advised by Pioneer Credit Recovery, Inc. ("Pioneer") that the U.S. Department of Treasury has placed with Pioneer an account owed to it by the Ocean West Enterprises. The former principals of Ocean West Enterprises did not disclose to InfoByPhone or current management that they and Ocean West Enterprises had guaranteed three HUD loans in the aggregate amount of $151,980. In the event a claim is made against the Company by Pioneer, the U.S. Government or any other party, the Company will seek indemnification from the former principals of Ocean West Enterprises and their affiliates under both the Exchange Agreement, as well as an Assignment and Assumption of Liabilities Agreement dated May 23, 2005. As of December 31, 2005 the Company has not accrued any amount for this guarantee.

      The Company has been advised that there are 448,420 outstanding warrants to purchase common stock of the Company, a portion of which may still be exercisable despite former management's representation and warranty that there were no outstanding warrants at the time of the Reverse Merger. Included in these warrants are 300,000 claimed to be exercisable at $0.25 per share through August 15, 2007. The alleged holder of these warrants, has file a lawsuit against the Company in the United States District Court for the Southern District of New York seeking specific performance of an agreement which provided for "piggyback" registration rights and seeks to have the Company include the 300,000 shares underlying the warrants in its pending registration statement on Form SB-2.

      The Company has received a claim from an attorney for Marshall Stewart, the former CEO of the Company. Mr. Stewart was employed by the Company under an employment agreement dated September 1, 2004. Mr. Stewart was to be compensated $180,000 per year in base salary plus bonuses through August 31, 2007. Mr. Stewart's claim is for a breach of contract alleged to have occurred in late 2004 when the Company was under the control of CDA and for CDA's failure to advise the Company's shareholders of the sale of OWHC until after the Reverse Merger.

NOTE 10 GOING CONCERN

As reflected in the accompanying financial statements, the Company has a net loss of $8,819,720, a working capital deficiency of $74,231, and net cash used in operations of $2,042,741. In addition to the need for capital to cover ongoing operating expenses, the Company estimates that it may require up to $500,000 per month to launch our product through 2006. These factors raise substantial doubt about the Company's ability to continue as a going concern.

During 2006 the Company completed bridge financing of $500,000 and loans from two individuals of $350,000 in addition the Company is seeking additional funding. The Company's continued existence is dependent upon its ability to raise capital and to successfully market and sell its products. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.


Note 11 INCOME TAXES

      The Company utilizes the liability method of accounting for income taxes as set forth in SFAS 109, "Accounting for Income Taxes." Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Income tax expense for the years ended December 31, 2005 and 2004 is summarized as follows:

     2005                               Current         Deferred        Total
                                      ------------     -----------    ----------

     Federal                       $        -       $       -      $      -
     State                                   800            -              800
     Foreign                                -               -             -
                                      ------------     -----------    ----------

                                   $         800    $       -      $       800
                                      ============     ===========    ==========

     2004

     Federal                       $        -       $       -      $      -
     State                                  -               -             -
     Foreign                                -               -             -
                                      ------------     -----------    ----------

                                   $        -       $       -      $      -
                                      ============     ===========    ==========

     Income tax expense for the years ended December 31, 2005 and 2004 differed from amounts computed by applying the statutory U.S. federal corporate income tax rate of 34% to income before income tax benefit as a result of the following:

     Expected income tax expense (benefit) from operations at   $   (1,623,654)
       Federal tax rate
     State income tax                                                 (277,819)
     Foreign rate differential                                         136,483
     Permanente differences                                             11,675
     Valuation allowance                                             1,754,115
                                                                   -------------

                                                                $          800
                                                                   =============

     The effects of the temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2005 and 2004 are as follows:

     Deferred tax assets:                                2005           2004
                                                      ------------    ----------

     Net operating loss carryforward (benefit)     $  (2,024,362)  $  (270,247)
                                                      ------------    ----------
     Total gross deferred tax assets                  (2,024,362)     (270,247)
     Less valuation allowance                          2,024,362       270,247
                                                      ------------    ----------
     Net deferred tax assets                       $        -      $      -
                                                      ============    ==========

     The Company has a net operating loss carryforward of approximately $5,198,000 available to offset future taxable income through 2025. The valuation allowance at December 31, 2005 was $2,024,362. The net change in the valuation allowance for the year ended December 31, 2005 was an increase of $1,754,115.



NOTE 12 SUBSEQUENT EVENTS


      In January 2006, two individuals, one of whom is a director of the Company and one who is an unrelated third party loaned the Company $100,000 and $250,000, respectively. The loan is evidenced by 10% subordinated promissory notes due 60 days from the date of issuance. An aggregate of 35,000 warrants were issued to the lenders plus 17,500 warrants to the selling agent for the bridge loan. The warrants are all exercisable at $2.00 per share through January 31, 2011. As of March 27, 2006 the notes are in default.

      On March 1, 2006, the Company executed loan documents for a $200,000 bridge loan from two lenders, one of whom is the Company's Chief Executive Officer and the second is an unrelated third party. The Bridge Loan was completed on March 8, 2006 and is evidenced by secured promissory notes due on the earliest to occur of the closing of one million ($1,000,000) Dollars in debt, equity or other infusion of capital, or June 30, 2006.

      On March 10, 2006, the Company executed a Stock Exchange Agreement Karrell Pty Limited (the "Karrell"), an Australian corporation, and certain shareholders of Karrell (the "Karrell Shareholders"). Karrell, the holding company for a licensed Australian wagering services company, Capital Play Pty Limited, provides access to North American pari-mutuel horse racing pools for its customers. Pursuant to the Stock Exchange Agreement, the Karrell Shareholders have agreed to exchange, and the Company has agreed to acquire (the "Karrell Exchange") no less than 90% of the outstanding share capital of Karrell (the "Karrell Shares") for up to twenty million (20,000,000) shares of common stock of the Company, par value $.01 per share (the "Ocean West Shares"), subject to adjustment under certain circumstances. The Company is seeking to purchase 100% of the Karrell Shares and will use its reasonable efforts to purchase all shares prior to the closing date. The Company has agreed to make a capital contribution to Karrell of $4 million dollars in cash.

      On April 3, 2006, the Company completed a $300,000 bridge loan from an unaffiliated lender. The loan is evidenced by a 10% subordinated promissory note due July 2, 2006. The lender also received 60,000 shares of restricted stock which the Company agreed to register.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

         The following statutes and by-law provisions are the only statutes, charter provisions, by-laws, contracts or other arrangements known to the registrant that insure or indemnify a controlling person, director or officer of the registrant in any manner against liability which he or she may incur in his or her capacity as such.

         Section 15 of the Registrant's Amended and Restated Articles of Incorporation provides that:

         15.1. General. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigation (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director office of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in any other capacity while serving as a director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or hereafter by amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 15.2, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

         15.2. Failure to Pay a Claim. If a claim under Subsection 15.1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         15.3. Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested Directors or otherwise.

         15.4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trusts or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         15.5. Definition of the Corporation. As used in this Section, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, employees and agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         15.6. Severability. If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, officer, employee and agent of the Corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the fullest extent permitted by any applicable portion of this Section that shall not have been invalidated or by any other applicable law.

         Article VII of the Registrant's by-laws provides that: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if such person acted in good faith and in a manner reasonably believed to be in the best interests of the Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in the best interests of the Corporation, or that the person had reasonable cause to believe that the person's conduct was unlawful.

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the proceeding if such person acted in good faith, in a manner the person believed to be in the best interests of the Corporation and its shareholders. No indemnification shall be made under this provision for any of the following:

         (i) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person's duty to the Corporation and its shareholders, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, in view of all the circumstances of the case, such person is

         (ii) fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

         (iii) amounts paid in settling or otherwise disposing of a pending action without court approval; or

         (iv) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

         Delaware General Corporation Law (the "DGCL"), Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any unlawful payment of dividends or stock purchase or redemption under section 174 of DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. Subsection 1 of Section 16 of our Amended and Restated Certificate of Incorporation, eliminates the liability of directors to the extent permitted by
Section 102(b)(7) of the DGCL.

         In addition, Section 145 of the DGCL which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines that such person is entitled to indemnity despite the adjudication of liability. The statute provided that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, agreement, vote of stockholders or disinterested directors or otherwise. Section 16 of our Amended and Restated Certificate of Incorporation provides for such indemnification of our directors and officers as permitted by Delaware law.

Item 25. Other Expenses of Issuance and Distribution.


SEC registration fee...................................    $ 3,741.22
NASD registration fee..................................    $ 3,741.00
Printing expenses......................................    $    2,000
Legal fees.............................................    $   75,000
Accounting fees........................................    $   20,000
Miscellaneous..........................................    $      518
Total..................................................    $  105,000
----------


* Estimated

Item 26. Recent Sales of Unregistered Securities.

         Except as set forth herein, there were no other issuances of restricted securities by the Company, including the issuance of warrants or options, during the three-year period ended September 30, 2005:

         1. During July 2005, we sold 10,666,670 shares of the Company's Common Stock (the "Shares") to 37 investors for total gross proceeds of $3,200,000 in a private placement of its securities, on a best efforts, $750,000 minimum, $3,200,000 maximum basis (the "Offering"). We received net proceeds of approximately $2,784,000, after deducting fees payable to the placement agent. These fees included a 10% Commission equal to $320,000, a 3% Non Accountable Fee of $96,000, as well as other transaction expenses payable by the Registrant. The proceeds received in the Offering will first be used to repay approximately $100,000 of outstanding principal and accrued interest owed to Allied International Fund. The remaining proceeds from the Offering will be used for research and development, marketing and for working capital and general corporate uses. We may also use proceeds from the Offering to fund its acquisition of new products. The Shares were offered to certain institutional and other accredited investors without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The facts relied upon to make the exemption available were those provided to the Company by the accredited investors in their subscription agreements.

         2. On December 6, 2005, the Company issued 100,000 shares to Kenneth G. Puttick, 20,000 shares to William W. Caldwell and 7,500 shares to James K. Buck upon exercise of Mr. Puttick's Common Stock Purchase Warrant for 100,000 shares, Mr. Caldwell's Common Stock Purchase Warrant for 20,000 shares and Mr. Buck's Common Stock Purchase Warrant for 7,500 Shares, pursuant to the terms of the Exchange Agreement dated November 30, 2005, (the "Exchange Agreement").

         3. On November 29, 2005, the Company issued 10,000 shares to National Financial Communications pursuant to Vendor's Invoice #00004332, and in partial consideration of the services to be provided to the Company.

         4. On November 16, 2005, the Company issued 10,000 shares to James D. Staley pursuant to a Separation Agreement and Release dated October 11, 2005 by and between the Company and Staley.

         5. On July 20, 2005, the Board of Directors granted Darryl Cohen an option under his employment contract to purchase 200,000 shares of Common Stock exercisable for up to 10 years at $.70 per share. Fifty (50,000) thousand shares vested immediately and 50,000 shares will vest every 90 days thereafter for 9 months.

         6. On July 19, 2005, the Board of Directors granted Alan Smith and Sandro Sordi, the two independent members of the Board of Directors, options to each purchase 40,000 shares of Common Stock. These non-qualified stock options are exercisable for 10 years commencing on July 20, 2005 at $.70 per share, with 25,000 shares vested immediately for prior services and an additional 5,000 shares vested each four months from July 19, 2005 until fully vested 12 months later.

         7. On June 6, 2005, we issued an aggregate of 6,000,000 shares of the Company's common stock, $.01 par value per share (the "Shares"), to the 37 existing shareholders of IBP, pursuant to the Securities Exchange Agreement and Plan of Reorganization dated as of April 14, 2005 by and among the Company, InfoByPhone, Inc. ("IBP") and the shareholders of IBP. Also on June 6, 2005, we issued an aggregate of 500,000 shares as a finder's fee to Vertical Capital Partners, Inc.

         8. On June 9, 2005, we issued an aggregate of 216,000 shares of common stock to four entities, Giosue LLC, Gary Schonwald, Bruce Shalett and Verity SanSouci. Giosue LLC received 75,000 Shares, Gary Schonwald received 50,000 Shares, Bruce Shalett received 75,000 Shares and Verity SanSouci received 16,000 Shares. Also on June 9, 2005, we issued an aggregate of 197,896 Shares to two persons, Robert DePalo and Robert Fallah, who each received 98,948 Shares. All of these shares were issued for services and/or expenses incurred in connection with the Exchange Agreement.

         9. On June 9, 2005, we issued an aggregate of 1,500,000 shares of common stock (the "Consultant Shares"), to three entities, Strategic Partners Consulting LLC, Boston Financial Partners and Adam Rentzer (collectively, the "Consultants"), pursuant to the terms of the Consulting Agreements and in partial consideration of the services to be provided under the Consulting Agreements. Strategic Partners Consulting LLC received 625,000 Consultant Shares, Boston Financial Partners received 625,000 Consultant Shares and Adam Rentzer received 250,000 Consultant Shares.

         10. Beginning on June 21, 2004 and ending on October 14, 2004, pursuant to the InfoByPhone Private Placement, the Company issued an aggregate of 483,123 shares of stock to fifteen investors. The Company was offering a maximum of up to 500,000 Units, at an offering price of $1.00 per Unit, with each Unit consisting of one share of common stock and one three-year common stock purchase warrant exercisable into one share of common stock at an exercise price of $2.00 per share. There was no minimum offering and the Units were offered on a "best efforts basis." The Shares were offered to certain institutional and other accredited investors without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The facts relied upon to make the exemption available were those provided to the Company by the accredited investors in their subscription agreements.

         11. On July 1, 2004, the Company executed a subscription agreement ("July Agreement") with CDA. The July Agreement provides that the Company would sell and CDA would subscribe for 1,500,000 shares of senior preferred stock of the Company for $1,500,000.

         12. On July 15, 2004, Marshall L. Stewart, Daryl S. Meddings, Enfo Loan Corporation, Kingsley and Nancy Cannon and Dale and Suzanne Delmege agreed to sell 4,921,930 of their shares of common stock of the Company to CDA in exchange for 622,388 shares of CDA (the "Transfer"). The Transfer constitutes a change in control of the Company.

         13. On August 1, 2004, the Company executed a subscription agreement ("August Agreement") with CDA. The August Agreement provides that the Company would sell and CDA would subscribe for 500,000 shares of senior preferred stock of the Company for $500,000.

         14. On September 1, 2004, the Company executed a subscription agreement ("September Agreement") with CDA. The September Agreement provides that the Company would sell and CDA would subscribe for 250,000 shares of senior preferred stock of the Company for $250,000.

         15. On September 28, 2004, the Company executed a cancellation agreement ("Cancellation Agreement") with CDA. The Cancellation Agreement provided that the Company and CDA agree to cancel and rescind the July Agreement, the August Agreement, and the September Agreement. The Agreement also provides that the Company would upon board approval issue 2,250 shares of preferred stock of OWE for a value of $1,000 per share or $2,250,000, which was previously subscribed to by CDA pursuant to the July Agreement, the August Agreement, and the September Agreement, to CDA.

         16. During the quarter ended September 30, 2004, OWE issued 2,250 shares at a value of $1,000. At September 30, 2004 there was a stock subscription receivable of $1,022,425 which was subsequently paid in full.

         17. In January 2006, the Company completed a $350,000 bridge loan from two lenders, one of whom is Sandro Sordi ($100,000), a director of the Company and the second ($250,000) an unaffiliated entity. The loan is evidenced by 10% subordinated promissory notes due 60 days from the date of issuance. An aggregate of 35,000 warrants were issued to the lenders plus 17,500 warrants to the selling agent for the bridge loan. The warrants are all exercisable at $2.00 per share through January 31, 2011.

         18. On April 3, 2006, the Company completed a $300,000 bridge loan from an unaffiliated lender. The loan is evidenced by a 10% subordinated promissory note due July 2, 2006. The lender also received 60,000 shares of restricted stock.

         19. On April 11, 2006, the Company issued 22,500 shares of common stock for investor relations valued at $27,000 the fair market value on the date of issuance.

         20. On June 16, 2006, the Company issued 40,000 shares of common stock for investor relations valued at $36,000 the fair market value on the date of issuance.

         21. On April 28, 2006, the Company issued a total of 2,000,000 common stock options to the Company's Chief Executive Officer at an exercise price of $1.01 expiring 10 years from the date of issuance. In addition, the Company issued a total of 200,000 common stock options to two directors of the Company at a price of $1.01 expiring 10 years from the date of issuance. In addition the Company issued 200,000 shares of common stock to the Company's Chief Executive Officer as a bonus. All of the foregoing options were canceled and replaced in September 2006, with 10 year options exercisable at $.50 per share.

         22. On April 25, 2006, the Company designated 1,500,000 shares of Series A Preferred Stock $0.01 par value. Each share has a face value of $10.00 and a 10% dividend rate, or $1.00 per share payable in-kind. The Series A Preferred Stock ranks senior to the Company's common stock and each share has a $10 per share liquidation preference. The Series A Preferred Stock was convertible into the Company's common stock at no less than $1.00 per share and no more than $1.65 per share to be determined following the Company's current private placement. The Series A Preferred Stock has no voting rights except as provided by the Delaware General Corporation Law.

         As of July 20, 2006, the Company completed the sale of $5,225,000 of Units in a private offering, which commenced on March 21, 2006. Each Unit consisted of (i) 5,000 shares of 10% (PIK) Series A Preferred Stock of the Company and (ii) warrants to purchase 50,000 shares of the Company's common stock, exercisable for a period of three years at a price of $0.50 per share. Under the terms of the private offering, the placement agent received a 11% sales commission, a 3% non-accountable expense allowance, 10% stock coverage in shares of the Company's common stock and 1 million common stock cashless exercise warrants, exercisable at $.50 per share for five years.

         The Company sold the placement agent 1,045,000 shares of common stock at a price of $.001 per share in connection with it placement of 10% (PIK) Series A Preferred Stock.

         23. On July 21, 2006, the Company's board of directors amended the private offering. Under the terms of the revised offering, (i) the Company's offering of up to $11,000,000 of Units was increased to $16,000,000; (ii) each Unit now consists of: (x) 5,000 shares of 10% (PIK) Series B Preferred Stock of the Company (with terms otherwise identical to the Series A Preferred Stock, but for a conversion price of $0.50 per share) and (y) warrants to purchase 100,000 shares of the Company's common stock (rather than 50,000 shares) with terms otherwise identical to the warrants previously issued in the private offering;
(iii) the placement agent would continue to receive a 11% sales commission, a 3% non-accountable expense allowance and 10% stock coverage in shares of the Company's common stock but would now receive up to 2 million (rather than 1 million) common stock cashless exercise warrants, exercisable at $.50 per share for five years. In addition, all of the subscribers who previously purchased $5,375,000 of Units (including $150,000 of Units sold after July 20, 2006) will be given the opportunity to exchange their Series A Preferred Stock for Series B Preferred Stock and will be entitled to receive warrants to purchase an additional 50,000 shares of the Company's common stock for each Unit purchased by such subscribers in the private offering.

         24. In connection with the revised offering terms, the Company designated 1,600,000 shares of Series B preferred stock, $0.01 par value. Each share has a face value of $10.00 and a 10% dividend rate, or $1.00 per share payable in-kind. The Series B Preferred Stock ranks senior to the Company's common stock and on parity with the Series A Preferred Stock, and each share shall have a $10 per share liquidation preference. The Series B Preferred Stock is convertible into the Company's common stock at a price equal to $0.50 per share. The Series B Preferred Stock has no voting rights except as provided by the Delaware General Corporation Law. As of October 11, 2006, holders of an aggregate 150,000 shares of Series A Preferred Stock had exchanged such shares for 150,000 shares of Series B Preferred Stock, representing a face amount of $1,500,000.

         25. As of September 30, 2006, the Company issued 470,375 shares of restricted common stock to certain stockholders in accordance with a lock-up agreement entered into by such stockholders with the Company. Holders of shares of common stock of the Company who agree not to sell their common shares until three months after the effective date of the registration statement covering the underlying shares of Common Stock of the July 20, 2006 amended private placement memorandum were given a 5% stock dividend as compensation.

         26. On September 7, 2006, the Company designated 400,000 shares of Series C Preferred Stock, $0.01 par value. The Series C Preferred Stock is not entitled to receive dividends or to vote. The Series C ranks senior to the Company's common stock and each share shall have a $.01 per share liquidation preference. The Series C Preferred Stock will automatically be converted to a one for ten basis into ten shares of common stock of the Company at such time as the Company's Certificate of Incorporation is amended to increase the authorized capital stock on or about December 18, 2006. As of September 30, 2006, the Company had issued 400,000 shares of its Series C Preferred Stock plus 1,000,000 shares of Common Stock to designees of its financial advisor in connection with its license agreement with Expert Systems, S.p.A.

         27. On each of July 14 and 31, 2006, the Company issued 12,500 shares of restricted common stock to a vendor in lieu of payment for investor selections services provided.

         28. On August 10, 2006, the Company sold the placement agent 522,500 shares of unregistered common stock at a price of $.001 per share in connection with the agent's placement of shares of 10% (PIK) Series A Preferred Stock. On July 20, 2006 a supplement to the private placement memorandum provided for among, other things, a repricing of the investor offering and the compensation in shares to the placement agent. The shares issued to the placement agent were in accordance with the restructured offering.

         29. On August 4, 2006, the Company entered into a consulting agreement with CJB Group, Inc. ("CJB") for the provision of certain public/investor relations services. Under the terms of the agreement, CJB will receive, inter alia, 150,000 restricted shares of the Company's common stock and warrants to purchase an additional 200,000 shares of common stock; the first 100,000 shares vest in three months and the second 100,000 shares vest in six months from the date the consulting agreement was entered into.

         The issuance of all of the above shares, did not require registration under the Securities Act, pursuant to an exemption available under Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. Except where noted, there was no underwriter or placement agent individual in these transactions.

Item 27. Exhibits and Financial Statement Schedules.

(a) Exhibits

Number        Description
   3.1        Amended and Restated Certificate of Incorporation (32)

   3.2        By-Laws (1)

   4.1        Common Stock Purchase Warrant Agreement Between Ocean West Holding  Corporation and Registrar and Transfer
              Company (1)

   4.2        Form of Common Stock Purchase Warrant of Ocean West Holding  Corporation dated January 17, 2006 (one of two identical warrants each in the amount of $250,000) (10)

   4.3        Form of 10% Subordinated Promissory Note dated January 17, 2006 (one of two identical notes each in the amount of $250,000) (10)

   4.4        Form of Common Stock Purchase Warrant dated January 17, 2006 (10)

   4.5        Form of Secured Promissory Note of Ocean West Holding Corporation dated March 1, 2006 (one of two identical notes except for names each in the amount of $100,000) (11)

   4.6        Form of Affidavit for Judgment by Confession, dated March 1, 2006 (one of two identical affidavits, except for names) (11)

   4.7        10% Subordinated Promissory Note dated July 2, 2006

  *5.1        Opinion of Phillips Nizer LLP

  10.1        Securities Exchange Agreement and Plan of Reorganization (2)

  10.2        Manila Lease (14)

  10.3        Irvine, California Lease (14)

  10.4        Joint Marketing Program Agreement dated as of October 5, 2005 between Avis Rent-A-Car System, Inc. and
              AskMeNow, Inc. (4)

  10.5        Web Linking Agreement - BlackBerry MDS Studio dated as of September 22, 2005 between Research In Motion
              Limited and InfoByPhone, Inc. (5)

  10.6        Employment Agreement dated as of July 19, 2005 by and between Darryl Cohen and Ocean West Holding
              Corporation (14)

  10.7 Exchange Agreement, dated as of November 30, 2005 by and between Ocean West Holding Corporation and the holders of Common Stock
              Purchase Warrants (14)

  10.8        InfoByPhone, LLC Ohio Lease (13)

  10.9        Stock Purchase Agreement, dated as of December 30, 2006, between Ocean West Holding and Container/ITW, Inc.
              (15)

  10.10       Stock Exchange Agreement, dated as of March 10, 2006, by and among Ocean West Holding Corporation, Karrell
              Pty Limited and certain Karrell Shareholders (16)

  10.11       Wireless Application Distribution Agreement, dated as of March 31, 2006, by and between InfoByPhone, Inc.
              and Rogers Wireless Partnership (17)

  10.12       Assignment and Assumption of Liabilities Agreement dated as of May 23, 2005, by and among Ocean West
              Enterprises, Inc., Ocean West Holdings Corporation and Consumer Direct of America (18)

  10.13       Services Agreement, dated as of June 1, 2006, by and between Ocean West Holdings Corporation and Mobile
              ESPN, LLC (19)

  10.14       Assignment and Assumption of Liabilities Agreement, dated May 23, 2005, by and between Ocean West
              Enterprises, Inc., Ocean West Holding Corporation and Consumer Direct of America. (22)

  10.15       Software License and Services Agreement, dated November 2, 2006, between Expert System S.p.A. and
              InfoByPhone, Inc. (26)

  10.16       Letter Agreement, dated August 1, 2006, between Ocean West Holding Corporation, BK Financial Services, LLC
              and Meyer Capital Corporation (28)

  10.17       Consulting Agreement, dated August 4, 2006, between Ocean West Holding Corporation and CJB Group, Inc. (29)

  10.18       Warrant Agreement, dated July 26, 2006, by and between Ocean West Holding Corporation and Phillips Nizer LLP
              (30)

  10.19       Ocean West Holding Corporation 2006 Employee Stock Incentive Plan, dated August 4, 2006 (31)

   16.1       Letter from DeJoya & Company, dated August 1, 2005 (6)

   16.2       Letter from Chavez and Koch, CPA, dated January 31, 2005 (7)

   16.3       Letter from Hein & Associates LLP, dated September 8, 2004 (8)

   21.1       Subsidiaries

   21.2       Assignment and Assumption of Liabilities Agreement, dated May 23, 2005 (3)

  *23.1       Consent of Phillips Nizer LLP

  *23.2       Consent of Webb & Company, PA

    99.1      Form of Subscription Agreement (20)

    99.2      Ocean West Press Release (2)

    99.3      Ocean West Press Release dated August 3, 2006 (21)

    99.4      Consolidated Financial Statements for the period from January 7, 2004 (Inception) to December 31, 2006 (23)

    99.5      Consolidated Financial Statements for the three months ended March 31, 2005 and 2004 (24)

    99.6      Consolidated Financial Statements for certain periods in fiscal years 2004 and 2005 (25)

    99.7      Ocean West Press Release (27)

-----------------------

* filed with this amendment to the Registration Statement

(1) Incorporated herein by reference from Exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-95927), filed on February 1, 2000.

(2) Incorporated herein by reference from Exhibit to the Registrant's Current Report on Form 8-K, filed on June 9, 2005.

(3) Incorporated herein by reference from Exhibit to the Registrant's Current Report on Form 8-K/A, filed on August 11, 2005.

(4) Incorporated herein by reference from Exhibit to the Registrant's Current Report on Form 8-K, filed on October 11, 2005.

(5) Incorporated herein by reference from Exhibit to the Registrant's Current Report on Form 8-K, filed on October 7, 2005.

(6) Incorporated herein by reference from Exhibit to the Registrant's Current Report on Form 8-K, filed on August 2, 2005.

(7) Incorporated herein by reference from Exhibit to the Registrant's Current Report on Form 8-K, filed on February 4, 2005.

(8) Incorporated herein by reference from Exhibit to the Registrant's Current Report on Form 8-K, filed on September 8, 2004.

(9) Incorporated herein by reference from Exhibit to the Registrant's Current Report on Form 8-K/A, filed on July 11, 2005.

(10) Incorporated herein by reference from Exhibit to the Registrant's Current Report on Form 8-K, filed on January 31, 2006.

(11) Incorporated herein by reference from Exhibit to the Registrant's Current Report on Form 8-K filed on March 8, 2006.

(12) Incorporated herein by reference from Exhibit to the Registrant's Annual Report on Form 10-KSB for December 31, 2005.

(13) Previously filed as an exhibit to the Registrant's Registration Statement on Form SB-2, filed on September 14, 2005 (File No. 333-128314).

(14) Previously filed as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, filed on January 26, 2006 (File No. 333-128314).

(15) Incorporated herein by reference from Exhibit to the Registrant's Current Report on Form 8-K filed on January 3, 2006.

(16) Incorporated herein by reference from Exhibit to the Registrant's Current Report on Form 8-K filed on March 16, 2006

(17) Incorporated herein by reference from Exhibit to Registrant's Current Report on Form 8-K, filed on April 7, 2006.

(18) Incorporated herein by reference from Exhibit to the Registrant's Current Report on Form 8-K filed on August 15, 2005.

(19) Incorporated herein by reference from Exhibit to Registrant's Current Report on Form 8-K, filed on June 20, 2006.

(20) Incorporated herein by reference from Exhibit to Registrant's Current Report on Form 8K/A filed on July 11, 2000.

(21) Incorporated herein by reference from Exhibit to Registrant's Current Report on Form 8-K, filed on August 4, 2006.

(22) Incorporated herein by reference from Exhibit to Registrant's Current Report on Form 8-K/A filed on September 26, 2006.

(23) Incorporated herein by reference from Exhibit to Registrant's Current Report on Form 8-K/A filed on September 26, 2006.

(24) Incorporated herein by reference from Exhibit to Registrant's Current Report on Form 8-K/A filed on September 26, 2006.

(25) Incorporated herein by reference from Exhibit to Registrant's Current Report on Form 8-K/A filed on September 26, 2006.

(26) Incorporated herein by reference from Exhibit to Registrant's Current Report on Form 8-K filed on November 8, 2006.

(27) Incorporated herein by reference from Exhibit to Registrant's Current Report on Form 8-K filed on November 8, 2006.

(28) Incorporated herein by reference from Exhibit to Registrant's Current Report on Form 10-QSB filed on November 21, 2006.

(29) Incorporated herein by reference from Exhibit to Registrant's Current Report on Form 10-QSB filed on November 21, 2006.

(30) Incorporated herein by reference from Exhibit to Registrant's Current Report on Form 10-QSB filed on November 21, 2006.

(31) Incorporated herein by reference from Exhibit to Registrant's Current Report on Form 10-QSB filed on November 21, 2006.


(32) Incorporated herein by reference from Appendix A to Registrant's Schedule 14C Information Statement filed on November 27, 2006.

Item 28. Undertakings.

         The registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

         (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (5) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (6) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Irvine, California on December 27, 2006.

                                 ASKMENOW, INC.





                        By:      /s/ Darryl Cohen
                                 -----------------------------------------
                                 Darryl Cohen, Chief Executive Officer and
                                 Chief Financial Officer


         In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates stated.



Signature                                                   Title                             Date
                                                            -----                             ----
/s/ Darryl Cohen                         Chairman of the Board and Chief Executive     December 27, 2006
------------------------------------     Officer (Principal Executive Officer and
Darryl Cohen                             Chief Financial Officer)


/s/ Sandro Sordi                         Director                                      December 27, 2006
------------------------------------
Sandro Sordi

/s/ Alan Smith                           Director                                      December 27, 2006
------------------------------------
Alan Smith



                                  Exhibit Index

        Exhibit
        Number          Description
        ------          -----------
        5.1             Opinion of Phillips Nizer LLP

        21.1            Subsidiaries

        23.1            Consent of Phillips Nizer LLP (included in Exhibit 5.1)

        23.2            Consent of Webb & Company, PA